UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to
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ANIKA THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

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April 27, 2022

Dear Fellow Stockholder:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Anika Therapeutics, Inc. to be held on June 8, 2022, at 9:00 a.m., Eastern time. This year’s Annual Meeting will be a “virtual meeting” conducted via live audio webcast, consistent with our recent practice. Each holder of common stock as of 5:00 p.m., Eastern time, on the record date of April 13, 2022 will be able to participate in the Annual Meeting by accessing a live webcast at virtualshareholdermeeting.com/ANIK2022 and entering the control number included on the holder’s Notice of Internet Availability of Proxy Materials or proxy card. Stockholders will also be able to vote their shares and submit questions via the internet during the meeting by participating in the webcast.

During the Annual Meeting stockholders will be asked to elect two Class II Directors, to approve an amendment to our 2017 Omnibus Incentive Plan, and to ratify the appointment of Deloitte & Touche LLP as our independent auditor for 2022. We will also be asking stockholders to approve, by an advisory vote, our 2021 executive compensation as disclosed in the Proxy Statement for the Annual Meeting (a “say-on-pay” vote). Each of these matters is important, and we urge you to vote in favor of the election of each of the director nominees, the approval of our 2017 Omnibus Incentive Plan amendment, the ratification of the appointment of our independent auditor, and the approval, on an advisory basis, of our 2021 executive compensation.

We are furnishing proxy materials to our stockholders over the internet. This process expedites the delivery of proxy materials to our stockholders, lowers our costs, and reduces the environmental impact of the Annual Meeting. Today, we are sending to each of our stockholders of record as of April 13, 2022, a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for the Annual Meeting and our 2021 Annual Report to Stockholders, as well as instructions on how to vote via proxy either by telephone or over the internet. Some stockholders will receive copies of the Proxy Statement, a proxy card and the 2021 Annual Report by mail or e-mail. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you may request those materials by following the instructions included in your Notice of Internet Availability of Proxy Materials.

It is important that you vote your shares of common stock virtually or by proxy, regardless of the number of shares you own. You will find the instructions for voting on your Notice of Internet Availability of Proxy Materials and proxy card. We appreciate your prompt attention.

The Board of Directors invites you to participate in the Annual Meeting where Anika will address appropriate general questions about the business as time allows. Thank you for your support, and we look forward to joining you at the Annual Meeting.

Sincerely,

Cheryl R. Blanchard, Ph.D.

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of Anika Therapeutics, Inc., a Delaware corporation (“Anika"), is soliciting proxies for use at Anika’s 2022 Annual Meeting of Stockholders being held on Wednesday, June 8, 2022, at 9:00 a.m., Eastern time (the “Annual Meeting”). You are receiving the enclosed Proxy Statement because you were a holder of Anika’s common stock as of 5:00 p.m., Eastern time, on the record date of April 13, 2022, and therefore are entitled to vote at the Annual Meeting. You may participate in the Annual Meeting, including casting votes and asking questions, by accessing a live webcast at virtualshareholdermeeting.com/ANIK2022 and entering the control number included on the Notice of Internet Availability of Proxy Materials or proxy card. Online check-in to the Annual Meeting will begin at 8:45 a.m., Eastern time, and stockholders are encouraged to allow ample time to log in to the meeting webcast and test their computer and audio system. There will be no physical location for the Annual Meeting.

At the Annual Meeting the following matters will be considered:

1.	Election of two Class II Directors;
2.	Amendment of Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan;
3.	Ratification of appointment of Deloitte & Touche LLP as Anika’s independent auditor for 2022;
4.	Advisory “say-on-pay” vote on executive compensation; and
5.	Any other matters that properly come before the Annual Meeting.

Each share of common stock is entitled to one vote for each director position and other proposal. In accordance with rules of the Securities and Exchange Commission, or SEC, we are providing stockholders with access to proxy materials on the internet, instead of mailing printed copies. We are mailing to stockholders of record as of April 13, 2022, commencing on or about April 27, 2022, a Notice of Internet Availability of Proxy Materials to provide:

•	Directions for accessing and reviewing the proxy materials on the internet and submitting a proxy over the internet or by telephone;
•	Instructions for requesting copies of proxy materials in printed form or by email at no charge; and
•	A control number for use in submitting proxies and accessing the Annual Meeting webcast.

Some stockholders will receive copies of the Proxy Statement, a proxy card and the 2021 Annual Report by mail or e-mail. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you may request those materials by following the instructions included in the Notice of Internet Availability of Proxy Materials.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, please complete and return your proxy card or vote by telephone or via the internet by following the instructions on the Notice of Internet Availability of Proxy Materials. Returning a proxy card or otherwise submitting your proxy does not deprive you of your right to access the Annual Meeting and vote during the webcast at that time.

Anika will maintain a list of stockholders of record as of the record date at Anika’s corporate headquarters, 32 Wiggins Avenue, Bedford, Massachusetts, for a period beginning ten days prior to the Annual Meeting and ending at the close of the Annual Meeting.

By Order of the Board of Directors,

David B. Colleran

Executive Vice President, General Counsel and Secretary

Bedford, Massachusetts

April 27, 2022

Important Notice Regarding Availability of Proxy Materials for Annual Meeting on June 8, 2022:

The Notice of Annual Meeting of Stockholders, Proxy Statement and 2021 Annual Report to Stockholders are available at

https://ir.anika.com/annual-meeting.

32 Wiggins Avenue

Bedford, Massachusetts 01730

Proxy Statement dated April 27, 2022

2022 Annual Meeting of Stockholders

Anika Therapeutics, Inc., a Delaware corporation, is furnishing this Proxy Statement and the related proxy materials in connection with the solicitation by its Board of Directors of proxies to be voted at its 2022 Annual Meeting of Stockholders and any postponements or adjournments thereof. Anika Therapeutics, Inc. is providing these materials to the holders of record of its common stock as of the close of business on April 13, 2022 and is first making available or mailing the materials on or about April 27, 2022.

The Annual Meeting is scheduled to be held as follows:

Date:	Wednesday, June 8, 2022

Time:	9:00 a.m., Eastern time

Meeting Webcast Address:	virtualshareholdermeeting.com/ANIK2022

Your vote is important.

Please see the detailed information that follows.

i

References in this Proxy Statement to “Anika,” “we,” “us,” “our,” “our company” and similar references refer to Anika Therapeutics, Inc. and its subsidiaries, unless the context requires otherwise.

Anika, Anika Therapeutics, Arthrosurface, Parcus Medical, WristMotion, Tactoset, and Cingal are our registered trademarks. For convenience, these registered trademarks appear in this Proxy Statement without ® symbols, but that practice does not mean we will not assert, to the fullest extent under applicable law, our rights to the registered trademarks. This Proxy Statement also contains trademarks and service marks that are the property of other companies, including certain trademarks licensed to us.

ii

2022 Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

Time and Date	9:00 a.m., Eastern time, on June 8, 2022
Meeting Webcast Address	virtualshareholdermeeting.com/ANIK2022 —To join, a stockholder will need the control number located on the stockholder’s Notice of Internet Availability of Proxy Materials or proxy card
Record Date	5:00 p.m., Eastern time, on April 13, 2022
Voting	Stockholders will be entitled to one vote at the Annual Meeting for each outstanding share of common stock they hold of record as of the record date
Outstanding Common Stock	14,519,284 shares as of the record date

Annual Meeting Agenda

Proposal		Board Recommendation
1	Election of two Class II Directors	FOR each nominee
2	Amendment of 2017 Omnibus Incentive Plan	FOR
3	Ratification of independent auditor for 2022	FOR
4	Advisory “say-on-pay” vote	FOR

How to Vote Prior to the Annual Meeting

By mailing your proxy card	By telephone	By Internet

Cast your ballot, sign your proxy card and send by free post	Dial toll-free 24/7 1-800-690-6903	Visit 24/7 www.proxyvote.com

Mark, sign and date your proxy card and return it in the postage-paid envelope included in your proxy materials. Your proxy card must arrive by June 7, 2022.

Use a touch-tone telephone to transmit your voting instructions at any time up to 11:59 p.m., ET, on June 7, 2022. Follow the instructions on your Notice of Internet Delivery of Proxy Materials or proxy card.

Use the Internet to transmit your voting instructions at any time up to 11:59 p.m., ET, on June 7, 2022. Follow the instructions on your Notice of Internet Delivery of Proxy Materials or proxy card.

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Proposal 1: Election of Two Class II Directors

Cheryl R. Blanchard, Ph.D. and Glenn R. Larsen, Ph.D. serve as Class II Directors, with terms of office expiring at this year’s Annual Meeting. Drs. Blanchard and Larsen are the Board’s nominees for election to the Board at the Annual Meeting. Each Class II Director will be elected to hold office until the 2025 Annual Meeting and until their successors are duly elected and qualified. Raymond J. Land, who also is currently a Class II Director, notified us that he has decided not to stand for re-election. Anika is very thankful to Mr. Land for his 16 years of thoughtful leadership and service to Anika.

Director Nominees	Age	Director Since	Occupation	Experience / Qualifications	Independent	Board Roles
Cheryl R. Blanchard, Ph.D.	57	2018	President and Chief Executive Officer of Anika Therapeutics, Inc.	• Executive Leadership • Industry Experience • Research and Development • Commercialization	No	None

Glenn R. Larsen, Ph.D.	67	2015	Chairman, President, Chief Executive Officer and Co-Founder of Aquinnah Pharmaceuticals, Inc.	• Board and Executive Leadership • Industry Experience • Research and Development • Operations	Yes	Member of Compensation Committee and Governance and Nominating Committee

Board Recommendation:	The Board of Directors recommends a vote “FOR” the reelection of each of Drs. Blanchard and Larsen.

Vote Required for Approval:	Affirmative vote of a majority of the shares of common stock that are voting in the election of directors, meaning that, to be elected, the shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” that nominee.

Under our Majority Voting in Uncontested Director Elections Policy, if a director receives a greater number of votes “AGAINST” than “FOR” election, the director must promptly offer to resign, which resignation will be considered by the Governance and Nominating Committee. Please see the section captioned “Majority Voting in Uncontested Director Elections Policy” for more details on this policy and its impact on the election of director nominees.

Abstentions and broker non-votes will have no effect on the outcome of this proposal because they are not counted as “votes cast.”

Board Representation

DIVERSITY	INDEPENDENCE	TENURE

4 of our 7 continuing directors and director nominees voluntarily self-identify as having a diverse identity (gender, race/ethnicity, or LGBTQ+).	6 of our 7 continuing directors and director nominees qualify as independent under NASDAQ standards and SEC regulations.	The tenure of our continuing director nominees (average 4.1 years) reflects experience and fresh perspective.

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Director Skills and Diversity

The Board of Directors is committed to maintaining a diverse and inclusive membership with varying experience, characteristics, and expertise that complement our business strategy. The matrices below provide a summary of certain key skills, experience, and diversity disclosures of our continuing directors and director nominees. Our directors, individually and as a group, possess a wide range of skills and experiences that are highly relevant as we transform our company, expand our business into new treatment areas and develop, manufacture, and launch new products. Our directors are strategic thinkers with high expectations for our performance and are attuned to the value and importance of diversity in all of its forms and the demands of proper Board oversight and good governance practices.

Board of Directors Skills Matrix

Skills and Experience	Blanchard	Conley	Henneman	Larsen	Richard	Thompson	Vogt
CEO/CFO Experience	•	•	•	•	•	•	•
Medical Devices/Pharmaceutical	•	•	•	•	•	•	•
Manufacturing	•	•		•		•	•
R&D/Innovation	•	•		•		•	•
Regulatory	•	•	•	•		•	•
Financial Oversight/Accounting		•	•	•	•		•
Human Capital Management	•	•	•	•	•	•	•
Commercialization/Marketing	•	•			•	•	•
Public Company Governance/Corporate Responsibility	•	•	•	•	•	•	•
M&A/Business Development	•	•	•	•		•
International/Global Business	•	•	•	•	•	•	•
Other Public Company Experience	•	•	•	•	•	•	•

Board of Directors Diversity Matrix

Demographics	Blanchard	Conley	Henneman	Larsen	Richard	Thompson	Vogt
Age	57	61	60	67	59	56	68
Gender Identity	F	F	M	M	M	M	F
African American or Black					•
White	•	•	•	•		•	•

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Additional Board Governance Practices

Elections:	Voting Standard	Majority (1)
	Resignation Policy	Yes
	Mandatory Retirement Age or Tenure	No
Chair:	Separate Chair of the Board and Chief Executive Officer	Yes
	Independent Chair of the Board	Yes
	Robust Responsibilities and Duties Assigned to Independent Chair	Yes
Meetings:	Number of Board Meetings Held in 2021	8
	Each of the Directors Attended all of the Board Meetings in 2021	Yes
	Independent Directors Meet without Management Present	Yes
	Number of Standing Committee Meetings Held in 2021	13
	Each of the Members Attended all of the Committee Meetings in 2021	Yes
Director Status:	All Directors in Compliance with our Overboarding Guidelines	Yes
	Material Related-Party Transactions with Directors	None
	Standing Board Committee Membership Independence	100%
	Board Oversight of Company Strategy and Risk	Yes
	All Directors in Compliance with Hedging and Pledging Prohibitions	Yes
	All Directors in Compliance with Stock Ownership Guidelines	Yes
Stockholder Rights:	Dual Class Common Stock	No
	Poison Pill	No
	Cumulative Voting	No

(1)	Plurality carve out for contested elections

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Proposal 2: Amendment of 2017 Omnibus Incentive Plan

The Board of Directors has approved the amendment, subject to stockholder approval, of our 2017 Omnibus Incentive Plan (as amended June 16, 2021) to increase the number of shares of common stock reserved by 950,000, from 4,600,000 to 5,550,000. As of April 13, 2022, a total of 934,089 shares of common stock remained available for grant under the plan. Additionally, the Board approved an amendment, subject to stockholder approval, to allow all shares authorized under the plan to be granted as incentive stock options. Please see the complete amendment attached hereto as Appendix A. No other provisions of the plan are proposed to be amended.

In order to capitalize on the transformation our company has undertaken over the past two years, including transformation in such key areas as leadership, technology, product portfolio expansion, commercial infrastructure enhancements, and the expansion of our addressable market, it is crucial that we are able to remain competitive in our compensation offerings. Our ability to grant equity awards to key employees is a fundamental part of our compensation program and integral to the success of our transformation. We believe the request for 950,000 additional shares will be sufficient for us to grant equity awards to attract and incent newly hired employees and to compensate existing employees and directors for approximately one year, based on our compensation philosophy and policies. Our actual share usage will vary depending on a number of factors, including the number of employees receiving equity awards, the prevailing price per share of our common stock, the methodology used to value and determine the size of equity awards, and the mix of award types provided to participants.

Without the ability to grant equity at a competitive level, our alternatives would be limited and would likely include the need to increase the cash compensation of our employees to attract, motivate and retain the people with the skills and experiences that we need to execute our long-term strategy. We believe equity-based compensation is an important feature of our compensation program because it aligns the interests of our management team with those of our stockholders.

The following table recaps key provisions of the plan, after giving effect to the proposed amendment.

Key Provision	Summary Description

New share request	The 950,000 shares of common stock requested represents 6.5% of the fully diluted common stock outstanding as of April 13, 2022 and would increase the total shares of common stock available for grant under the plan from 934,089 to 1,884,089.

Shares reserved	Up to 1,884,089 shares of common stock, representing 13% of the fully diluted common stock outstanding as of April 13, 2022, would be available for grant, subject to adjustment by the plan administrator as set forth in the plan.

Multiple award types	Various types of awards may be granted as compensation tools to attract new employees and motivate our workforce, including incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock units, restricted stock awards, and other types of share and cash-based awards.

Minimum vesting requirements	Awards must have a vesting period of at least 1 year, except that:
•	Up to 5% of the share pool can be granted without such minimum vesting period; and
•	Awards may be accelerated due to a participant’s retirement, death, disability or a change in control of Anika, if such term was included in the award agreement.

Maximum award terms	Awards may have terms of up to 10 years.

Board of Director limits	The plan specifies the following annual limits on the value of awards that may be granted to non-employee directors:
•	$500,000 limit for the non-employee Chair or Lead Director of the Board; and
•	$425,000 limit for each non-employee director other than the Chair or Lead Director of the Board (not including awards to non-employee directors upon initial election to the Board)

No repricing	Awards may not be repriced without stockholder approval.

No transferability	Awards generally may not be transferred, except by will or laws of descent and distribution.

Board Recommendation:	The Board recommends a vote “FOR” the amendment of our 2017 Omnibus Incentive Plan.

Vote Required for Approval:	Affirmative vote of the holders of a majority of the shares of common stock that are voting on the matter. Abstentions and broker non-votes will not be treated as votes cast and will have no impact on the proposal.

5

Proposal 3: Ratification of Independent Auditor for 2022

The Audit Committee has approved the retention of Deloitte & Touche LLP as our independent auditor with respect to our consolidated financial statements as of, and for the year ending, December 31, 2022.

Board Recommendation:	The Board of Directors recommends a vote “FOR” the ratification of Deloitte & Touche LLP as our independent auditor for 2022.

Vote Required for Approval:	Affirmative vote of the holders of a majority of the shares of common stock that are voting on the matter. Abstentions will not count as votes cast and will have no effect on the vote. Because this proposal is considered a routine matter, discretionary votes by brokers will be counted.

Proposal 4: Advisory “Say-on-Pay” Vote

The overall objective of our executive compensation policy is to attract and retain highly qualified executive officers and to incentivize them to provide superior performance for the benefit of our company and stockholders.

2021 Executive Total Compensation Mix

The charts below show the annual total direct compensation (actual base salary, grant date fair value of equity incentive compensation granted in 2021, and actual cash bonuses received for the 2021 fiscal year) for our Chief Executive Officer and our other named executive officers, or NEOs, for 2021. Of total direct compensation, 84% of our Chief Executive Officer’s compensation, and on average 66% of our other NEOs’ compensation, was variable, either because it was subject to performance goals, the fluctuations of our stock price, or both.

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Compensation Element	Description		Objectives
Base salary	•	Fixed cash compensation	•	Provide appropriate level of fixed compensation based on role, responsibility, performance and competitive market practices

Cash bonuses	•	Annual cash award based on the performance of our company and the individual	•	Reward the achievement of financial results, organizational development, business and technical development, individual goals and contributions to building long-term stockholder value
	•	Overall cash bonus capped at 200% of the target payout

Equity-based grants	•	Grants of equity awards, including restricted stock unit awards and stock options, under our equity plan	•	Align interests of our executive officers with those of our stockholders in terms of long-term value generation
	•	Includes performance-based and time-vesting equity awards	•	Provide executive officers with opportunity to be compensated based on meaningful and continued stock price appreciation over time
			•	Encourage employee retention through long-term value creation

Additional detailed information regarding our compensation philosophy and process and the compensation awarded to our named executive officers in 2021 is included in the Compensation Discussion and Analysis beginning on page 29, the Executive and Director Compensation Tables beginning on page 41, and other related disclosures throughout this Proxy Statement.

Board Recommendation:	The Board of Directors recommends a vote “FOR” the approval of NEO compensation for the 2021 fiscal year as set forth in this Proxy Statement.

Vote Required for Approval:	Affirmative vote of the holders of a majority of the shares of common stock that are voting on the matter. Abstentions and broker non-votes will not be treated as votes cast and will have no impact on the proposal. This vote is not binding on us, but will be given due consideration by the Compensation Committee and the Board.

7

Proposal 1: Election of Directors

Our company is managed under the oversight of the Board of Directors, which is led by an independent chair. The directors utilize their deep experience in business and science, including biotech, pharmaceuticals, and medical devices, as well as their diverse backgrounds to provide management with guidance and oversight in delivering innovative products to meet the needs of clinicians and the patients that they treat, and in executing on our strategy for long-term value creation.

The Board sets high standards for management and employees tied to our core values of principled and ethical behavior, and the Board applies those same standards to itself, undertaking regular and rigorous reviews of each committee’s and each director’s performance, both collectively and individually. This is evidenced in our ongoing approach to Board refreshment, having added three of our current eight directors in the past three years. The current mix of longer-serving and recently added directors provides an appropriate balance of perspectives as the Board holds management accountable for delivering long-term value and keeping the interests of our stockholders and stakeholders, including clinicians and their patients, employees and business partners, at the center of our priorities.

The Board is currently comprised of eight directors and is divided into three classes: Class I, Class II and Class III. Each class of directors serves for a three-year term, with one class of directors being elected by our stockholders at each annual meeting. Cheryl R. Blanchard, Ph.D. and Glenn R. Larsen, Ph.D. serve as Class II Directors, with terms of office expiring at the Annual Meeting. Raymond J. Land, who currently serves as a Class II Director, will not stand for re-election at the Annual Meeting. John B. Henneman, III and Susan L. N. Vogt serve as Class III Directors, with terms of office expiring at the 2023 Annual Meeting. Sheryl L. Conley, Stephen O. Richard and Jeffery S. Thompson serve as Class I Directors, with terms of office expiring at the 2024 Annual Meeting.

Drs. Blanchard and Larsen are the Board’s nominees for election as Class II Directors at the Annual Meeting. Each Class II Director will be elected to hold office until the 2025 Annual Meeting and until a successor is duly elected and qualified. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by our bylaws, to elect Drs. Blanchard and Larsen as Class II Directors. The Board has no reason to believe that either Dr. Blanchard or Dr. Larsen will be unable or unwilling to serve if elected.

There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

Vote Required

At the Annual Meeting, the election of a director requires the affirmative vote of a majority of the shares of common stock that are voting in the election of directors, meaning that, to be elected, the shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” that nominee. Abstentions and broker non-votes will not be treated as votes cast and will have no impact on the proposal. Under our Majority Voting in Uncontested Director Elections Policy, if a director receives a greater number of votes “AGAINST” than “FOR” election, the director must promptly offer the director’s resignation for consideration by the Governance and Nominating Committee. Please see the section captioned “Majority Voting in Uncontested Director Elections Policy” for more details on this policy and its impact on the election of director nominees.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF CHERYL R. BLANCHARD, PH.D. AND GLENN R. LARSEN, PH.D., THE DIRECTOR NOMINEES.

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Information Regarding Directors

The following table sets forth the name of our current directors and includes the nominees for re-election as directors at the Annual Meeting, together with their ages (as of the record date) and the years in which they became a director. As noted elsewhere, Raymond J. Land, who currently is a Class II Director, is not standing for re-election at the Annual Meeting.

Director Name	Age	Director Since	Term Expires
Class I Directors
Sheryl L. Conley	61	2021	2024
Stephen O. Richard	59	2020	2024
Jeffery S. Thompson	56	2011	2024
Class II Directors
Cheryl R. Blanchard Ph.D.	57	2018	2022
Glenn R. Larsen, Ph.D.	67	2015	2022
Class III Directors
John B. Henneman, III	60	2020	2023
Susan L. N. Vogt	68	2018	2023

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Cheryl R. Blanchard, Ph.D.
Anika Board Service: • Tenure: 3.5 years
PRESIDENT and CHIEF EXECUTIVE OFFICER	Age: 57
Sheryl L. Conley
Anika Board Service: • Tenure: 0.5 years • Committees: ○ Audit
INDEPENDENT	Age: 61

Professional Experience

•	Director since August 2018
•	President and Chief Executive Officer of Anika since April 2020, and Interim Chief Executive Officer of Anika from February 2020 through April 2020
•	Principal at Blanchard Consulting, LLC, a provider of scientific, regulatory, and business strategy consulting services to medical device companies and private equity clients, from 2012 to 2020
•	President and Chief Executive Officer of Microchips Biotech, Inc., a venture-backed biotechnology company developing regenerative medicine and drug delivery products, from 2014 until its sale to Daré Bioscience, Inc. in November 2019
•	Various offices, including Senior Vice President, Chief Scientific Officer, and general manager of Zimmer Biologics, of Zimmer, Inc., a medical device company focused on musculoskeletal products, from 2000 to 2012

Professional Experience

•	Director since October 2021
•	President and Board Member of AcceLINX, Inc., a musculoskeletal health business accelerator, from March 2017 - present
•	President and Chief Executive Officer of OrthoWorx, Inc., a community-based initiative that works strategically and collaboratively with the orthopedic industry, from September 2012 to May 2017
•	Various management roles at Zimmer, Inc., a medical device company focused on musculoskeletal products, including Group President, Americas and Global Brand Management, and Chief Marketing Officer from December 2005 to May 2008

Other Current Public Company Board Service

•	Daré Bioscience, Inc. (NASDAQ: DARE), a clinical-stage biopharmaceutical company committed to the advancement of innovative products for women's health, from November 2019 – present
•	Vigil Neuroscience, Inc. (NASDAQ: VIGL), a clinical-stage biotechnology company that went public in January 2022, committed to harnessing the power of microglia for the treatment of neurodegenerative diseases, from November 2020 – present

Other Public Company Board Service

•	Neuronetics, Inc. (NASDAQ: STIM), a medical technology company focused on developing products that improve the quality of life for patients suffering from psychiatric disorders, from October 2019 - present
•	Surgalign Holdings, Inc. (NASDAQ: SRGA), a global medical technology company focused on elevating the standard of care by driving the evolution of digital surgery, from May 2021 - present

Former Recent Public Company Board Service

•	Neuronetics, Inc. (NASDAQ: STIM), a commercial stage medical technology company focused on products for psychiatric disorders, from February 2019 to June 2020
•	SeaSpine Holdings Corporation (NASDAQ: SPNE), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, from June 2015 – May 2019

Education

•	Ph.D. and M.S. in Materials Science and Engineering from the University of Texas-Austin
•	B.S. in Ceramic Engineering from Alfred University

Education

•	M.B.A. from Ball State University
•	B.S. in Biology and Chemistry from Ball State University

Relevant Skills

•	Strong scientific and business background in biologics and regenerative medicine industry
•	Extensive experience in management, including as a Chief Executive Officer, business development and developing and commercializing medical device and regenerative medicine and drug delivery products at multiple companies in the life science industry
•	Significant experience in innovative research and product development and commercial development

Relevant Skills

•	More than 35 years in the orthopedic medical device and healthcare industries
•	Significant executive leadership experience running full profit-and-loss business segments, global brand management, marketing, sales, product development, and operations
•	Extensive experience in global medical device development and commercialization

10

John B. Henneman, III
Anika Board Service: • Tenure: 1.5 years • Committees: ○ Compensation (Chair) ○ Governance and Nominating
INDEPENDENT	Age: 60
Glenn R. Larsen, Ph.D.
Anika Board Service: • Tenure: 7 years • Committees: ○ Compensation ○ Governance and Nominating
INDEPENDENT	Age: 67

Professional Experience

•	Director since September 2020
•	Senior Advisor to Prettybrook Partners, a private equity firm investing in medical technology and healthcare services companies, from May 2018 - present
•	Consultant to SparkMed Advisors LLC, a provider of consulting and other services to start-up medical device and biotechnology companies, from January 2019 - present
•	Executive Vice President and Chief Financial Officer of NewLink Genetics Corporation, a public biotechnology company, from October 2014 to July 2018 and Chief Administrative Officer of NewLink from July 2018 through his retirement in November 2018
•	Various offices of Integra LifeSciences Holdings Corp., a medical devices company, from 1998 to 2014, including Chief Financial Officer from 2007 to 2014 and earlier as General Counsel and Chief Administrative Officer

Other Public Company Board Service

•	Aprea Therapeutics Inc. (NASDAQ: APRE), a biotechnology company focused on novel cancer therapeutics, from August 2019 – present (lead independent director from September 2020 - present)
•	R1 RCM, Inc. (NASDAQ: RCM), a provider of revenue cycle management services to healthcare providers, from February 2016 – present (lead independent director from February 2022 – present)
•	SeaSpine Holdings Corporation (NASDAQ: SPNE), a spinal implant and orthobiologics company, from July 2015 - present

Professional Experience

•	Director since February 2015
•	Chairman, President, Chief Executive Officer and cofounder of Aquinnah Pharmaceuticals, Inc., a pharmaceutical company focused on the development of treatments for ALS, Alzheimer’s and other neurodegenerative diseases, from February 2014 - present
•	Chairman, President, and Chief Executive Officer of 180 Therapeutics L.P., a clinical stage musculoskeletal drug development company, from 2013 until its merger with NASDAQ-listed 180 LifeSciences in 2020
•	Chief Scientific Officer and Executive Vice President of Research and Development of SpringLeaf Therapeutics, Inc., a producer of combination drug delivery devices, from 2010 to 2013
•	Chief Operating Officer, Executive Vice President of Research and Development and director of Hydra Biosciences, Inc., a biopharmaceutical company focused on developing pain therapeutic drugs, from 2003 to 2010
•	Series of drug discovery and development leadership positions, including Vice President Musculoskeletal Sciences, at Wyeth (now Pfizer)/Genetics Institute, where he directed Wyeth’s second-largest therapeutic area with responsibility for Enbrel, an anti-TNF therapeutic for arthritic pain with multi-billion dollar annual sales, and the development of Infuse Bone Graft, the 1st regenerative biologic medicine approved for numerous orthopedic bone regeneration indications

Education

•	J.D. from University of Michigan Law School
•	A.B. in Politics from Princeton University

Education

•	Ph.D. in Biochemistry from Stony Brook University
•	P.M.D. from Harvard University

Relevant Skills

•	More than 25 years of senior management experience in the medical technology and biotechnology industries
•	Significant experience in serving on boards of directors, including boards of publicly held life science companies
•	Extensive experience in the areas of finance, financial accounting, business transactions, law, and mergers and acquisitions

Relevant Skills

•	Strong scientific background in pharmaceuticals, biotech, orthopedics, pain management and regenerative medicine
•	Extensive experience in management, product development and business development at multiple companies in the life science industry
•	Significant experience in innovative research and product development and commercial development

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Stephen O. Richard
Anika Board Service: • Tenure: 1.5 years • Committees: ○ Audit (Financial Expert)
INDEPENDENT	Age: 59
Jeffery S. Thompson
Anika Board Service: • Tenure: 11 years • Chair of the Board
INDEPENDENT	Age: 56

Professional Experience

•	Director since September 2020
•	Senior Vice President, Chief Risk Officer from May 2019 - present and Chief Audit Executive from 2016 to present of Becton, Dickinson and Company, a medical technology company
•	Various offices in the areas of finance, operations and business development of the National Basketball Association organization from 1998 to 2016, including Senior Vice President, Business Development and Global Operations of NBA Properties, Inc. from 2013 to 2016, Chief Financial Officer of NBA China from 2010 to 2013 and Interim Chief Executive Officer of NBA China from 2010 to 2011
•	Earlier in his career, Mr. Richard served as, among other positions, Regional Audit Director, U.S. Consumer Businesses at Citigroup Inc., District Manager, Financial Planning and Analysis at AT&T Corporation, and Senior Manager at Deloitte & Touche LLP

Professional Experience

•	Director since January 2011
•	Partner with HealthEdge Investment Partners, LLC, or HealthEdge, a private equity firm providing strategic capital exclusively to the healthcare industry, where he sits on the investment team and serves as a director for numerous HealthEdge affiliated companies, including ITRACs, Legacy Xspire Holdings, LifeSync and Westone, from 2008 - present
•	Previously, Chairman, Chief Executive Officer and President of Advanced Bio-Technologies, Inc. and Enaltus LLC, both HealthEdge portfolio company specializing in skincare solutions sold to consumers and direct to physicians from 2008 to 2017
•	Non-executive director of Sinclair Pharma, plc, a publicly traded international aesthetic dermatology company from September 2014 until its acquisition by China Grand in November 2018
•	Director of Stiefel Laboratories, Inc., an independent pharmaceutical company specializing in dermatology, and President of Glades Pharmaceuticals, both of which were sold to GlaxoSmithKline in 2008
•	Earlier in his career, Mr. Thompson held sales and business management positions at Bausch & Lomb Pharmaceuticals and SmithKline Beecham

Education

•	M.B.A. in Finance from Columbia Business School.
•	B.S. in Accounting from Northeastern University

Education

•	B.S. in General Science from University of Pittsburgh

Relevant Skills

•	Education, training and experience in accounting and finance, reflected in status as a Certified Public Accountant, multiple senior accounting roles and the Chairman of the Committee on Governance, Risk and Compliance of Financial Executives International, an association of financial executives serving public and private companies
•	Significant senior management experience, including in the medical technology industry

Relevant Skills

•	Extensive experience serving on boards of directors of numerous life sciences, biotechnology, and healthcare services companies
•	Significant experience as chief executive officer of life sciences and healthcare services companies
•	More than a decade of experience advising HealthEdge portfolio and other life science companies on business development strategies and transactions

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Susan L. N. Vogt
Anika Board Service: • Tenure: 3.5 years • Committees: ○ Audit (Financial Expert) ○ Governance and Nominating (Chair)
INDEPENDENT	Age: 68

Professional Experience

•	Director since October 2018
•	Chief Executive Officer and President of Aushon Biosystems, Inc., a developer of a multiplex immunoassay platform, from 2013 until its acquisition in January 2018
•	Chief Executive Officer, President, and a director of SeraCare Life Sciences, Inc., a NASDAQ-listed life sciences developer of products facilitating human diagnostics and therapeutics, from 2006 to 2011
•	Former director of Andor Technology (LSE:AND) from 2010 to 2013
•	From 1981 to 2005, various management and officer positions at Millipore Corporation (now part of MilliporeSigma, the life science business of Merck KGaA), an NYSE-listed developer of technologies for life science research, drug development and manufacturing for the biotechnology and pharmaceutical industries, including, among other leadership roles, President of the Biopharmaceutical Division, Vice President and General Manager of the Laboratory Water Division, Vice President and General Manager of the Analytical Products Division.

Other Public Company Board Service

•	Sharps Compliance, Inc. (NASDAQ: SMED) a leading full-service national provider of comprehensive waste management services, including medical, pharmaceutical, and hazardous, from October 2019 - present
•	Charlotte’s Web Holdings, Inc. (TSX: CWEB) a leading provider of CBD wellness products, from September 2020 - present

Education

•	M.B.A. from Boston University, concentration in Finance
•	A.B. in Art History from Brown University

Relevant Skills

•	More than thirty-five years of experience in the global life science research, pharmaceutical, biotech and clinical diagnostics industries
•	Proven record of driving operational efficiency and productivity, successfully scaling commercial operations, enhancing profitability by streamlining, restructuring and consolidating operations, and delivering sustained revenue and cash flow growth at multiple companies
•	Deep understanding of finance and accounting as a result of her education, financial-based roles during her career and serving on audit committees of several companies

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Governance

Corporate Governance and Board Matters

The Board of Directors annually reviews the independence of all non-employee directors. In April 2020, the Board established categorical standards consistent with the corporate governance standards of NASDAQ to assist the Board in making determinations of the independence of Board members. A copy of our Standards for Director Independence, which was adopted by the Board in April 2020, is available on the investor relations portion of our website at https://ir.anika.com/governance-documents. These categorical standards require that, to be independent, a director may not have a material relationship with our company. Even if a director meets all categorical standards for independence, the Board reviews other relationships with Anika in order to conclude that each independent director has no material relationship with Anika either directly or indirectly.

The Board has determined that each of the continuing directors and director nominees, other than our President and Chief Executive Officer, Cheryl R. Blanchard, Ph.D., is “independent” within the meaning of the director independence standards of NASDAQ and the SEC. The Board based these determinations primarily on a review of the responses of each director and director nominee to questions regarding employment and compensation history, affiliations, and family and other relationships, and on other relevant discussions with the directors and director nominees.

Independent directors meet regularly in executive sessions without management participation. The executive sessions generally occur in connection with regularly scheduled meetings of the Board and committees of the Board, and at other times the independent directors deem appropriate. The executive sessions are chaired either by the Chair of the Board or by the chair of the Board committee, as applicable.

The Board and its committees review matters related to our corporate governance annually at regularly scheduled meetings. The Board’s review process includes an evaluation of our bylaws, committee charters, diversity programs, corporate social and environmental responsibility initiatives, and other matters related to our governance. During this review, the Board assesses input from management and outside consultants to discern whether any actions should be taken on any of these topics. Furthermore, the Board conducts periodic evaluations that focus on the effectiveness of the Board as a whole and of its committees. Board members complete a detailed questionnaire that provides for quantitative rankings in key areas and seeks subjective comments in each of those areas. In addition, members of each Board committee complete a detailed questionnaire to evaluate how well their committee is operating and to make suggestions for improvement. The evaluation process is managed by the Chair of the Governance and Nominating Committee, with advice and assistance from outside counsel. Outside counsel may conduct separate, confidential interviews with some or all of the directors to follow-up on responses and comments reflected in the questionnaires to the extent it is determined helpful or necessary. An anonymized summary of the principal findings from the evaluation process is prepared by outside counsel and is used as the basis for self-assessment discussions by the Board and its committees.

The Board met 8 times during 2021. Each of the directors attended all of the Board meetings in 2021 during the director’s term. The Board continued to make it a priority to oversee and support the senior management team in addressing the challenges presented by the COVID-19 pandemic and its impact on the company’s short and long-term strategic plans. The Board discussions included continued focus on items such as key business updates, financial updates, including monitoring our liquidity and cash position, recruitment and retention of employees, and support provided to the management team to ensure an appropriate and well-measured response to the effects of the COVID-19 pandemic. The key goal, which we believe was achieved again in 2021, was to support employee health and safety, while avoiding significant operational disruptions to the business.

Our annual meetings of stockholders are generally held to coincide with one of the Board’s regular quarterly meetings. Although we have no formal policy requiring attendance, directors are encouraged to attend annual meetings of stockholders and each of the then-serving or nominated directors attended the 2021 Annual Meeting.

The Board’s Leadership Structure

Jeffery S. Thompson has served as the Chair of the Board since September 2020. Separating the roles of Chair of the Board and Chief Executive Officer allows our Chief Executive Officer to focus on the strategic management of our day-to-day business, while allowing the Chair of the Board to focus on leading the Board of Directors in its fundamental role of providing advice to, and independently overseeing, management. The Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to the position in the current business environment, as well as the commitment required to serve as Chair of the Board, particularly as the Board’s oversight responsibilities continue to grow. The Board believes that having separate positions, with an independent, non-executive director serving as Chair of the Board, is the appropriate leadership structure for our company at this time and allows the Board to fulfill its role with appropriate independence.

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The Board’s Role in Environmental, Social and Governance (ESG) Oversight

The Board of Directors believes that our company has a broad responsibility that takes into account the positive effect we seek to have on the people we employ, serve and support, and the environment and the communities where we live and work. The full Board has oversight of our Environmental, Social and Governance, or ESG, initiatives, which are the direct responsibility of a cross-functional group comprised of members of our senior management team under the leadership of our Vice President, Investor Relations, ESG and Corporate Communications. For additional detailed information regarding our ESG initiatives, please see the section captioned “Our Commitment to Corporate Social Responsibility – Focus on Environmental, Social, and Governance (ESG)” below.

The Board’s Role in Risk Oversight

The role of the Board of Directors in our risk oversight process includes receiving reports from management and the Chairs of Board committees on areas of material risk to our company, including operational, financial, commercial, legal, regulatory, strategic, cyber security and reputational risks. The Board has delegated primary responsibility to the Audit Committee to review these reports and discuss with management the process by which management assesses and manages our risk exposure, risk management, and risk mitigation strategies. The Audit Committee also works with other committees to assess areas of risk under the particular purview of those committees. When the Audit Committee receives a report from management or another committee, the Chair of the Audit Committee reviews the report and then summarizes the review results in a presentation to the full Board. This enables the Board and its committees to coordinate the risk oversight role to ensure that all directors receive all significant risk-related information. The Board also administers its risk oversight function through the required approval by the Board (or a committee of the Board) of significant transactions and other material decisions and through regular periodic reports from our independent registered public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal controls and financial reporting. In addition, as part of its charter, the Audit Committee discusses with management significant financial and operational risks and exposures, as well as the steps management has taken to minimize those risks.

Board Committees

The Board of Directors currently has three standing committees:

•	Audit Committee;

•	Compensation Committee; and

•	Governance and Nominating Committee.

The membership of each standing committees was as follows as of April 13, 2022:

Director	Audit	Committee Compensation	Governance and Nominating	Independent Under SEC Rules	Financial Expert Under SEC Rules
Sheryl L. Conley	✓			✓
John B. Henneman III		Chair	✓	✓
Raymond J. Land	Chair	✓		✓	✓
Glenn R. Larsen, Ph.D.		✓	✓	✓
Stephen O. Richard	✓			✓	✓
Jeffery S. Thompson(1)				✓
Susan L. N. Vogt	✓		Chair	✓	✓
(1)	Mr. Thompson serves as our Chair of the Board of Directors and does not serve on any standing committees.

The Board has adopted a written charter for each standing committee, which is reviewed yearly by that committee. You can find these charters on the investor relations portion of our website at https://ir.anika.com/board-committees. The information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

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Audit Committee

Role and Key Responsibilities
✓	Overseeing accounting and financial reporting processes
✓	Overseeing audits of our financial statements and internal controls
✓	Taking, or recommending that the Board of Directors take, appropriate action to oversee the qualifications, independence and performance of our independent registered public accounting firm
✓	Leading the review of our risk management processes and exposure to financial and operational risks
✓	Preparing an Audit Committee report, as required by the SEC, for inclusion in our annual Proxy Statement
✓	Selecting, retaining, overseeing, and, when appropriate, terminating our independent registered public accounting firm
✓	Conferring with the independent registered public accounting firm and reporting to the Board regarding the scope, method, and result of the audit of our books and records
✓	Reviewing and discussing proposed earnings press releases and financial information and guidance proposed to be provided to investors
✓	Establishing, overseeing and periodically reviewing procedures for complaints regarding accounting or auditing matters
✓	Establishing and monitoring a policy relative to non-audit services provided by the independent registered public accounting firm in order to ensure the firm’s independence

The Audit Committee held 4 meetings in 2021. Each of the members attended all of the Audit Committee meetings held in 2021 while the member served on the Audit Committee. The Audit Committee holds separate sessions of its meetings, outside the presence of management, with our independent auditor in conjunction with each regularly scheduled Audit Committee meeting in which the independent auditor participates. During 2021, the Audit Committee regularly met privately with our management and held executive sessions with only non-employee directors in attendance as appropriate. No director is eligible to serve on the Audit Committee if that director simultaneously serves on the audit committees of four or more other public companies.

The current members of the Audit Committee are Raymond J. Land, who serves as Chair, Sheryl L. Conley, Stephen O. Richard and Susan L. N. Vogt. The Board has determined that each member is independent, as defined for purposes of the SEC and NASDAQ, is financially literate, and has the requisite financial sophistication to serve on the Audit Committee. The Board has also determined that each of Messrs. Land and Richard and Ms. Vogt qualifies under SEC rules as an “audit committee financial expert,” which designation is an SEC disclosure requirement related to their experience and understanding of certain accounting and auditing matters. The designation does not impose upon any of the three members any duties, obligations, or liabilities that are greater than those otherwise imposed on them as members of the Audit Committee and the Board.

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Compensation Committee

Role and Key Responsibilities
✓	Managing our overall compensation philosophy, structure, policies, processes, procedures, and programs
✓	Reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers
✓	Reviewing the performance of and determining the compensation of the Chief Executive Officer
✓	Reviewing the performance of and determining, with the advice and assistance of the Chief Executive Officer, the compensation of our executive officers other than the Chief Executive Officer
✓	Annually reviewing and recommending to the Board of Directors compensation for non-employee directors
✓	Overseeing our overall compensation programs, including the granting of awards under our omnibus incentive plan
✓	Preparing a report on executive compensation for inclusion in our annual Proxy Statement
✓	Reviewing, discussing with management and any compensation consultant, and recommending the inclusion of disclosures under “Compensation Discussion and Analysis” in our Proxy Statement
✓	Periodically conducting a risk assessment to evaluate whether forms of pay encourage unnecessary or excessive risk taking and assisting the Audit Committee in assessing and managing potential risks created by our compensation practices, policies and programs
✓	Reviewing, approving, recommending to the Board for approval, and considering the results of stockholder advisory “say-on-pay” and “say-on-frequency” votes and reviewing and recommending to the Board whether to submit a stockholder advisory vote on certain acquisition-related compensation arrangements
✓	Appointing, retaining, compensating, terminating, and overseeing the work of any compensation consultant or other compensation adviser, as well as considering the independence of any compensation consultant or other compensation adviser

The Compensation Committee held 4 meetings in 2021. Each of the members attended all of the Compensation Committee meetings held in 2021 while the member served on the Compensation Committee. During 2021, the Compensation Committee regularly held executive sessions with only non-employee directors in attendance as appropriate, including when evaluating the performance of Dr. Cheryl R. Blanchard. The Compensation Committee continued to monitor and discuss the impact of the COVID-19 pandemic and its impact on our organization in 2021, especially in light of the continued cancellation or delay of many clinical procedures as the pandemic cases rose and fell unpredictably throughout the year, to ensure that there continued to be strong engagement and appropriate motivation for our executives and other employees.

The current members of the Compensation Committee are John B. Henneman, III, who serves as Chair, Raymond J. Land, and Glenn R. Larsen, Ph.D. The Board has determined that each current member of the Compensation Committee is independent, as defined in the listing standards of NASDAQ.

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Governance and Nominating Committee

Role and Key Responsibilities
✓	Recommending to the Board of Directors the criteria for Board and committee membership
✓	Identifying, evaluating, and recommending nominees to stand for election as directors at each Annual Meeting of Stockholders, including incumbent directors and candidates recommended by stockholders
✓	Developing succession plans for the Board, the Chief Executive Officer and other executives
✓	Coordinating performance evaluations of the Board and its standing committees
✓	Recommending to the Board assignments of directors to each Board committee and monitoring compliance with Board and committee membership criteria
✓	Overseeing and administering Board education programs
✓	Overseeing corporate governance affairs of the Board and our company

The Governance and Nominating Committee held 5 meetings in 2021. Each of the members attended all of the of the Governance and Nominating Committee meetings held in 2021 while the member served on the Governance and Nominating Committee. During 2021, the Governance and Nominating Committee regularly held executive sessions with only non-employee directors in attendance as appropriate. In 2021, the Governance and Nominating committee focused on the activities required to identify, recruit, and onboard our new director, Sheryl L. Conley, and reviewing the skill set of the Board members as a whole to ensure that the Board represents a balanced skill set enabling appropriate Board oversight of our company in relation to our industry, strategic plan and stockholder alignment.

The current members of the Governance and Nominating Committee are Susan L. N. Vogt, who serves as Chair, John B. Henneman, III, and Glenn R. Larsen, Ph.D. The Board has determined that each current member of the Governance and Nominating Committee is independent, as defined in the listing standards of NASDAQ.

Board Membership Qualifications and Procedures

When considering candidates for director, the Governance and Nominating Committee takes into account a number of factors, including the following minimum qualifications: the nominee (a) shall have the highest personal and professional integrity, (b) shall have demonstrated exceptional ability and judgment, and (c) shall be most effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-term interests of the stockholders. In addition, the Governance and Nominating Committee takes into consideration such other factors as it deems appropriate, including any direct experience in the biotechnology, pharmaceutical, medical device, and/or life sciences industries, or in the markets in which we operate. The Governance and Nominating Committee may also consider, among other things, the skills of the candidate, his or her availability, the candidate’s depth and breadth of experience or other background characteristics, and his or her independence.

In addition to the considerations above, the Board strongly believes that diversity is an important component of a successful and effective board of directors and good corporate governance, including diversity of background, skills, experience, gender, race, and ethnicity. The Governance and Nominating Committee, guided by its charter, assesses and considers the diversity of the Board prior to nominating candidates and seeks to identify director candidates who will enhance the Board’s overall diversity. The Governance and Nominating Committee and the Board select candidates on the basis of qualifications and experience without discriminating on the basis of race, color, national origin, gender, sex, sexual preference, or religion. Accordingly, it is the practice of the Governance and Nominating Committee to include, and we request that the search firms we engage include, candidates with diversity in gender and demographic backgrounds in any pool from which the Governance and Nominating Committee selects director candidates. We believe that our current Board members collectively reflect a broad range of knowledge, expertise, and experience in the disciplines that impact our business.

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Our bylaws include a procedure that stockholders must follow to nominate a person for election as a director at an annual meeting of stockholders. The bylaws require that timely notice of the nomination in proper written form, including all required information as specified in the bylaws, be mailed to the Governance and Nominating Committee in care of our Chief Executive Officer, Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730. A copy of our bylaws can be viewed on the investor relations portion of our website at https://ir.anika.com/governance-documents. The Governance and Nominating Committee will consider director nominees recommended by stockholders in accordance with the Anika Therapeutics, Inc. Policy and Procedures for Stockholder Nominations to the Board adopted by the Governance and Nominating Committee and approved by the Board in April 2020, a copy of which is available on the investor relations portion of our website at https://ir.anika.com/governance-documents. Recommendations should be submitted to our Secretary in writing at Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730, along with additional required information about the nominee and the stockholder making the recommendation. Information on qualifications for nominations to the Board and procedures for stockholder nominations to the Board is included below under “Proposal 1. Election of Directors—Board Membership Qualifications and Procedures” and “Stockholder Proposals.” The Governance and Nominating Committee may solicit recommendations for candidates for directors from non-management directors, the Chief Executive Officer, other executive officers, third-party search firms, and such other sources as it deems appropriate, including stockholders. The Governance and Nominating Committee will review and evaluate the qualifications of all such proposed candidates in the same manner and without regard to the source of the recommendation.

Communications with Directors

The Board of Directors seeks input from a wide variety of sources to inform their work, including from stockholders. The Board welcomes stockholder input via voting, via participating in our annual meetings of stockholders, via our stockholder engagement program, and, more formally, via mail. If you wish to communicate with any of our directors, or the Board as a group, you may do so by writing to the individual director or to the Board, in care of our Chief Executive Officer, Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730. We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Chief Executive Officer will be forwarded to the appropriate addressee. Communications involving substantive accounting or auditing matters will be forwarded to the Chair of the Audit Committee. Communications that pertain to non-financial matters will be forwarded to the relevant director.

Our Code of Business Conduct and Ethics

The Board of Directors has adopted the Anika Therapeutics, Inc. Code of Business Conduct and Ethics to clarify, disseminate, and enforce the requirement and expectation that all of our officers, directors, and employees worldwide conduct our business in an honest and ethical manner and in compliance with all applicable laws and regulations. The Code of Business Conduct and Ethics applies to all of our officers, directors, and employees worldwide, including our Chief Executive Officer and Chief Financial Officer. It is our goal to aid our employees and Board members in making ethical and legal decisions when conducting company business and performing daily duties. We cannot anticipate every situation an employee or Board member may face when conducting business on behalf of our company, and we therefore encourage our employees and Board members to speak with any one of several company representatives when he or she encounters situations giving rise to a question or concern regarding compliance with our Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics can be viewed on the investor relations portion of our website at https://ir.anika.com/governance-documents. Please note that the information contained on the website is not incorporated by reference in, or considered to be part of, this Proxy Statement.

Our Commitment to Compliance

We are committed to maintaining a strong culture of compliance across our entire organization. We believe that a workplace with a culture of “do the right thing,” guided by high standards and comprehensive policies, is the bedrock of our success as a healthcare company and our ability to deliver life-changing solutions to the customers we serve and all of the patients they treat around the world. As part of setting this culture and maintaining a strong tone at the top, the following quote from our President and Chief Executive Officer, Dr. Blanchard, is included in our strategic plan as presented to the Board and at the beginning of each individual and annual compliance training session:

“At Anika, a commitment to ethics and quality, as realized and demonstrated through personal integrity and accountability, forms the basis for everything we do and forges the path to all that we can achieve. These foundational tenets of our company are non-negotiable and do not take a day off.”

In addition, in 2021, we continued to build upon our previously expanded company-wide Compliance Program focused on healthcare fraud and abuse, anti-kickback, and foreign corrupt practices act regulations, among others, and reinforced and updated processes to ensure that appropriate controls are in place for compliance with these laws and regulations.

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Our Commitment to Corporate Social Responsibility – Focus on Environmental, Social, and Governance (ESG)

Introduction

The Board of Directors and our senior management team believe that our company has a broad responsibility to take into account the people we employ, serve and support, and the environment and the communities where we live and work. The full Board has oversight of our environmental, social and governance, or ESG, initiatives.

In 2021, we embarked on a process to develop a foundational ESG framework for our company. This framework integrates our six key values:

•	People: We engage and invest in each other in a community that values diversity and inclusion.

•	Innovation: We are agile and entrepreneurial in developing and delivering meaningful solutions to our healthcare stakeholders within our target markets.

•	Quality: We strive for the highest quality and compliance in everything we do.

•	Teamwork: We operate with mutual respect and trust and are collaborative as we grow together.

•	Integrity: We live up to our promises and do the right thing, every day.

•	Accountability: We are empowered and accountable to deliver results and value to all of our stakeholders.

The initial step in our ESG journey included the completion of a “materiality assessment” based on the Sustainability Accounting Standards Board, or SASB, framework. Our materiality assessment was a research-intensive and stakeholder-inclusive process and included guidance and insight from external advisors, while soliciting crucial feedback from key internal and external stakeholders, including investors, customers, suppliers, employees and members of our Board. The materiality assessment, and the initiatives that have resulted from it, have been undertaken with full support and oversight of the Board. Our senior management team owns, implements, and tracks our ESG strategy and efforts in collaboration with every major business function, all under the leadership of our Vice President, Investor Relations, ESG and Corporate Communications.

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As a result of the materiality assessment, we identified the themes that are most important to our stakeholders and our business within traditional environmental, social and governance pillars. Most immediately, our materiality assessment enabled us to select our current focus areas within ESG initiatives:

Environmental

•	Climate, Energy Use and Emissions

Social

•	Diversity and Inclusion
•	Safe and Healthy Workplace
•	Product Quality and Safety

Governance

•	Business Ethics and Integrity
•	Supply Chain Management

Each of our ESG focus areas will continue to have management team sponsorship and engagement with ongoing oversight by the Board. We will continue to assess and update our ESG initiatives as our business grows and as we implement processes and improvements over time.

Our Environmental Focus

Environmental Climate: Climate, Energy Use and Emissions

As a global company, we recognize the importance of reducing the impact of our operations on the environment. Water is a precious resource, which we conserve and protect in a number of ways. We employ deionization in our primary manufacturing facility in Bedford, Massachusetts to remove impurities in wastewater, allowing it to be reused during the manufacturing process. In addition, because our Bedford facility is adjacent to wetlands, we take measures to protect the wetlands through the use of state-of-the-art technology to trap sediment and other materials, maintain storm water pollution plans, and ensure that harmful chemicals are not used on our company’s grounds.

Though we are not a significant generator of greenhouse gases, we continually work to reduce energy consumption and evaluate ways to minimize greenhouse gases in our atmosphere. In recent years, we have taken proactive steps to increase energy efficiency at our facilities. For example, we completed a full transition to LED lighting at our Bedford facility in 2020, resulting in an energy reduction of 373,500 kilowatts over the prior year.

In 2018, we began recycling packaging used in the manufacture of our products, as well as paper goods used across our company. As a result of this program, in 2021 we diverted more than 6,000 pounds of recyclable materials from landfills, saving the equivalent of 54 trees, nine cubic yards of landfill, six barrels of oil and 21,000 gallons of water.

Our Social Focus

Human Capital: Diversity and Inclusion

Promoting diversity throughout our company, including within the Board of Directors and our management team, has been a focal point of the Board, starting with the appointment of Cheryl R. Blanchard, Ph.D. as our President and Chief Executive Officer in early 2020, and the additions to the Board of Stephen O. Richard and Sheryl L. Conley in 2020 and 2021, respectively. As of April 27, 2022, women accounted for 36% of our senior management team and 37.5% of our Board. As detailed under the “Board Representation” section on page 2 and our Board of Directors Diversity Matrix on page 3 above, our eight-member Board currently includes three women and one person of color.

In 2020, Dr. Blanchard, with the support of the Board, joined other chief executive officers in signing the Massachusetts Biotechnology Council “CEO Pledge for a More Equitable and Inclusive Life Sciences Industry.” The signers of this pledge “recognize that racial inequity exists in [the life sciences] industry and in [life sciences] companies, and [they] must take responsibility to fix that injustice through comprehensive equity, diversity, and inclusion initiatives that are broad in scope, specific in action, and measurable in results.” The full text of the pledge can be found at: https://www.massbio.org/initiatives/equity-diversity-and-inclusion/open-letter/.

As part of our commitment to the pledge, in 2021 we created an internal Diversity Dashboard to track diversity metrics throughout our company. The trends captured by the Diversity Dashboard are shared and discussed with the Board, ensuring oversight and accountability at the highest level of our company. Additionally, in 2021, we instituted a corporate Diversity, Equity and Inclusion, or DEI, policy statement and included it in our employee handbook and onboarding program. The DEI policy statement clearly conveys our commitment:

“Anika is committed to an equitable, diverse, and inclusive workplace where all employees, regardless of their gender, race, ethnicity, national origin, age, sexual orientation or identity, education or disability are valued, respected, and supported. We will not discriminate based on these characteristics and will provide equal opportunities for employment and advancement throughout our company. Anika respects and appreciates diverse life experiences and heritages and will always work to ensure that all voices are heard and valued.”

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To further reinforce our commitment to DEI, we have begun to align management compensation and initiatives to specific DEI objectives, including: (i) implementation of a DEI employee survey questionnaire, (ii) implementation of educational programs across our company, including, but not limited to, topics such as unconscious bias and tone, and the importance of diversity at our company, (iii) establishment of employee resource groups, (iv) conducting a diversity audit on our hiring processes, and (v) implementing metrics to drive continuous improvement around our DEI initiatives, processes and objectives.

Recognizing the value of employee engagement and retention, we conduct regular company-wide employee engagement surveys. Our management team evaluates the results and identifies opportunities for improvement. As a result of this feedback, in 2021, we established an employee Communications Task Force chartered with improving communications across the business, and we launched a new e-learning program to expand employee development.

Human Capital: Safe and Healthy Workplace

We provide resources, programs and services to support the physical, emotional and financial health of our employees. Additionally, specifically in regard to workplace safety, we have a Health, Safety and Environmental Policy that all employees are required to be trained on, which can be viewed on our website at https://ir.anika.com/governance-documents.

As part of our robust workplace safety training, we have implemented interactive virtual learning systems. These systems are function-specific and ensure that all employees have access to critical information to keep them and their co-workers safe. We also use an electronic management system, or EMS, to obtain information on any accidents or other safety issues. Our EMS offers the ability for anyone at our company to submit information about potential safety risks. All employees participate in annual training on workplace safety and the use of systems, including the EMS, to ensure that the importance of workplace safety is top of mind for employees throughout our company.

COVID-19 Pandemic Response

We have continually monitored the impact of the COVID-19 pandemic and the public policy responses to it, with particular focus on the health and well-being of our employees at all of our locations. We have taken a number of steps to promote the safety of our employees, and we continue to review and adjust policies and procedures as needed to comply with the Centers for Disease Control and Prevention and other country, state, and local guidelines in the rapidly changing COVID-19 environment. Some examples of the steps we have taken and continue to evaluate include, but are not limited to, the following:

•	Created a global COVID-19 Pandemic Task Force that meets regularly to review current pandemic status and make recommendations to senior leadership to help ensure the health and safety of our employee population;

•	Engaged a third-party firm to conduct a facility assessment and subsequently upgraded our air filtration systems to be more effective against COVID-19 transmission;

•	During peak infection periods, provided on-site COVID testing services through a third-party healthcare firm to make it easier for employees to receive testing if testing was otherwise unavailable or difficult to receive in the areas where they live;

•	Transitioned a large portion of our employees to remote work to offer additional protections to our manufacturing team and others who must be onsite to enable the delivery of critical products to our customers, clinicians and their patients;

•	Established and periodically update safety policies and protocols that are regularly communicated to employees as changes are made;

•	Adjusted attendance policies to encourage those who may be ill or who have had a potential exposure to stay home; and

•	Ensured our employees had resources and information to protect their physical, emotional and mental health, and that of those around them, including their families and co-workers.

Social Capital: Product Quality and Safety

Quality is integral to our business model and our long-term success. To drive quality assurance, we maintain a robust Quality Management System, or QMS, that fosters continuous improvement, drives manufacturing excellence and ensures compliance with global standards. Comprehensive annual training for employees enables us to consistently produce safe, high-quality products that meet or exceed the expectations of our customers.

As a medical device manufacturer, we adhere to ISO 13485 standards supported by our QMS. Our QMS is aligned with regulations from the U.S. Food and Drug Administration and GMED, an international reference body in the certification of health care and medical device quality management systems.

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Our Governance Focus

Governance: Business Ethics and Integrity

A workplace culture of “do the right thing,” guided by high standards and comprehensive policies, is the bedrock to our success as a life science company. Our Code of Business Conduct and Ethics guides the Board of Directors and our employees in making ethical and legal decisions when conducting business and fulfilling their roles and responsibilities as representatives of our company. We also have a Conflict of Interest Policy and an Insider Trading Policy, as well as a channel for employees and Directors to report concerns through our Whistleblower Policy. Please view our Corporate Governance documents webpage at https://ir.anika.com/governance-documents for a full list, and access to copies, of our governance documents and policies.

Our Compliance Program is based on our Code of Business Conduct and Ethics and is structured to help our company comply with the myriad of laws, guidelines and regulations that impact our business by mirroring the recommendations of the U.S. Department of Health and Human Services, Office of Inspector General’s (OIG’s) seven elements of an effective compliance program. We have established a Compliance Committee, made up of our Chief Executive Officer and senior representatives from several other functions within our company, which oversees the operation of our healthcare Compliance Program. In addition, we have established an Engagements Committee, which reviews and approves proposed interactions with healthcare professionals and healthcare organizations, including consulting services, royalty arrangements, requests for grants and research engagements. We are also a member of the Advanced Medical Technology Association, or AdvaMed, a global trade association of companies that develop, produce, manufacture, and market medical technologies, and which are dedicated to advancing medical science, developing high quality, innovative medical technology, and improving patient care. We follow AdvaMed’s Code of Ethics on Interactions with U.S. Health Care Professionals, or the AdvaMed Code of Ethics, which provides medical technology companies with guidance on ethical interactions and relationships with health care professionals. To view the AdvaMed Code of Ethics, please visit https://www.advamed.org/member-center/resource-library/advamed-code-of-ethics/.

In 2021, we also expanded our focus on working to ensure that our international distributors are organizations that operate in compliance with our policies and procedures and all laws and regulations. Using an independent screening process and third-party service providers that focus on investigating the integrity, reputation and business practices of our potential distribution partners, we attempt to gauge the level of risk posed by international distributors based on their geographic location and past corporate behavior, among other factors, and tailor our due diligence efforts and our willingness to engage specific distributors accordingly. We recognize that vigilant oversight of this aspect of our supply chain is foundational to our ability to grow our business with high ethical standards and integrity.

Business Model: Supply Chain Management

Supply chain management is a fundamental aspect of our business to ensure we have the raw materials and equipment/parts available to manufacture our products in a timely fashion for our customers and their patients. During the past year, we successfully took steps to navigate the challenges of the global supply chain crisis, including finding additional/alternative suppliers and reengineering our manufacturing processes and supplies for a more streamlined procurement process. Many of these supply chain improvements and the processes we initiated to develop and implement them, though born of near-term necessity, are now permanent and will enhance our ability to procure supplies to satisfy the needs of our customers and their patients as we continue to grow and transform our business.

Conclusion

The Board of Directors, our senior management team and our global employees all recognize the importance of ESG matters in creating and maintaining an environment of corporate accountability while striving to deliver high quality products that transform the lives of patients. As a result of our 2021 materiality assessment, which was based on the SASB framework, we have made significant progress in identifying and establishing initiatives to address the ESG focus areas identified above, and we are committed to the ongoing assessment, development and continuous improvement required in these important areas.

Director Overboarding Guidelines

The Board of Directors recognizes that its members benefit from service on the boards of other companies and it encourages such service. The Board also believes, however, that it is critical that directors are able to dedicate sufficient time to their service on the Board. The Board adopted our Commitment to the Board; Service on Other Boards; Change in Status Guidelines in March 2021. Pursuant to these guidelines, unless the Board determines that such service would not impair the ability of a director to effectively serve on the Board or the Audit Committee of the Board:

•	No director who serves as the chief executive officer of any public company, including Anika, may serve on the boards of directors of more than three public companies, including Anika;

•	No other director may serve on the board of directors of more than five public companies, including Anika; and

•	No member of the Audit Committee should serve simultaneously on the audit committees of more than four public companies, including Anika.

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Directors must notify the Chair of the Governance and Nominating Committee and our Corporate Secretary before accepting a seat on the board of directors of, or any assignment to the audit committee of, another public company so that the potential for conflicts or other factors compromising the director’s ability to perform his or her duties may be fully assessed.

Prohibition on Employee, Officer, and Director Hedging and Pledging

It is our policy that all employees and directors, as well as their family members, must not hedge or pledge any Anika securities they hold directly. An exception to this prohibition may be granted where a person wishes to pledge Anika securities as collateral for a loan, upon approval by our Chief Financial Officer, if certain other conditions are met. The prohibition on hedging is included in our Insider Trading Policy, which was implemented by the Board of Directors in December 2016 and most recently amended in December 2021. A copy of our Insider Trading Policy can be viewed on the investor relations portion of our website at https://ir.anika.com/governance-documents.

Majority Voting in Uncontested Director Elections Policy

The Board of Directors adopted our “Majority Voting in Uncontested Director Elections Policy” in December 2015. An uncontested election occurs when the number of director nominees is equal to the number of Board positions to be filled through election and proxies are being solicited for such election of directors solely by our company. Pursuant to our policy in such an election, if a director receives a greater number of votes “AGAINST” than “FOR” election, such director must promptly offer to resign. The Governance and Nominating Committee then will consider all of the relevant facts and circumstances and recommend to the Board whether or not to accept the offer of resignation. The final decision of whether or not to accept such resignation shall be made by the Board, and, if required or determined by the Board to be desirable, we will disclose the decision of the Board along with the rationale for the decision.

Transactions with Related Persons and Conflict of Interest Policy

It is our policy that all employees and directors, as well as their family members, must avoid any activity that is, or has the appearance of, conflicting with our business interests. This policy is included in our Code of Business Conduct and Ethics, and it is supplemented by our Conflict of Interest Policy, which was implemented by the Board of Directors in October 2015, and can be viewed on the investor relations portion of our website at https://ir.anika.com/governance-documents. Both the Code of Business Conduct and Ethics and the Conflict of Interest Policy are reviewed at least every three years, or more often as necessary or advisable. Among other things, this policy requires each director and officer to provide to the Chair of the Board (or to the Chief Executive Officer, if such transaction involves the Chair of the Board) written notice of any potential related party transaction, defined by our policy to mirror the definition of Item 404 of Regulation S-K under the Securities Exchange Act of 1934, or the Exchange Act, (with the exception that our policy includes a monetary threshold of $100,000 as opposed to the threshold of $120,000 set by Item 404 of Regulation S-K under the Exchange Act). Any such notice must include all information requested by the Chair of the Board (or the Chief Executive Officer). Upon receiving all relevant information, the disinterested members of the Board may approve the transaction if they determine that the transaction is in the best interests of, and fair to, Anika, may require modifications to the transaction to make it acceptable for approval, or may reject it. The Board may also establish guidelines for ongoing management of a specific related party transaction. The policy requires continuing related party transactions to be reviewed on at least an annual basis. Additionally, the policy requires all of our executives and directors to complete a director and officer questionnaire in connection with each of our annual proxy statements, which asks them to disclose family relationships and other related party transactions.

From January 1, 2021 through April 27, 2022, we had no reportable related party transactions.

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Beneficial Ownership of Common Stock

The following table sets forth the beneficial ownership of common stock as of April 13, 2022, by:

•	Each current director and director nominee;

•	Each of the named executive officers named in the Summary Compensation Table set forth under “Executive Compensation”;

•	Each other person who is known by us to beneficially own 5% or more of our common stock; and

•	Current directors, director nominees and executive officers as a group.

The number of shares of common stock owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares that the individual has the right to acquire by June 12, 2022 (sixty days after April 13, 2022) through the conversion of a security or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares for any other purpose. As of April 13, 2022, there were 14,519,284 shares of common stock outstanding. Shares not outstanding, but deemed beneficially owned by virtue of the right of a person to acquire those shares, are treated as outstanding only for purposes of determining the number and percent of shares of common stock owned by such person or group. Unless otherwise noted below, the address of each person listed on the table is in care of Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730.

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Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Common Stock Outstanding
Directors and Named Executive officers:
Sheryl L. Conley	-	(1)	-
John B. Henneman, III	12,379	(2)	*
Raymond J. Land	12,125	(3)	*
Glenn R. Larsen, Ph.D.	15,869	(4)	*
Stephen O. Richard	10,379	(5)	*
Jeffery S. Thompson	17,121	(6)	*
Susan L. N. Vogt	15,824	(7)	*
Cheryl R. Blanchard, Ph.D.	187,466	(8)	1.29%
David B. Colleran	40,927	(9)	*
Michael L. Levitz	46,093	(10)	*
Thomas Finnerty	57,557	(11)	*
James Loerop	23,592	(12)	*

Current directors and executive officers as a group (12 persons)	439,332	(13)	3.03%
5% and Above Stockholders:
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	2,358,617	(14)	16.30%
Kayne Anderson Rudnick Investment Management LLC
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067	1,467,510	(15)	10.17%
Ameriprise Financial, Inc.
145 Ameriprise Financial Center
Minneapolis, MN 55474	987,733	(16)	6.84%
The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	965,913	(17)	6.69%
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One
Austin, TX 78746	856,124	(18)	5.90%
State Street Corporation
State Street Financial Center
One Lincoln Street
Boston, MA 02111	798,568	(19)	5.53%

* Indicates less than 1%

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(1)	Ms. Conley was appointed to the Board of Directors on October 28, 2021, and does not currently beneficially own any shares of our common stock.
(2)	This amount includes 7,276 shares subject to restricted stock units vesting within sixty days of April 13, 2022.
(3)	This amount includes 4,172 shares subject to restricted stock units vesting within sixty days of April 13, 2022.
(4)	This amount includes 4,172 shares subject to restricted stock units vesting within sixty days of April 13, 2022.
(5)	This amount includes 7,276 shares subject to restricted stock units vesting within sixty days of April 13, 2022.
(6)	This amount includes 4,172 shares subject to restricted stock units vesting within sixty days of April 13, 2022.
(7)	This amount includes 4,172 shares subject to restricted stock units vesting within sixty days of April 13, 2022.
(8)	This amount includes 102,898 shares subject to stock options that are exercisable within sixty days of April 13, 2022, 24,576 shares of restricted stock units expected to vest within 60 days of April 13, 2022, and 11,724 shares held by The Cheryl R. Blanchard Amended and Restated Revocable Trust dated December 19, 2014, of which Dr. Blanchard is a beneficiary and the sole trustee.
(9)	This amount includes 32,560 shares subject to stock options that are exercisable within sixty days of April 13, 2022.
(10)	This amount includes 30,169 shares subject to stock options that are exercisable within sixty days of April 13, 2022.
(11)	Mr. Finnerty retired from our company as of March 11, 2022. This amount reflects the number of shares beneficially owned by Mr. Finnerty as of his last date of service to our company and includes 32,959 shares subject to stock options that are exercisable within 60 days of April 13, 2022.
(12)	Mr. Loerop resigned from our company as of January 27, 2022. This amount reflects the number of shares beneficially owned by Mr. Loerop as of his last date of service to our company and includes: (i) 18,000 shares subject to stock options that are exercisable within 60 days of April 13, 2022, and (ii) 1,567 deferred stock units that vested on February 25, 2021, and were settled in a lump sum within 60 days of Mr. Loerop's "separation from service," as that term is defined in Section 409A of the Internal Revenue Code.
(13)	This amount includes 216,586 shares subject to stock options that are exercisable within sixty days of April 13, 2022, and 55,816 shares of restricted stock units expected to vest within 60 days of April 13, 2022.
(14)	Such information is provided based on amended Schedule 13G filed with the SEC on behalf of BlackRock, Inc. on January 27, 2022. BlackRock, Inc. has sole voting power with respect to 2,325,024 shares and sole dispositive power with respect to 2,358,617 shares.
(15)	Such information is provided based on amended Schedule 13G filed with the SEC on behalf of Kayne Anderson Rudnick Investment Management LLC on February 14, 2022. Kayne Anderson Rudnick Investment Management LLC has sole voting power with respect to 712,759 shares, shared voting power with respect to 507,117 shares, sole dispositive power with respect to 960,393 shares, and shared dispositive power with respect to 507,117 shares.
(16)	Such information is provided based on Schedule 13G filed with the SEC on behalf of Ameriprise Financial, Inc. and its subsidiaries, Columbia Management Investment Advisers, LLC and Columbia Wanger Asset Management, LLC, on February 14, 2022. Ameriprise Financial, Inc. beneficially owns 987,733 shares, has shared voting power with respect to 987,733 shares, and shared dispositive power with respect to 987,733 shares. Columbia Management Investment Advisers, LLC beneficially owns 987,361 shares, has shared voting power with respect to 950,771 shares, and shared dispositive power with respect to 987,361 shares. Columbia Wanger Asset Management, LLC beneficially owns 766,289 shares, has shared voting power with respect to 766,289 shares, and shared dispositive power with respect to 766,289 shares.
(17)	Such information is provided based on amended Schedule 13G filed with the SEC on behalf of The Vanguard Group on February 9, 2022. The Vanguard Group has shared voting power with respect to 10,965 shares, sole dispositive power with respect to 944,329 shares, and shared dispositive power with respect to 21,584 shares.
(18)	Such information is provided based on amended Schedule 13G filed with the SEC on behalf of Dimensional Fund Advisors LP on February 8, 2022. Dimensional Fund Advisors LP has sole voting power with respect to 833,946 shares and sole dispositive power with respect to 856,124 shares.
(19)	Such information is provided based on amended Schedule 13G filed with the SEC on behalf of State Street Corporation on February 10, 2022. State Street Corporation has shared voting power with respect to 767,671 shares and shared dispositive power with respect to 798,568 shares.

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Executive Officers

The Board of Directors elects our executive officers annually at a regular meeting held immediately preceding an annual meeting of stockholders. The Board also elects executive officers throughout the year as such individuals are hired by us. Executive officers hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified, unless they sooner resign or are removed from office. There are no family relationships between any of our directors (including director nominees) or executive officers.

The following table lists our executive officers and their offices and ages, all as of April 27, 2022. It is currently expected that each of these officers will be re-appointed to their current offices by the Board immediately preceding the Annual Meeting:

Name	Position	Age
Cheryl R. Blanchard, Ph.D.	President and Chief Executive Officer	57
Michael L. Levitz	Executive Vice President, Chief Financial Officer and Treasurer	48
David B. Colleran	Executive Vice President, General Counsel and Secretary	50

Dr. Blanchard’s biography is included above in the section titled “Proposal 1: Election of Directors – Information Regarding the Directors.”

Michael L. Levitz was appointed Executive Vice President, Chief Financial Officer and Treasurer in August 2020. Mr. Levitz served as the Senior Vice President, Chief Financial Officer and Treasurer of Insulet Corporation, a publicly traded, global medical device and drug delivery company, from 2015 to May 2019. From 2009 to 2015, Mr. Levitz was the Senior Vice President, Chief Financial Officer and Treasurer of Analogic Corporation, a global provider of medical guidance, diagnostic imaging, and threat detection equipment. Previously, during his seven years with Hologic, Inc. and Cytyc Corporation (which merged with Hologic), Mr. Levitz served in various capacities including Vice President and Corporate Controller. Mr. Levitz began his career in the high technology audit practice at Arthur Andersen LLP. Mr. Levitz earned his Bachelor of Arts in Business Economics, with emphasis in Accounting, from the University of California Santa Barbara and is a certified public accountant.

David B. Colleran was appointed Executive Vice President, General Counsel and Secretary in March 2020. Most recently, Mr. Colleran served as Senior Vice President, General Counsel, Secretary and Chief Compliance Officer at Insulet Corporation, a publicly traded, global medical device and drug delivery company, from July 2015 through March 2019. Prior to that, from 2010 to 2015, he held the role of Vice President and General Counsel of the Medical Supplies segment, and from 2006 to 2010, he held the role of Associate General Counsel, both at Covidien, a global manufacturer of medical devices and supplies acquired by Medtronic in 2015. Prior to that, he was Corporate Counsel at Ocean Spray Cranberries. Mr. Colleran began his career as a corporate attorney at the law firm Choate, Hall & Stewart. Mr. Colleran holds a B.A. in Political Science from Boston College and a J.D. from Boston College Law School.

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Compensation Discussion and Analysis

This section describes and analyzes the material elements of the 2021 compensation for our named executive officers, or NEOs, determined in accordance with SEC rules, as follows:

Name	Title (as of December 31, 2021)
Cheryl R. Blanchard, Ph.D.	President and Chief Executive Officer
Michael L. Levitz	EVP, Chief Financial Officer, and Treasurer
David B. Colleran	EVP, General Counsel, and Secretary
Thomas Finnerty*	EVP, Human Resources
James Loerop**	EVP, Business Development and Strategic Planning
*	Mr. Finnerty retired as of March 11, 2022.
**	Mr. Loerop resigned as of January 27, 2022.

Executive Summary

Our Fiscal Year 2021 Business Performance

In 2021, we extended our transformation initiative that began in 2020 with our acquisitions of Parcus Medical, LLC, or Parcus Medical, and Arthrosurface, Inc., or Arthrosurface. Those acquisitions expanded our overall technology portfolio and product pipeline, enhanced our global footprint and commercial infrastructure, diversified our revenue streams in faster growing segments, and grew our overall market opportunity from the over $1 billion global osteoarthritis, or OA, pain management market to an over $8 billion joint preservation market (which includes faster growing regenerative, sports medicine and bone preserving extremities markets). Following these acquisitions, and with the COVID-19 pandemic continuing to create uncertainty, we managed our business to prioritize the health and safety of our employees while delivering high-quality products and support for our customers and their patients without significant operational interruptions. We also achieved other important accomplishments in talent acquisition, commercial organization integration, and new product launches. While the COVID-19 environment and staffing constraints periodically limited elective procedures, and have presented supply chain and staffing challenges, we drove 13% revenue growth in 2021, having made significant progress on our operational transformation as we established the foundation for our multi-year growth strategy. Our 2021 key accomplishments included:

•	Market launch of our Tactoset Injectable Bone Substitute for augmentation of suture anchor fixation in the fourth quarter, a new indication that allows surgeons to use Tactoset for hardware fixation due to insufficient bone quality, increasing pull-out strength of suture anchors;

•	Market launch in the third quarter of our WristMotion Total Wrist Arthroplasty, or TWA, system focused on alleviating pain and restoring full range of motion for patients with arthritic wrist joints (WristMotion TWA, along with our WristMotion Hemiarthroplasty System, provides surgeons with multiple innovative and bone preserving treatment options for different stages and severities of wrist arthritis);

•	Received 510(k) clearance from the U.S. Food and Drug Administration in the third quarter for our reverse shoulder implant system, which sets the stage for the development and expansion of our company’s shoulder implant portfolio targeted for ambulatory surgical centers;

•	Completed enrollment in the fourth quarter of the U.S. pilot clinical trial of Cingal, our combination viscosupplement/steroid product for OA pain management;

•	Launched a focused effort to advance our ESG strategy in the fourth quarter by completing an in-depth “materiality assessment” validating key environmental, social and governance issues of greatest importance to our stakeholders;

•	Rolled out our SAP enterprise resource planning system to legacy Parcus Medical and Arthrosurface operations in the third quarter, providing additional operational capabilities in support of our growth strategy; and

•	Added key members to our management team and Board of Directors, including Kevin Stone, Vice President and General Manager of Sports Medicine, Anne Nunes, Vice President of Operations, and Sheryl L. Conley, a new independent director, each bringing deep knowledge and decades of orthopedic industry experience.

For other business and financial highlights, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

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Compensation Decisions

As described more fully below, we made compensation decisions for our NEOs for 2021 that were generally linked to our performance. In particular, the Compensation Committee:

•	Determined Cash Bonuses – Paid the NEOs annual cash bonuses, generally at 100% of target, based on our business performance results as described above, including the strong stewardship of our company through the unprecedented circumstances associated with the COVID-19 pandemic and supply chain and staffing challenges, and a review of each NEO’s individual accomplishments;

•	Awarded Long-Term Incentive Equity – Granted the NEOs, including the Chief Executive Officer, equity awards in early 2021 evenly split between time-vesting restricted stock units and performance-based, time-vesting stock options in the form of premium priced stock options, as further described below;

•	Revised the Form of Long-Term Incentive Equity Awarded as Compared to Prior Years – Reviewed the effectiveness of performance-based restricted stock unit awards and determined that three (3) year vesting premium priced stock options priced at 110% of fair market value on the grant effective date were the most effective performance-based long-term equity incentive for our NEOs to continue to align with stockholder interests; and

•	Certified Achievement Under our 2019 Performance Restricted Unit Awards – In connection with the end of the 3-year performance period, ended December 31, 2021, certified achievement and subsequent vesting of 112.5% of the shares granted at target under our 2019 Performance Restricted Unit awards.

Stockholder Outreach

In 2021, we reached out to stockholders holding a majority of our common stock as part of our practice to provide updates on our performance and to solicit their feedback, including outreach specifically on our executive compensation program. As part of our annual outreach program, in May 2021, we contacted our top stockholders holding approximately 70% of our outstanding common stock and held meetings with stockholders representing approximately 40% of our outstanding common stock. The remaining stockholders, representing approximately 30% of our outstanding common stock, either did not respond to our outreach efforts or expressed no concerns. During those meetings, we typically discussed our compensation philosophy, performance, strategy, capital allocation, corporate governance and ESG initiatives. Some general themes arising from those conversations were that our investors would like to better understand: (i) how we align performance and compensation, (ii) our approach to, and progress on, our ESG initiatives, and (iii) our progress on our transformational strategy and how we expect to drive increased stockholder value.

In response to the feedback received through our stockholder outreach communications in 2021, and in prior years, we have implemented changes to our compensation programs, including: (i) maintaining an even split between time-based and performance-based equity grants made to our Chief Executive Officer, (ii) utilizing a relative metric based on total stockholder return in our Chief Executive Officer’s 2020 new-hire performance-based stock option grant, and (iii) in 2021, awarding premium-priced stock options with an exercise price that is 10% above the closing price of our common stock on the grant date, all of which we believe further aligns the goals and objectives of our executive officers with those of our stockholders. In 2021, we also completed our ESG materiality assessment, which included direct feedback from our outreach to certain stockholders, and we began to incorporate and plan for expanded ESG-related disclosures regarding our values, approach to, and progress on, ESG issues, including disclosures made during our June 2021 Investor Day and above in this Proxy Statement.

At our 2021 Annual Meeting, we presented our stockholders with a proposal to approve, on an advisory basis, the 2020 compensation of our named executive officers as disclosed in our 2021 proxy statement. 77% of the shares voted on this proposal were cast in support of our 2020 named executive officer compensation. The Compensation Committee does, and will continue to, consider the results of stockholders advisory votes on executive compensation when making future decisions relating to our executive compensation programs and compensation for named executive officers. We welcome, appreciate and will continue to solicit feedback from our stockholders, and will continue to consider this feedback as we seek to enhance our compensation program and related narrative disclosure, including the information provided in the following discussion.

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Compensation Philosophy

The Compensation Committee oversees our overall compensation program and approves our compensation policies. The overriding goal of our compensation program is to drive long-term high performance and increase stockholder value through our pay programs and corporate culture. As a result, the Compensation Committee incorporates performance into many aspects of our compensation program, including pay levels, incentive payouts, and pay opportunities. Corporate and individual goals are set through our yearly budgeting and strategic planning processes and these goals are ultimately reviewed and approved by the Board of Directors prior to, or at the beginning of, each year.

The Compensation Committee, utilizing the structure of our compensation program and, as appropriate, its discretion, implements our executive compensation program to reward our NEOs when their performance meets or exceeds established goals. A significant portion of each NEO’s incentive compensation is weighted towards the management team’s achievement against targeted goals (rather than individual performance), so that if we meet or exceed our goals, the team earns awards at or above target levels. Conversely, if the team fails to meet the minimum thresholds, they will not be awarded the targeted components of the performance-based compensation.

As a general matter, the Compensation Committee uses compensation data from the annual compensation study of competitive peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels, and it does not benchmark specific elements or total compensation to a specific level or percentile relative to peer companies or the broader market. Rather than rely on a specific formula-based model, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as company, business, and individual performance, scope of responsibility, critical needs and skill sets, leadership potential, and succession planning. The Compensation Committee believes that retaining this discretion gives the Compensation Committee the ability to more accurately reflect factors and individual contributions that cannot be absolutely quantified. The Compensation Committee also considers our primary physical locations near Boston, Massachusetts, the high level of competition for highly qualified life sciences employees in that geographic area, and the need to remain competitive with the compensation offered by other life sciences companies to ensure the successful recruitment and retention of top performing executives and employees, all of which have become more challenging in recent years. We have designed our compensation program to:

•	Motivate and reward our executives to achieve or exceed our financial and operating performance objectives;

•	Propel our business forward through a focus on operational excellence and execution of our business strategy;

•	Link each NEO’s compensation with specific business objectives;

•	Align each NEO’s compensation with the interests of long-term stockholders by tying a significant portion of total compensation opportunity to the value of our stock;

•	Reinforce accountability and cooperation by tying a significant portion of total NEO compensation to overall company performance;

•	Attract and retain talented leaders who can drive and implement our growth, transformation, and operational excellence strategies;

•	Reward individual performance and accomplishments; and

•	Keep the compensation packages competitive with those of our peers and other companies with whom we compete for talented employees.

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Key Compensation Policies and Practices

Key Features

We believe that our executive compensation program includes key features that align the performance and objectives of the NEOs and our company with the interests of our stockholders and does not include features that misalign NEO and corporate objectives with stockholder interests. During 2021, we arranged our compensation program in accordance with the practices set forth below:

What We Do
✓	Link a significant portion of NEO compensation to company performance
✓	Align a significant portion of NEO compensation with stockholders’ interests through long-term incentives, including historical grants of performance-based awards with exclusively multi-year performance metrics and made grants of 2021 performance-based awards in the form of premium priced stock options with a 3-year vesting period
✓	Structure our equity grants to NEOs to be evenly divided between time-vesting and performance-based awards (excepting certain new- hire awards of time-vesting stock options)
✓	Balance short-term and long-term incentives
✓	Require NEOs to own significant amounts of stock through robust stock ownership guidelines (see page 47 of this Proxy Statement)
✓	Include minimum vesting requirements for equity awards in our equity compensation plan, subject to certain exceptions
✓	Incorporate double-trigger vesting upon a change in control for all equity awards to NEOs
✓	Cap annual cash bonus payouts at 2x target
✓	Utilize an independent compensation consultant annually to assist our assessment of our compensation program
✓	Solicit say-on-pay votes annually

What We Don’t Do
Ä	No automatic or guaranteed annual salary increases
Ä	No guaranteed short-term or long-term incentive awards
Ä	No repricing of stock options or SARs without stockholder approval
Ä	No hedging/pledging of our stock per our Insider Trading Policy
Ä	No “golden parachute” excise tax gross-ups
Ä	No granting of stock options or SARs at a per share exercise price less than fair market value on the grant date
Ä	No pension or other special benefits
Ä	No perquisites

Key Performance Factors

In setting the compensation for our executive officers, the Compensation Committee relies primarily on our overall financial performance and an assessment of each individual’s performance and contribution to the achievement of our goals. The Compensation Committee seeks to align the metrics it uses in evaluating our executive compensation with the metrics that we use to evaluate our performance more generally, including those metrics that we publicly disclose.

In 2021, the Compensation Committee began to use premium priced stock options as a performance-based equity award to further align individual performance with our goals for growth and stockholder value appreciation. The Compensation Committee balances corporate goals and objectives, including certain financial metrics, product development, share price performance and revenue growth, and individual performance, including, but not limited to, completion of strategic projects/transactions and new product releases, in making decisions on annual cash bonus payments. Additionally, the Compensation Committee considers the recommendations of the Chief Executive Officer in its review with regard to other NEO performance (other than the Chief Executive Officer) and resulting compensation decisions. In 2021, decisions on annual cash bonus payments also included as a key component the Compensation Committee’s consideration of the role the NEOs played in guiding our company through the challenges of the COVID-19 pandemic with no significant operational disruption.

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Peer Group and Role of Compensation Consultant

In addition to corporate and individual performance metrics, the Compensation Committee weighs other quantitative factors, such as general compensation trends, in making compensation decisions. In this regard, the Compensation Committee periodically reviews surveys of executive compensation and information concerning compensation at similarly situated companies. In 2021, as in prior years, the Compensation Committee engaged Aon’s Human Capital Solutions practice, a division of Aon plc (formerly known as Radford), to provide executive compensation consulting services to the Compensation Committee, to assist the Compensation Committee in selecting an appropriate peer group for compensation comparisons, and to perform an executive compensation review. The Compensation Committee has assessed the independence of Aon under the applicable SEC and NASDAQ Listing Rules and concluded that the continued engagement of Aon did not raise any conflicts of interest and did not adversely affect Aon’s independence.

The Compensation Committee, with the assistance of Aon, has performed this analysis each year from 2015 through 2021, and currently intends to continue the practice of performing this analysis yearly. In completing its analysis for 2021, the Compensation Committee reviewed competitive data compiled by Aon from a peer group comprised of 20 companies in related businesses at similar stages of development and of similar size in terms of market capitalization and employee population. The Compensation Committee also reviewed market data from the 2020 Radford Global Life Sciences Survey (the “Radford Survey”) covering 101 public biopharmaceutical and medical device companies. The Compensation Committee uses competitive compensation data from these peer company and industry reviews to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. While the Compensation Committee considers benchmarking data and may factor certain benchmarking data elements into its compensation decisions, it does not generally seek to benchmark specific compensation elements or total compensation to a specific level or percentile relative to the peer companies or the broader United States market. Rather than rely on a specific formula-based model, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, considering not only competitive market data, but also factors such as company, business, and individual performance, scope of responsibility, critical needs and skill sets, leadership potential, and succession planning. The Compensation Committee believes that retaining this discretion gives the Compensation Committee the ability to more accurately reflect factors and individual contributions that cannot be absolutely quantified. The Compensation Committee also considers our primary locations near Boston, Massachusetts, the high level of competition for highly qualified life sciences employees in that area, and the need to remain competitive with the compensation offered by other life sciences companies to ensure the successful recruitment and retention of top performing executives and employees.

With Radford’s assistance, we review and adjust our peer group annually to ensure that the industry data we review is relevant to our current and near-term future activities and goals. We believe that the adjustments we made to our 2021 peer group are appropriate to better reflect changes in our company over time, based on our history of strong financial performance, growing product pipeline, commercial strategies, and our Global Industrial Classification System (GICS) Code as a Biotechnology company. Given this dynamic, we felt it appropriate to blend biotechnology companies with medical device companies in a ratio of approximately 2/3 to 1/3, as we did in 2020. The Compensation Committee adopted the following peer group in September 2020 for use in 2021 compensation decisions:

Peer Group Companies
Biotechnology Companies	Medical Device Companies
AMAG Pharmaceuticals, Inc.	AtriCure, Inc.
Avid Biosciences, Inc.	Atrion Corporation
Collegium Pharmaceutical, Inc.	AxoGen, Inc.
Flexion Therapeutics, Inc.	CryoLife, Inc.
MacroGenics, Inc.	Glaukos Corporation
Momenta Pharmaceuticals, Inc.	Orthofix, Inc.
Omeros Corporation	SurModics, Inc.
Organogenesis Holdings Inc.
Radius Health, Inc.
Retrophin, Inc.
Spectrum Pharmaceuticals, Inc.
Vanda Pharmaceuticals, Inc.
Vericel Corporation

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2021 Compensation Decisions

Our 2021 NEO compensation was made up of three key components:

•	Base salary;

•	Discretionary annual bonuses; and

•	Equity-based long-term incentive awards, generally in the form of time-based and performance-based stock options and restricted stock units.

Aside from Cheryl R. Blanchard, Ph.D., each of the NEOs is an at-will employee with terms of employment documented on our standard form of offer letter. For additional detailed information regarding the compensation of Dr. Blanchard resulting from her employment agreement with us, please see the section captioned “Other Compensation Matters – Dr. Blanchard’s Employment Agreement” below.

Base Salary

The first principal component of compensation for our executive officers is base salary, which is paid to our NEOs in recognition of their talents and the unique skills each NEO possesses and which are required to drive our company toward achievement of its goals and objectives. Base salaries for our NEOs are subject to annual review by the Compensation Committee. For this purpose, the Compensation Committee considers a number of factors, including the individual’s level of responsibility, experience, and performance. The Compensation Committee also considers market practices as described above, taking into account any contractual obligations. Salaries are reviewed and determined at the discretion of the Compensation Committee on an annual basis, and there is no guaranteed year-over-year increase to any of the NEOs’ salaries.

For 2021, base salaries and compensation increases, as applicable, for the NEOs are set forth below. We hired Dr. Blanchard, Mr. Levitz, and Mr. Colleran in 2020, and their 2020 salaries reflect the annualized salaries approved by the Compensation Committee at the time of their hire (in the case of Dr. Blanchard, her appointment as President and Chief Executive Officer on April 26, 2020). With the exception of Dr. Blanchard, all NEOs received a 3.5% salary increase, which was largely in line with the rest of our employees. Dr. Blanchard’s salary increase was determined following a review of competitive market compensation for her position as president and chief executive officer against companies within our peer group, and in recognition of the contributions made by Dr. Blanchard in implementing the early stages of our business transformation while simultaneously managing the challenges of the COVID-19 pandemic.

2021 Base Salary

Name	2020 Salary	2021 Salary	% Change
Cheryl R. Blanchard, Ph.D.	$625,000	$668,400	6.9%
Michael L. Levitz	$450,000	$456,400	3.5%
David B. Colleran	$420,000	$432,400	3.5%
Thomas Finnerty	$353,505	$365,900	3.5%
James Loerop	$381,563	$394,900	3.5%

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Annual Cash Bonus

The second principal component of our compensation policy for executive officers consists of cash bonuses, which are generally paid to our NEOs to motivate attainment of our near-term goals that are consistent with our long-term strategic plan.

Each NEO has a target annual bonus amount established by the Compensation Committee at the beginning of each year that is expressed as a percentage of the NEO’s base salary. In 2021, these targets were unchanged from the targets from the prior year for individuals in similar positions. The Compensation Committee establishes the target bonus amounts consistent with the compensation philosophy described above, including consideration of market practices, and to provide, in its view, an appropriate balance between fixed (salary) and variable (bonus) cash compensation. The 2021 target bonus amounts for the NEOs were as follows:

2021 Annual Cash Bonus Targets

Name	% of Salary	Amount at Target
Cheryl R. Blanchard, Ph.D.	85%	$568,140
Michael L. Levitz	45%	$205,380
David B. Colleran	45%	$194,580
Thomas Finnerty	45%	$164,655
James Loerop	45%	$177,705

Actual bonus amounts awarded are not formulaic and depend on the Compensation Committee’s assessment of both our business and individual NEO performance after the completion of each year. The Compensation Committee considers our financial performance, our overall operational performance, and our contribution to increasing stockholder value at its discretion to determine an appropriate level of baseline cash bonus compensation for our NEOs. Once the Compensation Committee has established this baseline, it considers the applicable individual performance with respect to individual goals and contribution to overall company performance in its discretion to adjust each individual NEO’s cash bonus award.

After the completion of the 2021 fiscal year, the Compensation Committee, with the assistance of our Chief Executive Officer, reviewed our performance, as well as the individual performance of each executive officer (other than her own performance). The accomplishments set forth in the Executive Summary section titled “Our Fiscal Year 2021 Business Performance” were considered in this review. For the year, the Compensation Committee determined that we continued to make strong overall business progress transforming our organization and integrating our 2020 acquisitions, especially in light of the ongoing challenges presented by the unpredictable rise and fall of cases of COVID-19 during 2021.

While the COVID-19 pandemic, including related supply chain and staffing challenges, had an impact on the financial results delivered by the organization, we achieved significant strategic and operational goals as set forth in the section captioned “Our Fiscal Year 2021 Business Performance” above, including new product launches of our Tactoset product for suture anchor augmentation and our WristMotion Total Wrist Arthroplasty system, as well as completion of enrollment in our Cingal pilot study. In addition, we: (i) received 510(k) clearance from the U.S. Food and Drug Administration for our reverse shoulder system, which paves the way for expansion of our shoulder implant portfolio, (ii) integrated Parcus Medical and Arthrosurface into our global enterprise resource planning system, (iii) launched a focused plan to advance ESG initiatives throughout our company, (iv) continued to strengthen our management team and Board of Directors with two key senior management team additions and one new Board member, and (v) continued successful guidance of our company through the COVID-19 pandemic with no significant operational disruptions or reductions in workforce.

These achievements, combined with our efforts in 2020, continued to transform our company and allowed us to continue to focus on execution of our multi-year strategy and value creation for our stakeholders over the coming years. As a result, the Compensation Committee, using its informed judgment in considering our performance in relation to 2021 corporate objectives and macroeconomic business factors, such as the COVID-19 pandemic, and related supply chain and staffing challenges, and without any pre-established formulas or target levels, set a cash bonus payment baseline of 100% of the target for each NEO, subject to adjustment based on individual performance achievement with respect to individual goals, which included goals and objectives in the financial, R&D pipeline/new product development, clinical program, and employee engagement categories, and contributions to overall company performance. Overall, each NEO had a strong performance during the year and significantly contributed to our business and financial highlights outlined above. The bonus targets based on annualized salary and final, individual actual bonus amounts paid are included in the table below.

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2021 Cash Bonus Decisions

Name	Bonus Target	% Achieved	Bonus Paid
Cheryl R. Blanchard, Ph.D.	$568,140	100%	$568,140
Michael L. Levitz	$205,380	100%	$205,362
David B. Colleran	$194,580	100%	$194,597
Thomas Finnerty	$164,655	100%	$164,600
James Loerop*	$177,705	n/a	n/a

* Mr. Loerop resigned as of January 27, 2022 and was not eligible for a 2021 bonus payment.

Equity-Based Grants

The third principal component of our compensation policy for executive officers consists of grants under our equity incentive plan, which are generally provided to our NEOs to align their goals and objectives with the interests of our stockholders, to motivate attainment of our long-term strategic vision, and for retention purposes. Under our equity compensation plan, NEOs may be granted stock options or other forms of equity awards, including restricted stock awards and units, performance-based equity awards, and stock appreciation rights. Equity awards typically are approved at regularly scheduled Compensation Committee meetings, generally during the first quarter of each year given the meeting’s proximity to the beginning of the performance period for performance-based awards, and generally granted effective on the third full business day following our announcement of financial and business results for the completed prior fiscal year. During 2019, we implemented a deferred stock program that allows our directors and executives, at their discretion, to defer settlement of restricted stock unit awards granted to them in 2020 and thereafter. We implemented this program, and continue to maintain it, to remain competitive with market practices and to encourage our NEOs to hold shares of our common stock, thereby aligning their long-term incentives with those of our stockholders.

This year, we are seeking stockholder approval to make an additional 950,000 shares available for issuance under our equity incentive plan. As discussed further in Proposal 2, as we refine our strategic objectives and initiatives and position our company for future growth, and as we attempt to attract, incent and retain key employees in a rapidly changing and challenging hiring market within an already geographically competitive life sciences landscape, we are seeking stockholder approval for an amount of additional shares which, based on our estimates, would support our equity compensation program over the course of the next year based on our current share price, recent burn rate history, and new-hire and annual grant practices. These additional shares will help ensure that we are able to appropriately recruit, motivate, and retain our employees over the next year. Furthermore, in connection with this approval and our multi-year business strategy, we will continue to review our compensation strategy as a whole, including an ongoing analysis and use of the most appropriate equity tools, which are selected in order to maintain performance-based compensation that will competitively incentivize our management team and employees while also driving long-term stockholder value.

The amount and form of equity-based grants each year are determined by the Compensation Committee using the compensation philosophy described above, including the Compensation Committee’s informed judgment, and taking into account our performance, competitive market practices, past and expected individual performance achievements, past and expected contributions to overall company performance, and the need to attract and retain talented executives in an extremely competitive environment who can drive and implement our transformation, growth and operational excellence strategies. For the last several years, the Compensation Committee has increasingly used performance-based equity awards to align the interests of our NEOs with those of our stockholders.

In 2021, each of our NEOs, including our Chief Executive Officer, was granted equity awards, the value of which was generally evenly split between time-vesting restricted stock units and performance based, time-vesting stock options in the form of premium priced stock options. The restricted stock units vest in three equal annual installments beginning one year from the grant date. The premium priced stock options vest in three equal annual installments beginning one year from the grant date, with an exercise price that is 110% of the fair market value on the grant date. We believe premium priced stock options granted with an exercise price of 110% of the fair market value of our common stock on the grant date inherently drive individual and company performance, while strongly aligning executive interests with stockholder interests by generating stockholder value through increased stock performance over time.

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For 2021, the Compensation Committee awarded the following balanced mix of time-vesting restricted stock units and premium priced stock options:

Name	Time-Vesting RSUs (# of Shares)	Premium Priced Stock Options (# of Shares)
Cheryl R. Blanchard, Ph.D.	43,259	108,398
Michael L. Levitz	13,315	33,363
David B. Colleran	11,047	27,681
Thomas Finnerty	7,645	19,158
James Loerop	6,705	16,802

Vesting of 2019 Performance Restricted Unit Awards

In 2019, we issued performance restricted unit (PSU) awards with a three-year performance period ending on December 31, 2021. Payouts under these PSU awards were based on our achievement of metrics regarding our vitality index (55% of total award), Tactoset product launch, and implementation of a hybrid sales team (30% of total award), and Adjusted EBITDA margin (15% of total award). During the performance period, we exceeded our vitality index metric with a vitality index of greater than 30% and launched Tactoset and staffed a new hybrid sales team model, but our Adjusted EBITDA of over 11% in 2021 did not achieve the established Adjusted EBITDA margin metric. Based upon these achievements, the Compensation Committee certified payouts pursuant to the 2019 PSU awards at 112.5%. Only Mr. Finnerty and Mr. Loerop received the 2019 PSU grants as the other NEOs were not yet at the company in their current positions.

Other Compensation Matters

Employment and Executive Retention Agreements Effective at December 31, 2021

Prior to 2021, we had entered into an employment agreement with Cheryl R. Blanchard (as described below under “Dr. Blanchard’s Employment Agreement”) and executive retention agreements with each of the other NEOs. While the NEOs remain employed at-will, these agreements are intended to provide market-level severance compensation to be competitive with our peer group of comparable companies and to promote retention. We believe that these agreements are fair to the executives and to our stockholders because they provide relatively modest severance in exchange for the restrictive covenants that help protect our company. These restrictive covenants include standard non-competition, non-solicitation, non-disparagement, and confidentiality restrictions. The agreements are discussed in connection with the “Potential Payments Upon Termination or Change in Control” table on page 44 below.

Each agreement provides for severance benefits that may be triggered by an involuntary termination of employment by us without “cause” or by the executive for “good reason” (as defined in each agreement), or a qualifying termination. The level of severance benefits depends on whether the involuntary termination occurs during or outside of a change in control protected period that runs from three months before until 12 months after a change in control (as defined in each agreement). In addition, the agreements provide for full vesting of outstanding equity awards upon a qualifying termination occurring during the period from three months before until 12 months after a change in control for awards granted after January 29, 2019. Equity awards granted prior to January 29, 2019 will continue to vest in full upon the occurrence of a change in control in accordance with the award terms. Except as described in this paragraph and for certain equity grants made to Dr. Blanchard upon her appointment as our President and Chief Executive Officer, none of the equity grants made to our NEOs provide for accelerated vesting upon termination of their employment by us without “cause” or by the executive for “good reason.” If “golden parachute” excise taxes would be triggered by payments due in connection with termination during a change in control protected period, the agreements provide for a cut-back in the payments to avoid the excise tax, if the cut-back would result in a greater after-tax benefit to the executive.

The following summarizes the cash and health benefits (i.e., company payment of premiums under our health plans) severance provided to the NEOs as of December 31, 2021:

Trigger	Type of Severance	CEO	Other NEOs
Termination without cause or with	Cash severance	18 months’ salary	12 months’ salary
good reason, not in connection with a	Health benefits	18 months at active	12 months at active
change in control		employee rates	employee rates
Termination without cause or with	Cash severance	2x the sum of 12 months’	12 months’ salary plus target
good reason, within 3 months before		salary plus target bonus	bonus
or 12 months after a change in control	Health benefits	18 months at active	12 months at active
		employee rates	employee rates

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In addition, in accordance with the terms of Dr. Blanchard’s employment agreement, if Dr. Blanchard’s employment had been terminated “without cause” or Dr. Blanchard terminated her employment with us for “good reason” not due to disability prior to December 31, 2021, she would have been entitled to pro rata vesting of the time-vesting restricted stock unit grant and the time-vesting stock option grant awarded to her on April 26, 2020 in conjunction with the commencement of her employment as President and Chief Executive Officer.

Dr. Blanchard’s Employment Agreement

In early 2020, our then current Chief Executive Officer, Mr. Joseph Darling, unexpectedly passed away. Following Mr. Darling’s passing, the Board of Directors briefly activated an interim Office of the President to provide leadership and oversight of day-to-day affairs before appointing Dr. Blanchard as our interim Chief Executive Officer, effective February 10, 2020, pursuant to the terms of a letter agreement executed between her and our company. Dr. Blanchard was later appointed our President and Chief Executive Officer effective April 26, 2020. In connection with Dr. Blanchard’s transition to President and Chief Executive Officer, we and Dr. Blanchard entered into an employment agreement effective as of April 23, 2020 (the “Agreement”). The Agreement has an initial term of April 26, 2020 through December 31, 2021, which automatically renews for successive 1-year periods unless either party elects nonrenewal in accordance with the Agreement. The Agreement provided for an initial annual base salary of $625,000 and a target annual bonus opportunity equal to 85% percent of annual base salary. In addition, the Agreement provided for the following initial equity awards: (i) a time-based restricted stock unit grant covering 73,726 shares, eligible to vest in equal annual installments over three years; (ii) a performance-based restricted stock unit grant covering 80,620 shares at target, eligible to vest up to 150% of the target shares on February 25, 2023; (iii) a time-based stock option grant covering 104,638 shares, eligible to vest in equal annual installments over three years; and (iv) a performance-based stock option grant covering 104,638 shares at target, eligible to vest up to 150% of the target shares based on our total stockholder return relative to a comparison group of companies set forth in the Agreement through December 31, 2022. In each case, vesting generally requires Dr. Blanchard’s continued employment through the relevant vesting date. The Agreement provides for (i) reimbursement of reasonable business expenses, (ii) the payment of up to $10,000 in legal fees incurred by Dr. Blanchard in connection with the Agreement, (iii) participation in our benefit plans, and (iv) 30 paid vacation days per year. Under the Agreement, if Dr. Blanchard’s employment is terminated due to death, disability (as defined in the Agreement), by us without “cause” (as defined in the Agreement and including our nonrenewal of the term of the Agreement), or by Dr. Blanchard for “good reason” (as defined in the Agreement), Dr. Blanchard would become entitled to (i) 18 months of base salary, (ii) continued payment of company premiums under our benefit plans for 18 months and (iii) if such termination is not due to disability and occurs prior to December 31, 2021, pro rata vesting of the time-based restricted stock unit grant and the time-based option grant described above. Notwithstanding the foregoing, if such a termination without cause or for good reason occurs within 3 months prior to or 12 months after a change in control (as defined in the Agreement), Dr. Blanchard would become entitled to (i) 2 times the sum of her base salary and her target annual bonus, (ii) continued payment of company premiums under our benefit plans for 18 months and (iii) vesting of her equity awards. The performance-based restricted stock unit grant and each other award with a performance metric-based vesting condition (other than a total stockholder return-based vesting condition) would vest based on the greater of assumed target performance or actual performance measured through the date of termination. For the total stockholder return-based option grant (and any other award with a total stockholder return-based vesting condition), the applicable performance period would be shortened to end as of immediately prior to the change in control and performance would be measured at such time. Any such severance benefits under the Agreement are contingent on Dr. Blanchard entering into and not revoking a general release of claims in favor of our company, our affiliates, and our service providers. Finally, the Agreement contains customary covenants related to non-competition and non-solicitation for 12 months following termination of employment, as well as customary covenants related to confidentiality, inventions and intellectual property rights.

In addition to the Agreement, we entered into a letter agreement with Dr. Blanchard in connection with her appointment as our interim Chief Executive Officer under which she was employed at will and we: (i) paid her base salary compensation at an annualized rate of $600,000, which resulted in base salary payments of $115,385, (ii) paid her a cash retention bonus of $127,500, (iii) provided additional monthly payments of $3,448.28 in lieu of her participation in our company’s health plans, (iv) granted her 4,231 restricted stock units on February 25, 2020, and (v) provided for the payment of up to $3,000 in legal fees incurred by Dr. Blanchard in connection with the letter agreement. The letter agreement was executed on February 25, 2020 and covered the period from her appointment as interim Chief Executive Officer on February 10, 2020 through her appointment as our President and Chief Executive Officer on April 26, 2020.

Other Compensation

The NEOs are eligible to participate in our health and welfare programs, 401(k) plan with company matching, and other benefit programs on the same basis as other employees. This includes our Employee Stock Purchase Plan, or ESPP, which stockholders approved at our 2021 Annual Meeting. Our ESPP provides the opportunity for all eligible U.S. based employees, including our NEOs, to purchase company stock, further aligning management and stockholder interests.

Deductibility of Executive Compensation and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally limits our annual corporate tax deduction for compensation paid to each of our “covered employees” to $1 million. “Covered employees” include anyone who served as chief executive officer or chief financial officer during any part of a year and the next three most highly compensated named executive officers for that year. In addition, once a person is considered a “covered employee,” that person remains a covered employee in all subsequent years (including after the person leaves our service or changes roles). The American Rescue Plan Act of 2021 updated Section 162(m) of the Internal Revenue Code, effective in 2026, to expand the number of “covered employees” subject to the $1 million deduction limit to include the next five highest compensated employees; however this new group of employees will not retain the perpetual “covered employee” status and will be determined annually. Consequently, we generally will not be entitled to a U.S. tax deduction for compensation paid in any year to our named executive officers and our other “covered employees” in excess of $1 million. While considering tax deductibility as only one of several considerations in determining compensation, we believe that the tax deduction limitation should not compromise our ability to structure compensation programs that provide benefits to us that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not deductible for tax purposes.

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We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 for our stock-based compensation awards, which requires us to measure the compensation expense for all share-based awards based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may realize no value from their awards.

We have not provided or committed to provide any NEO with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code. Section 280G and related sections of the Internal Revenue Code provide that an executive officer and certain persons who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A of the Internal Revenue Code also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider of certain types receives “deferred compensation” that does not meet the requirements of Section 409A of the Internal Revenue Code.

Role of Management in Determining Compensation

The Compensation Committee, which is comprised entirely of independent directors, is responsible for establishing and implementing our executive compensation philosophy and for ensuring that the total compensation paid to our NEOs and other executives is fair, competitive and motivates high performance. The Compensation Committee is solely responsible for compensation decisions regarding our Chief Executive Officer. When making compensation recommendations for NEOs other than the Chief Executive Officer, the Compensation Committee expects to seek and consider the advice and counsel of the Chief Executive Officer, given her direct day-to-day working relationship with those executives. Taking this feedback into consideration, the Compensation Committee will engage in discussions and make final determinations related to compensation paid to the NEOs.

Risk Considerations in Our Compensation Programs

The Compensation Committee believes that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on our company.

Compensation Clawback

All awards, amounts or benefits received or outstanding under the Plan by the NEOs are subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time.

Prohibition on Hedging, Pledging, and Short Sales

Our Insider Trading Policy prohibits the NEOs from hedging or pledging our stock.

Stock Retention Guidelines

Our stock retention guidelines generally require each NEO to beneficially own certain amounts of our common stock. Generally, these guidelines require the Chief Executive Officer to beneficially own, at a minimum, either (a) 50,000 outstanding shares of common stock or (b) a number of shares (or vested share equivalents) of common stock having a market value equal to three times the amount of his or her base salary. They require any other NEO to beneficially own, at a minimum, either (a) 10,000 outstanding shares of common stock or (b) a number of shares (or vested share equivalents) of common stock having a market value equal to the amount of his or her base salary. Any individual initially designated as an executive officer has five years to achieve compliance. Each NEO is currently in compliance or within the five-year grace period. See the section captioned “Director and Executive Officer Stock Retention Guidelines” elsewhere in this Proxy Statement for additional information.

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Compensation Committee Report

The Compensation Committee of the Board of Directors of Anika Therapeutics, Inc., or Anika, has reviewed and discussed with the management of Anika Therapeutics, Inc. the section entitled “Compensation Discussion and Analysis” contained in this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in Anika’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and this Proxy Statement for the 2022 Annual Meeting of Stockholders. This report is submitted by the following independent directors who comprise the Compensation Committee:

John B. Henneman, III, Chair	Raymond J. Land	Glenn R. Larsen, Ph.D.

THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT, EXCEPT TO THE EXTENT THAT ANIKA THERAPEUTICS, INC. SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER EITHER OF SUCH ACTS.

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Executive and Director Compensation

Summary Compensation Table

The following table summarizes the compensation information in respect of our NEOs for the year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)		Stock Awards ($)(3)		Option Awards ($) (3)		All Other Compensation ($) (4)		Total ($)
Cheryl R. Blanchard, Ph.D.	2021	$668,400		$568,140		$1,470,806		$1,471,831		$23,431		$4,202,608
President and Chief	2020	$548,077	(5)	$458,510	(6)	$5,335,439	(7)	$3,659,450	(8)	$27,958	(9)	$10,029,434
Executive Officer	2019	$-		$-		$-		$-		$-		$-
Michael L. Levitz	2021	$456,400		$205,362		$452,710		$453,004		$21,380		$1,588,856
EVP, Chief Financial Officer	2020	$173,077		$73,601		$799,971		$799,993		$11,318		$1,857,960
and Treasurer	2019	$-		$-		$-		$-		$-		$-
David B. Colleran	2021	$432,400		$194,597		$375,598		$375,853		$22,064		$1,400,513
EVP, General Counsel	2020	$344,077		$143,931		$645,900		$553,445		$18,263		$1,705,616
and Secretary	2019	$-		$-		$-		$-		$-		$-
Thomas Finnerty	2021	$365,900		$164,600		$259,930		$260,128		$25,052		$1,075,610
EVP, Human Resources	2020	$353,505		$143,169		$626,367		$-		$20,746		$1,143,787
	2019	$341,550		$184,437		$585,540		$-		$24,352		$1,135,879
James Loerop	2021	$394,900		$-		$227,970		$228,138		$23,396		$874,404
EVP, Business Development	2020	$381,563		$171,703		$464,449		$-		$22,156		$1,039,871
and Strategic Planning	2019	$165,865		$202,500		$732,060		$377,772		$1,429		$1,479,626

(1)	The amounts in this column represent the annual base salary approved for the executive by the Board of Directors. The 2020 base salaries for Dr. Blanchard and Messrs. Levitz and Colleran were prorated based upon the date of commencement of employment in that year.
(2)	The amounts in this column represent discretionary cash bonuses earned in the indicated year, but paid in the following year. The 2020 bonus amounts for Dr. Blanchard and Messrs. Levitz and Colleran were prorated based on the date of commencement of employment during 2020. Mr. Loerop resigned as of January 27, 2022 and was not eligible for a 2021 bonus payment. See the section in the Compensation Discussion and Analysis titled “Annual Cash Bonus” for additional details regarding the cash bonuses earned for 2021.
(3)	The amounts in this column reflect the grant date fair value computed with respect to the equity stock and option awards issued during the indicated year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. See the information appearing in Note 14 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2021 for certain assumptions made in the valuation of stock and option awards. Unless otherwise noted, the Board granted equity awards on March 9, 2021, February 25, 2020, and February 26, 2019, respectively. Time-vesting awards granted in 2021, 2020, and 2019 vest ratably over 3 years beginning one year from the grant date. For 2020 and 2019 performance-based restricted stock units, the fair value on the grant date was determined at the probable outcome level of the "target," or 100%, attainment level pursuant to ASC 718. If the grant date fair value of the 2020 performance-based restricted stock units had been determined at the "maximum," or 150%, attainment level, the fair value on the grant date for the awards would have been valued at $4,039,062 for Dr. Blanchard, $599,978 for Mr. Levitz, $484,425 for Mr. Colleran, and $396,273 for Messrs. Finnerty and Loerop. These values represent incremental increases over the amounts set forth in this column for 2020 of $1,346,354 for Dr. Blanchard, $199,993 for Mr. Levitz, $161,475 for Mr. Colleran, and $132,091 for Messrs. Finnerty and Loerop. If the grant date fair value of the 2019 performance-based restricted stock units had been determined at the "maximum," or 135%, attainment level, the grant date fair value of the awards would have been valued at $395,240 for Mr. Finnerty, $494,141 and for Mr. Loerop, $2,766,677. These values represent incremental increases over the amounts set forth in this column for 2019 of $102,470 for Mr. Finnerty and $128,111for Mr. Loerop. See the section in the Compensation Discussion and Analysis titled “Equity-Based Grants” for additional details regarding the stock and option awards issued in 2021.
(4)	Unless otherwise noted, these amounts constitute matching contributions to our Employee Savings and Retirement Plan, or 401(k) Plan, and group term life insurance premiums. Matching contributions to the 401(k) Plan in the indicated year were $20,300 to each of Dr. Blanchard and Messrs. Levitz, Colleran, Finnerty, and Loerop.
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(5)	This amount represents $115,385 in salary and $10,345 in lieu of participation in our company's health plans paid to Dr. Blanchard during her service as the interim Chief Executive Officer from February 10, 2020 to April 25, 2020, and $432,692 in Dr. Blanchard's prorated 2020 base salary upon her appointment on April 26, 2020 as President and Chief Executive Officer. See the section in the Compensation Discussion and Analysis titled ”Dr. Blanchard’s Employment Agreement" for additional details.
(6)	This amount reflects the discretionary prorated cash bonus earned for the indicated year of $331,010 and a cash retention bonus of $127,500 provided under the terms of the interim Chief Executive Officer letter agreement entered into between our company and Dr. Blanchard.
(7)	In addition to the time-vesting and performance-based restricted stock units granted to her under her employment agreement (see the section in the Compensation Discussion and Analysis titled " Dr. Blanchard’s Employment Agreement" for additional details regarding such awards), this amount includes the grant date fair value of the restricted stock unit award granted to Dr. Blanchard by the Board on February 10, 2020 in connection with her appointment as interim Chief Executive Officer. This award vests ratably on annual basis over 3 years beginning one year from the grant date.
(8)	This amount includes the performance-based stock option award made by the Board to Dr. Blanchard on February 25, 2020. The 2020 performance-based stock option award fair value on the grant date was determined at the "target," or 100%, attainment level pursuant to ASC 718. If the fair value of the 2020 performance-based stock option award had been determined at the "maximum," or 150%, attainment level, the award would have been valued at $5,242,364. The value represents an additional incremental increase over the amount set forth in this column of $2,948,699.
(9)	This amount includes $6,868 in fees earned as an independent director prior to Dr. Blanchard's appointment as our interim Chief Executive Officer.

Grants of Plan-Based Awards in 2021

The following table sets forth each grant of equity awards under the Plan made to the NEOs during the year ended December 31, 2021. All such equity awards vest over a three-year period commencing on the first anniversary of the grant date.

Name	Grant Date	Approval Date	All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh) (1)	Grant date fair value of stock and option awards ($)(2)
Cheryl R. Blanchard, Ph.D.	March 9, 2021	February 10, 2021	43,259			$1,470,806
	March 9, 2021	February 10, 2021		108,398	$37.40	$1,471,831
Michael L. Levitz	March 9, 2021	February 10, 2021	13,315			$452,710
	March 9, 2021	February 10, 2021		33,363	$37.40	$453,004
David B. Colleran	March 9, 2021	February 10, 2021	11,047			$375,598
	March 9, 2021	February 10, 2021		27,681	$37.40	$375,853
Thomas Finnerty	March 9, 2021	February 10, 2021	7,645			$259,930
	March 9, 2021	February 10, 2021		19,158	$37.40	$260,128
James Loerop	March 9, 2021	February 10, 2021	6,705			$227,970
	March 9, 2021	February 10, 2021		16,802	$37.40	$228,138

(1)	The option awards granted to our NEOs in 2021 are premium priced stock options with an exercise price or base price of each option award equal to 110% of the grant date closing stock price, as reported on the NASDAQ stock exchange.
(2)	This column represents the full grant date fair value of stock options and restricted stock unit awards under ASC 718 granted to each of the NEOs in the fiscal year ended December 31, 2021. Generally, the full grant date fair value is the amount that we will expense in our financial statements over the award's vesting period. For time-vesting restricted stock units, fair value was calculated using the closing price of our common stock on the grant date. For stock options, the fair value was calculated using the Black-Scholes value on the grant date. See the information appearing in Note 14 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2021 for certain assumptions made in the valuation of these awards.

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Outstanding Equity Awards at December 31, 2021

The following table provides information on the holdings of outstanding stock options and unvested stock awards held by the NEOs as of December 31, 2021.

	Option Awards							Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable(1)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)		Option exercise price ($)		Option expiration date	Number of shares or units of stock that have not vested (#)(1)		Market value of shares or units of stock that have not vested (#)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Cheryl R. Blanchard, Ph.D.	31,885	69,759			$33.40		4/26/2030	49,151		$1,761,080
			52,319	(4)	$33.40		4/26/2030				8,062	$288,861
		108,398			$37.40	(5)	3/9/2031	43,259		$1,549,970

Michael L. Levitz	19,048	38,097			$34.55		8/10/2030	7,718		$276,536	1,157	$41,455
		33,363			$37.40	(5)	3/9/2031	13,315		$477,076

David B. Colleran	11,667	23,333			$43.06		3/4/2030	5,000		$179,150	750	$26,873
		27,681			$37.40	(5)	3/9/2031	11,047		$395,814

Thomas Finnerty	17,000				$54.09		10/30/2027
	7,180				$61.47		1/24/2028
		19,158			$37.40	(5)	3/9/2031	7,645		$273,920
								13,125	(6)	$470,269
								5,667		$203,049	620	$22,215

James Loerop	18,000				$40.67		7/8/2029	13,125	(6)	$470,269
		16,802			$37.40	(5)	3/9/2031
								6,705		$240,240	620	$22,215

(1)	Vesting of equity awards commences on the first anniversary of the grant date and continues on each subsequent grant date anniversary until the equity award is fully vested, except as otherwise noted below. Except as otherwise noted, equity awards are subject to a three-year vesting period, in each case subject to the holder's continued employment with us. The expiration date of each equity award is ten years after its grant date.
(2)	Based on the closing price of our common stock on the NASDAQ stock exchange on December 31, 2021 of $35.83 per share.
(3)	Except as otherwise noted, these amounts are based on performance-based restricted stock units granted at target in 2020. The performance measurement date for these awards and the date on which the shares underlying the award will vest (if any) is generally the date on which the Compensation Committee reviews our financial and business achievements for the fiscal year ending December 31, 2022, including our audited financial statements for such period, and determines and specifies, at the Compensation Committee's sole discretion, the percentage of the shares that have been earned by each individual NEO. See the sections in the Compensation Discussion and Analysis of the 2021 Proxy Statement titled “Equity-Based Grants” and "The Death of Mr. Darling and the Appointment of Dr. Blanchard" for additional details regarding the restricted stock units issued in 2020.
(4)	This amount includes performance-based stock options granted at threshold in 2020, which, due to administrative error, was mistakenly reported as 8,062 in the 2021 Proxy Statement. The performance measurement date for this award and the date on which the shares underlying the awards will vest (if any) is generally the date on which the Compensation Committee reviews our Total Shareholder Return (as defined in the grant agreement) against the Comparison Group (as defined in the grant agreement), and determines and specifies, at the Compensation Committee's sole discretion, the percentage of the shares that have been earned by Dr. Blanchard. See the section in the Compensation Discussion and Analysis titled “Dr. Blanchard’s Employment Agreement" for additional details regarding the option award.
(5)	Represents an exercise price of 110% of the grant date closing stock price, as reported on the NASDAQ stock exchange.
(6)	These amounts include 10,125 performance-based restricted stock units granted in 2019 and deemed earned upon the Compensation Committee's certification on February 9, 2021. The 10,125 performance-based restricted stock units reflect achievement at 112.5% of target.

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2021 Option Exercises and Stock Vested

The following table provides information regarding options exercised and stock awards vested for the NEOs during the year ended December 31, 2021.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Cheryl R. Blanchard, Ph.D.	2,994	$27,964	24,575	$1,010,278
Michael L. Levitz	-	$-	3,859	$155,826
David B. Colleran	-	$-	2,500	$95,325
Thomas Finnerty	-	$-	5,833	$216,026
James Loerop	-	$-	3,000	$129,720

Potential Payments Upon Termination or Change in Control

Our President and Chief Executive Officer, our Chief Financial Officer, and our other NEOs have certain termination or change in control benefits described in the Compensation Discussion and Analysis sections captioned “Other Compensation Matters – Employment and Executive Retention Agreements Effective at December 31, 2021” and “Other Compensation Matters – Dr. Blanchard’s Employment Agreement.” The following table provides estimates of the potential payments and other post-termination benefits these individuals would receive assuming a change in control occurred and/or their employment was terminated as of December 31, 2021:

Name		Termination without cause or for good reason		Termination upon change in control without cause or for good reason (1)(2)		Change in control without termination or death or disability (1)(2)
Cheryl R. Blanchard, Ph.D.	Salary Continuation	$1,002,600		$1,336,800		$-
	Additional Cash Payment	$-		$1,136,280		$-
	Equity Awards Vesting	$1,623,788	(3)	$6,623,450	(4)	$-
	Health Care Benefits	$25,884		$25,884		$-
		$2,652,272		$9,122,414		$-

Michael L. Levitz	Salary Continuation	$456,400		$456,400		$-
	Additional Cash Payment	$-		$205,380		$-
	Equity Awards Vesting	$-		$1,217,180		$-
	Health Care Benefits	$17,256		$17,256		$-
		$473,656		$1,896,216		$-

David B. Colleran	Salary Continuation	$432,400		$432,400		$-
	Additional Cash Payment	$-		$194,580		$-
	Equity Awards Vesting	$-		$843,689		$-
	Health Care Benefits	$17,256		$17,256		$-
		$449,656		$1,487,925		$-

Thomas Finnerty	Salary Continuation	$365,900		$365,900		$-
	Additional Cash Payment	$-		$164,655		$-
	Equity Awards Vesting	$-		$1,129,075		$-
	Health Care Benefits	$13,351		$13,351		$-
		$379,251		$1,672,981		$-

James Loerop	Salary Continuation	$394,900		$394,900		$-
	Additional Cash Payment	$-		$177,705		$-
	Equity Awards Vesting	$-		$1,004,602		$-
	Health Care Benefits	$17,256		$17,256		$-
		$412,156		$1,594,462		$-

(1)	Termination for the purposes of this column is limited to termination without cause or termination for good reason within a period three months prior to, or twelve months after, a change in control. The indicated values for the accelerated vesting of stock options reflect the number of equity award shares that would vest on an accelerated basis, multiplied by the excess, if any, of the $35.83 closing price for our common stock as reported by NASDAQ on December 31, 2021, over the applicable exercise price for each option. This calculation assumes equity awards with an exercise price higher than the closing price of our common stock on December 31, 2021 will not be exercised.
(2)	The indicated values for the accelerated vesting of performance-based restricted stock units are included at target.
(3)	According to the terms of Dr. Blanchard's employment agreement as in place at December 31, 2021, if Dr. Blanchard’s employment is terminated “without cause” or Dr. Blanchard terminates her employment with us for “good reason” not due to disability prior to December 31, 2021, she would be entitled to pro rata vesting of the time-vesting restricted stock unit grant and the time-vesting stock option grant awarded to her on April 26, 2020 in conjunction with the commencement of her employment as President and Chief Executive Officer.
(4)	Includes the 2020 grant at target of performance-based restricted stock units and the 2020 grant at target of performance-based stock options. If the stock options were valued at maximum, the equity award’s vesting value would be $6,750,585. If the stock options were valued at threshold, the equity award’s vesting value would be $6,326,800. See the section in the Compensation Discussion and Analysis titled “Dr. Blanchard’s Employment Agreement” for additional details regarding the equity grants to Dr. Blanchard in 2020 and her employment agreement with us.

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CEO Pay Ratio

As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Dr. Blanchard, our year-end Chief Executive Officer or CEO.

For 2021, our last completed fiscal year:

•	The median of the annual total compensation of all our employees (other than our CEO) was $115,858; and

•	The annual total compensation of our CEO, for the purposes of this disclosure, was $4,202,608.

Based on this information, for 2021 the ratio of the annual total compensation of Dr. Blanchard, our year-end Chief Executive Officer, to the median of the annual total compensation of all our employees was 36 to 1.

We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO.

1.	We determined that, as of December 31, 2021, our employee population consisted of 296 individuals. This population consisted of our full-time employees employed with us as of the determination date, excluding our CEO.

2.	To identify the “median employee” from our employee population, we aggregated for each applicable employee, other than our CEO, (a) annual base salary (or hourly rate multiplied by estimated work schedule, for hourly employees), (b) the bonus amount earned for 2021, which was paid out in early 2022, and (c) the grant date fair value of equity granted in 2021. Once aggregated, we ranked this compensation measure for our employees from lowest to highest and selected the median employee.

3.	For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x), resulting in annual total compensation of $115,858.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Director Compensation

Cash Compensation

For 2021, each of our non-employee directors was entitled to annual retainers per the following schedule, with such amounts to be prorated based on the actual number of days served if a director’s service to us commenced after January 1, 2021 or ended prior to the end of 2021:

Compensation Element	2021 Cash Compensation
Board of Directors
Board Chair Retainer	$80,000[1]
Other Directors Retainer	$50,000
Audit Committee
Committee Chair Retainer	$20,000
Other Committee Members Retainer	$10,000
Compensation Committee
Committee Chair Retainer	$15,000
Other Committee Members Retainer	$7,500
Governance and Nominating Committee
Committee Chair Retainer	$10,000
Other Committee Members Retainer	$5,000

(1)	On February 9, 2022, the Board of Directors amended the Anika Therapeutics, Inc. Director Compensation Policy to increase the Board Chair Retainer from $80,000 to $87,500, effective February 9, 2022.

The Board of Directors approved a grant of 4,172 restricted stock units to each non-employee director, valued at $174,974 under the Plan, based on the fair market value of our common stock on June 16, 2021, the date of grant for our then-current directors. These restricted stock units granted to each then-current non-employee director in 2021 vests in one installment on the earlier of the date that is immediately prior to the Annual Meeting and one year from the date of grant. On October 28, 2021, Ms. Conley joined the Board of Directors as a non-employee director, and was granted 8,179 restricted stock units, valued at $349,979 based on the fair market value of our common stock as of that day. The restricted stock units granted to Ms. Conley vest in three equal annual installments beginning one year from the date of grant. Each non-employee director is eligible for an annual equity award grant with a value and vesting provisions as may be determined by the Board based on their review of our compensation policies and general compensation trends.

The following table summarizes the compensation earned by non-employee directors in 2021.

Name	Fees earned in cash ($)		Stock awards ($) (1) (2)		Total ($)
Joseph L. Bower	30,000	(3)	-	(4)	30,000
Sheryl L. Conley	10,598	(5)	349,979	(6)	360,577
John B. Henneman, III	66,559		174,974		241,533
Raymond J. Land	77,500		174,974		252,474
Glenn R. Larsen, Ph.D.	62,500		174,974		237,474
Stephen O. Richard	60,000		174,974		234,974
Jeffery S. Thompson	80,000		174,974		254,974
Susan L. N. Vogt	70,000		174,974		244,974

(1)	Except as otherwise noted, an amount of 4,172 restricted stock units were awarded per director on June 16, 2021, based on the closing price of $41.94 per share, and vests on the earlier of the 2022 Annual Meeting or the one year anniversary of the grant date. The amounts in this column reflect the grant date fair value computed with respect to the restricted stock units, made during 2021 in accordance with ASC 718. See the information appearing in Note 14 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2021 for certain assumptions made in the valuation of these restricted stock unit awards.
(2)	The aggregate number of shares outstanding for each director as of December 31, 2021 were: 4,172 for each of Messrs. Land, and Thompson, Dr. Larsen and Ms. Vogt, 10,379 for each of Messrs. Henneman and Richard and 8,179 for Ms. Conley.
(3)	Represents fees earned by Mr. Bower prior to his retirement from the Board as of the Annual Meeting on June 16, 2021.
(4)	Mr. Bower retired from the Board as of the Annual Meeting on June 16, 2021 and did not receive a 2021 annual award.
(5)	Represents prorated fees earned in 2021 based on Ms. Conley's appointment to the Board and the Audit Committee on October 28, 2021.
(6)	8,179 restricted stock units were awarded to Ms. Conley upon her appointment to the Board on October 28, 2021, based on the closing price of $42.79 per share. Such awards vest ratably over 3 years beginning on the first anniversary of the grant date.

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Director and Executive Officer Stock Retention Guidelines

Effective October 6, 2015, the Board of Directors adopted stock retention guidelines that generally require each of our directors and executive officers to beneficially own certain amounts of our common stock. We believe that ownership of shares of common stock by directors and executive officers helps align the financial interests of these individuals with the interests of stockholders, promotes sound corporate governance, and evidences a commitment to our company. These stock retention guidelines supersede the director stock retention guidelines previously adopted by the Board on April 22, 2015.

Generally, these guidelines require each director to beneficially own, at a minimum, either (a) 3,000 outstanding shares of common stock or (b) a number of shares (or vested share equivalents) of common stock having a market value equal to three times the amount of our annual Board retainer for the non-lead or non-chairman directors. The minimum shareholding requirement became effective immediately, except that any director has three years from the date of their initial election to achieve compliance. Compliance by each director will be reviewed annually by the Board’s Governance and Nominating Committee, which is authorized to approve exceptions upon a showing of serious hardship. A non-complying director must retain at least 75% of the shares (net of shares sold or offset to pay the exercise price and taxes) the director subsequently acquires through exercise of equity grants, until the director complies with the guidelines. As of December 31, 2021, each of the following directors had met their minimum shareholding requirement: John B. Henneman, III, Raymond J. Land, Glenn R. Larsen, Ph.D., Jeffery S. Thompson, and Susan L. N. Vogt. Sheryl L. Conley and Stephen O. Richard are within the three-year phase-in period for directors to meet their required ownership threshold, such phase-in period to be completed on October 28, 2024 and September 3, 2023, respectively.

Generally, the stock retention guidelines require the Chief Executive Officer to beneficially own, at a minimum, either (a) 50,000 outstanding shares of common stock or (b) a number of shares (or vested share equivalents) of common stock having a market value equal to three times the amount of his or her base salary. The guidelines require any other executive officer to beneficially own, at a minimum, either (a) 10,000 outstanding shares of common stock or (b) a number of shares (or vested share equivalents) of common stock having a market value equal to the amount of his or her base salary. The minimum shareholding requirement became effective immediately upon adoption of the stock retention guidelines, except that any individual has five years after initial delegation to achieve compliance. Compliance by each executive officer is reviewed annually by the Governance and Nominating Committee, which is authorized to approve exceptions upon a showing of serious hardship. A non-complying executive officer must retain at least 75% of the shares (net of shares sold or offset to pay the exercise price and taxes) he or she subsequently acquires through exercise of equity grants, until he or she complies with the guidelines. Each of our executive officers is within the five-year phase-in period to meet his or her required shareholding requirement, such period to be completed on April 26, 2025 for Cheryl R. Blanchard, Ph.D., our President and Chief Executive Officer; August 10, 2025 for Michael L. Levitz, our Executive Vice President, Chief Financial Officer and Treasurer; and March 4, 2025 for David B. Colleran, our Executive Vice President, General Counsel, and Secretary.

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Compensation Committee Interlocks and Insider Participation

The Compensation Committee as of December 31, 2021 consisted of John B. Henneman, III, Raymond J. Land, and Glenn R. Larsen, Ph.D. None of these individuals is or formerly was an officer or employee of our company, nor have they engaged in any transactions involving our company that would require disclosure as a transaction with a related person. There are no Compensation Committee interlocks between our company and any other entity involving our or such entity’s executive officers or directors.

During the fiscal year ended December 31, 2021, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Compensation Committee; (2) a director of another entity, one of whose executive officers served on the Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as one of our directors.

Equity Compensation Plan Information

The following table sets forth information concerning our equity compensation plan as of December 31, 2021.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,174,924	(1)	$39.56	2,112,518	(2)
Equity compensation plans not approved by security holders	1,069	(3)	38.53	123,463
Total	1,175,993		$39.56	2,235,981

(1)	Includes our 2017 Omnibus Incentive Plan, as amended, and our 2007 Omnibus Incentive Plan, as amended (collectively, the "Incentive Plans"). Outstanding restricted stock units convert to common stock without payment consideration. As of December 31, 2021, we also had 570,989 shares to be issued upon vesting of restricted stock units and performance restricted stock units granted at target.
(2)	The number of shares remaining available for future issuance under the Incentive Plans includes 1,924,940 shares of common stock that may be awarded pursuant to the 2017 Omnibus Incentive Plan, as amended, and 200,000 shares of common stock that may be issued pursuant to our 2021 Employee Stock Purchase Plan.
(3)	Includes our 2021 Inducement Plan (the “Inducement Plan”). Outstanding restricted stock units convert to common stock without payment consideration. As of December 31, 2021, we also had 468 shares to be issued upon vesting of restricted stock units granted.

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Proposal 2: Amendment of 2017 Omnibus Incentive Plan

Overview

History of the Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan (as amended June 16, 2021)

On March 31, 2017, the Board of Directors, upon the recommendation of the Compensation Committee, adopted the Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan, or the Original Plan, for officers, employees, non-employee directors and other key persons of Anika Therapeutics, Inc. and its subsidiaries, subject to the approval of our stockholders. Our stockholders approved the Original Plan at the 2017 Annual Meeting of Stockholders, and the Original Plan has been previously amended, with the approval of our stockholders, as follows.

•	On March 19, 2019, the Board, upon the recommendation of the Compensation Committee, approved the amendment and restatement of the Original Plan (the First Amended Plan), to increase the number of shares of common stock reserved by 1,500,000, from 1,200,000 to 2,700,000 shares, subject to the approval of our stockholders. Additionally, the Board approved certain clarifying amendments to the sections governing minimum vesting and tax withholding to facilitate plan administration. Our stockholders approved the First Amended Plan on June 18, 2019.

•	On April 23, 2020, the Board, upon the recommendation of the Compensation Committee, approved the amendment and restatement of the First Amended Plan (the Second Amended Plan), to increase the number of shares of common stock reserved by 800,000, from 2,700,000 to 3,500,000 shares, subject to the approval of our stockholders. The Board also approved an amendment to the First Amended Plan to allow for all 3,500,000 shares authorized under the Second Amended Plan to be issued as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, or the Code. No other provisions of the First Amended Plan were proposed to be amended. Our stockholders approved the Second Amended Plan on June 16, 2020.

•	On March 17, 2021, the Board, upon the recommendation of the Compensation Committee, approved the amendment and restatement of the Second Amended Plan (the Third Amended Plan), to increase the number of shares of common stock reserved by 1,100,000, from 3,500,000 to 4,600,000 shares, subject to the approval of our stockholders. The Board also approved an amendment to the Second Amended Plan to allow for all 4,600,000 shares authorized under the Third Amended Plan to be issued as Incentive Stock Options under Section 422 of the Code. No other provisions of the Second Amended Plan were proposed to be amended. Our stockholders approved the Third Amended Plan on June 16, 2021.

On April 18, 2022, the Board, upon the recommendation of the Compensation Committee, approved the amendment and restatement of the Third Amended Plan (the Fourth Amended Plan), to increase the number of shares of common stock reserved by 950,000 from 4,600,000 to 5,550,000 shares, subject to the approval of our stockholders. The Board also approved an amendment to the Third Amended Plan to allow for all 5,550,000 shares authorized under the Fourth Amended Plan to be issued as Incentive Stock Options under the Code.

Plan Amendment Provides Adequate Shares to Attract, Motivate and Retain Employees Needed to Execute Strategic Plan and Drive Stockholder Value

The Board recommends that stockholders approve the Fourth Amended Plan, a copy of which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. The overall purposes of the Fourth Amended Plan continue to be to ensure our ability to attract, incentivize and retain highly qualified officers, non-employee directors, key employees, and consultants, and to motivate those individuals to expend maximum effort to execute our strategic plan and drive increased stockholder value, by providing those individuals with an opportunity to acquire or increase a direct ownership interest in our company and to share in its future success.

Strategic Transformation of Our Company Provides New Opportunities in $8 Billion Global Joint Preservation Market

In early 2020, we fundamentally transformed our company from primarily a manufacturer of a small number of products sold to a single large customer, which represented over 70% of our total revenues, to a diversified medical device company with a broad base of products and its own sales and distribution channel. To accomplish this, we expanded our overall technology platform and product portfolio, and significantly enhanced our commercial infrastructure, especially in the United States, through our strategic acquisitions of Parcus Medical and Arthrosurface. We expanded our addressable market from the over $1 billion global OA pain management market to the over $8 billion global joint preservation market (which includes the faster growing regenerative, sports medicine and extremities markets), advanced our commercial capabilities, instituted systems and processes to support our transformation, and expanded our product pipeline and research and development expertise in our target markets.

Transformation into a Global Commercial Joint Preservation Company Requires Employees with Expanded Skills, Capabilities and Experiences

Following the appointment of Cheryl R. Blanchard, Ph.D., as President and Chief Executive Officer following the acquisitions of Parcus Medical and Arthrosurface in early 2020, we established strategic priorities that continue to guide the next phase of our transformation into a more diversified and faster growing global commercial joint preservation company. This transformation requires employees with new, expanded skills and capabilities, and under Dr. Blanchard’s leadership, within the last two years, approximately 80% of Anika’s senior leaders, possessing decades of experience and proven success leading orthopedic, regenerative medicine and medical device companies, were appointed to their respective positions.

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Equity-based Compensation is a Critical Component of Our Ability to Attract, Motivate and Retain Experienced and Talented Employees

As we continue to transform our business in a highly competitive life sciences sector, we believe that our future success depends in large part upon our ability to attract, incentivize and retain highly skilled and experienced executive, managerial, professional, and technical employees. The ability to offer competitive compensation packages with a meaningful equity component is an important element in achieving our success, especially as we compete to recruit exceptional leadership and key employees with companies, research and academic institutions, government entities, and other organizations in proximity to our corporate headquarters near Boston, Massachusetts, and more broadly. We remain dependent on the members of our senior leadership, technical and commercial teams, and other key employees, to execute on our plan, the loss of any one of whom could have a material adverse effect on our ability to achieve our strategic priorities. In this fast changing market where proven leaders and key employees are in high demand and are receiving lucrative compensation packages from competitors, it is important that we have the ability to issue equity to targeted individuals at all levels of our organization to help attract them to our company, retain their services, and align their interests to those of our stockholders.

Equity-based Compensation is Preferable to Cash or Other Compensation Vehicles to Align Management Incentives with Those of Our Stockholders

In the judgement of the Board, our future growth and success is directly correlated to our ability to maintain a competitive position in attracting, motivating, and retaining key employees. The Board believes that approval of the Fourth Amended Plan, including the authorization of the additional shares for issuance thereunder, is in the best interests of our stockholders given our current expectations regarding hiring, the extremely competitive environment in which we attempt to recruit and retain high value employees, and our historical burn rate.

We are, therefore, seeking stockholder approval to make an additional 950,000 shares available for issuance under the Fourth Amended Plan, which would increase the number of available shares under the plan from 934,089 shares as of April 13, 2022, to 1,884,089 shares in total, pending stockholder approval. The 950,000 shares requested reflects our estimate of the number of shares we would grant under the Fourth Amended Plan over the course of the next year based on our recent burn rate history and new-hire and annual grant practices.

If the proposed Fourth Amended Plan is not approved by our stockholders, we currently anticipate that we will exhaust the 934,089 shares that remain available for issuance under the Third Amended Plan by early 2023. Not only would we then be unable to attract experienced and talented employees through competitive and meaningful equity-based long-term incentive plans, it is possible we would not be able to maintain our competitive annual equity grant practices to current key employees during the 2023 annual compensation cycle due to lack of shares available. Without the ability to grant share-based compensation, our alternative would be to increase the cash compensation of our employees in order to execute our long-term strategy. We believe share-based equity compensation is preferable to cash or other compensation vehicles from an incentive standpoint as it better aligns our management team with our stockholders in driving increased stockholder value over both the short-term and the long-term.

Our Compensation Committee will carefully review and consider all proposed grants under the Fourth Amended Plan. We continue to be in a transition period and are seeking stockholder approval only for an amount of additional shares which we believe is necessary to carry us through the upcoming new hire period and our next annual grant cycle in early 2023 to ensure that we are able to appropriately incentivize our key employees. We believe our strategy to accelerate revenue growth and profitability over the coming years through commercial execution and new product development will deliver superior value to our stockholders and other stakeholders over time, and we look forward to continuing to engage with our stockholders as we strive to achieve our goals and transform and grow our company. Our compensation programs are a part of, and tie directly into, our strategic plan, and we anticipate seeking stockholder approval at next year’s annual meeting for the additional shares needed to continue to fund an equity incentive program designed to align closely with the goals of our comprehensive strategic plan.

Shares Subject to the Plan

The following table summarizes information regarding awards outstanding and shares of our common stock remaining available for grant under the Third Amended Plan as of April 13, 2022:

Stock Options Outstanding	1,504,596
Weighted Average Exercise Price of Stock Options Outstanding	$36.76
Weighted Average Remaining Term of Stock Options Outstanding	8.6
Full Value Awards Outstanding (RSAs, RSUs and PSUs)	808,407
Shares Available for Grant under the Third Amended Plan*	934,089

*	The Fourth Amended Plan will continue to employ a “fungible” plan design that assigns a higher cost to “full-value” awards (all awards other than stock options and stock appreciation rights) by reducing the share pool on a greater than one-for-one basis when full-value shares are granted. Consistent with the terms of the Original Plan and each of the First, Second, and Third Amended Plans, we have maintained a fungible rate of 2.0 common shares per full-value award in the Fourth Amended Plan.

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The number of shares remaining available for grant under the Third Amended Plan as noted in the previous table differs from those reported as of December 31, 2021 because the information at December 31, 2021 does not take into account year-to-date grants for our annual grant cycle and grants to new-hires who started after January 1, 2022. Information regarding the number of shares remaining available for grant as required by SEC disclosure rules are discussed in detail under “Equity Compensation Plan Information” on page 48. In addition, we historically have made equity grants to directors in the first quarter of each year to align to the annual grant cycle that we utilize for employees. In 2021, we revised this approach to align the annual grant cycle for directors to our annual meeting cycle. As a result, we expect to make our annual equity grant to directors immediately following the Annual Meeting, and shares granted to our directors in 2022, along with shares granted to new hires and to existing employees as a part of our annual grant cycle between now and our next annual meeting, will further reduce the shares available for grant under the Third Amended Plan.

Historic Equity Usage

As part of our ongoing review of our compensation plans, we calculate our annual equity “burn rate” to help us determine, among other things, the expected remaining life of our equity incentive plans based on the current number of outstanding shares. Burn rate is calculated by dividing the aggregate number of stock options and full-value awards (as adjusted by the fungible rate as described above) granted during the year by our basic weighted average common shares outstanding during the year. The following table provides detailed information regarding the activity related to our equity incentive plans and weighted average ordinary shares outstanding for the each of the three fiscal years ending on December 31, 2021:

Award Type	FY 2019	FY 2020	FY 2021
Stock Options Granted	254,517	598,815	530,574
Stock Settled Restricted Stock/RSUs Granted	712,464	924,499	656,514
Basic Weighted. Avg. Common Shares Outstanding	14,121,000	14,222,000	14,263,825
Annual Burn Rate	6.85%	10.71%	8.32%
Three Year Avg. Burn Rate (FY 2019-2021)			8.63%

Based on the recent range of our stock price, our current compensation practices, our anticipated future awards, as well as our three-year burn rate experience, we are requesting an additional 950,000 shares to be added to the 4,600,000 shares already authorized under the Third Amended Plan. We believe this request for additional shares will be sufficient for us to grant equity awards for approximately one year based on our stock price and compensation philosophy and policies. Our actual share usage will vary depending on a number of factors, including the number of employees receiving equity awards, the prevailing price per share of our common stock, the methodology used to value and determine the size of equity awards, and the mix of award types provided to participants. We believe that our requested number of common shares will give us the flexibility we need to respond to these changes and other unanticipated circumstances that may arise during the life of the Fourth Amended Plan. As stated above, we anticipate that we will be seeking stockholder approval at next year’s annual meeting for an additional number of shares to fund an equity program in line with our comprehensive strategic plan. As of April 13, 2022, the closing price of a share of common stock on the NASDAQ Global Select Market was $24.47.

A copy of the Fourth Amended Plan as approved by the Board on April 18, 2022, marked to show the amendments to the existing Third Amended Plan, is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. The following discussion summarizes certain features and effects of the Third Amended Plan as proposed to be amended by the Fourth Amended Plan, and it is qualified in its entirety by reference to the terms of Fourth Amended Plan set forth in Appendix A.

Key Features of the Fourth Amended Plan

The following is a summary of key features of the Fourth Amended Plan, which are intended to protect the interests of our stockholders:

•	Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and Stock Appreciation Right, or SAR, is 10 years.

•	Minimum vesting requirement. The Fourth Amended Plan includes minimum vesting requirements that were updated in the First Amended Plan to reflect current administrative practices. Equity-based awards generally cannot vest earlier than one year after grant. Certain limited exceptions are permitted.

•	No repricing or grant of discounted stock options. The Fourth Amended Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price without stockholder approval. The Fourth Amended Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the common stock on the date of grant.
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•	No transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the plan administrator.

•	No single-trigger vesting on a change in control. In the event of a change in control of our company, the plan administrator may provide for accelerated vesting of outstanding awards, but there is no automatic acceleration of awards upon a change in control.

•	No dividends on options, SARs or unvested share awards. The Fourth Amended Plan prohibits the payment of dividends or dividend equivalents on stock options and SARs, or on any other awards that have not vested.

•	Multiple award types. The Fourth Amended Plan permits the issuance of incentive stock options, non-qualified stock options, SARs, restricted stock units, restricted stock awards, and other types of share and cash-based awards, subject to the share limits of the Fourth Amended Plan. This gives us the flexibility to grant different types of awards as compensation tools to motivate our workforce.

•	Independent oversight. The Fourth Amended Plan is administered by the Compensation Committee, which is comprised of independent members of the Board of Directors.

•	Director limits. The Fourth Amended Plan contains annual limits on the value of awards that may be granted to non-employee directors.

Summary of the Fourth Amended Plan

The following description of certain features of the Fourth Amended Plan is intended to be a summary only, and it is qualified in its entirety by reference to the terms of the Fourth Amended Plan set forth in Appendix A.

Plan Administration

As with the Third Amended Plan, the Fourth Amended Plan may be administered by the Board of Directors or the Compensation Committee. The Board or Compensation Committee so acting is referred to below as the Administrator. The Administrator, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted and the terms and conditions of such awards. In addition, the Administrator may not reprice outstanding options or cancel stock options or SARs for cash without prior stockholder approval, other than to appropriately reflect changes in our capital structure. The Administrator may delegate to the Chief Executive Officer the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility

As with the Third Amended Plan, all full-time and part-time officers, employees, non-employee directors, and other key persons of our company and subsidiaries are eligible to participate in the Fourth Amended Plan, subject to the discretion of the Administrator. The number of individuals potentially eligible to participate in the Fourth Amended Plan is currently approximately 313 persons (all employees of our company and subsidiaries), including 3 executive officers and 7 non-employee directors. The Administrator will use its discretion to select individuals to participate in the Fourth Amended Plan who are responsible for, or contribute to, our management, growth, or profitability.

Plan Limits

The number of shares of common stock authorized for issuance under the Fourth Amended Plan is 5,550,000 shares comprised of the 4,600,000 shares approved under the Third Amended Plan and 950,000 additional shares if the amendment to the Third Amended Plan is approved by the stockholders. These additional shares represent 6.5% of the fully diluted common stock outstanding as of April 13, 2022. In addition, any shares subject to outstanding awards under the Third Amended Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the Fourth Amended Plan. As well, under the Fourth Amended Plan, up to 5,550,000 shares may be granted as incentive stock options under Code Section 422. The shares of common stock issuable under the Fourth Amended Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.

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The Fourth Amended Plan makes no changes to the share counting and share recycling provisions under the Third Amended Plan. For purposes of determining the number of shares available for issuance under the Fourth Amended Plan, the grant of any “full value award” (i.e., a restricted stock award, deferred stock award, unrestricted stock award, or performance share) shall be deemed an award of two shares for each share subject to such full value award. For purposes of determining the number of shares available for issuance under the Fourth Amended Plan, the grant of any option or SAR shall be deemed an award of one share for each share subject to such option or SAR.

If any award expires, terminates, is settled in cash, or is surrendered or forfeited, the shares subject to such awards will not count against the aggregate number of shares of common stock available for grant under the Fourth Amended Plan. Additionally, awards granted in assumption of or in substitution for awards previously granted by an acquired company will not count against the shares available for grant. Shares issuable upon exercise, vesting, or settlement or an award, or shares surrendered or tendered to pay the exercise price or taxes required to be withheld with respect to an award, shall not be available again for the grant of awards.

The Fourth Amended Plan makes no changes to the individual award limits included in the Third Amended Plan, although these award limits are no longer needed as the result of changes in the federal tax laws effective in 2018. The maximum award of stock options or SARs granted to any one individual will not exceed 400,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar-year period.

Awards to Non-Employee Directors

As under the Third Amended Plan, the maximum value of plan awards granted during any calendar year to any non-employee director, taken together with any cash fees paid to such non-employee director during the calendar year and the value of awards granted to the non-employee director under any other equity compensation plan of our company or an affiliate during the calendar year, may not exceed the following in total value (calculating the value of any equity compensation plan awards based on the grant date fair market value for financial reporting purposes): (a) $500,000 for the Chair of the Board; and (b) $425,000 for each non-employee director other than the Chair of the Board. However, awards granted to non-employee directors upon their initial election to the Board of Directors or the board of directors of an affiliate will not be counted towards this limit.

Tax Withholding

Participants under the Fourth Amended Plan are responsible for the payment of any federal, state, or local taxes that we are required by law to withhold upon any option or SAR exercise or vesting or payment of other awards. Subject to approval by the Administrator, participants may elect to have the tax withholding obligations satisfied either by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or other award, or by transferring to us shares of common stock having a value equal to the amount of such taxes. Such share withholding may be made at up to maximum statutory tax rates.

Change of Control Provisions

As under the Third Amended Plan, the Fourth Amended Plan provides that upon the effectiveness of a “change in control” as defined in the Fourth Amended Plan, the Administrator may take any one or more of the following actions, with or without the consent of a participant: (a) accelerate the vesting or settlement of awards on the terms and conditions determined by the Administrator (including upon a participant’s separation from service following the change in control); (b) permit the assumption or substitution of outstanding awards by the acquiror in the change in control, and cancel any awards that are not assumed or substituted for; or (c) cancel outstanding vested awards in exchange for cash, the stock of the acquiror, or other property having a fair market value equal to the consideration paid for shares in the change in control (reduced by the exercise price of an award, if necessary).

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Adjustments for Stock Dividends, Mergers, etc.

As under the Third Amended Plan, subject to any required action by our stockholders, in the event of any change in our common stock effected without receipt of consideration by us, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in our capital structure, or in the event of payment of a dividend or distribution to our stockholders in a form other than our common stock (excepting normal cash dividends) that has a material effect on the fair market value of our common stock, appropriate and proportionate adjustments will be made in the number and class of shares subject to the Fourth Amended Plan and to any outstanding awards, and in the option exercise price, SAR exercise price, or purchase price per share of any outstanding awards in order to prevent dilution or enlargement of participant rights under the Fourth Amended Plan. If a majority of our common shares are exchanged for, converted into, or otherwise become shares of another corporation, the Administrator may unilaterally amend outstanding awards under the Fourth Amended Plan to provide that such awards are for new shares. In the event of any such amendment, the number of shares subject to, and the option exercise price, SAR exercise price, or purchase price per share of, the outstanding awards will be adjusted in a fair and equitable manner as determined by the Administrator. The Administrator may also make such adjustments in the terms of any award to reflect, or related to, such changes in our capital structure or distributions as it deems appropriate.

No Repricing

Without stockholder approval, the Administrator is not authorized to (a) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the Fourth Amended Plan, such as stock splits, (b) take any other action that is treated as a repricing under generally accepted accounting principles or (c) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, restricted stock units or other equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change. These provisions are unchanged from the Third Amended Plan.

Minimum Vesting Provisions

Equity-based awards granted under the Fourth Amended Plan will have a one-year minimum vesting requirement. This requirement does not apply to (1) substitute awards resulting from acquisitions, (2) shares delivered in lieu of fully vested cash awards, or (3) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders (but not sooner than 50 weeks after the grant date). Also, the Compensation Committee may grant equity-based awards without regard to the minimum vesting requirement with respect to a maximum of five percent of the available share reserve authorized for issuance under the Fourth Amended Plan. In addition, the minimum vesting requirement does not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise.

Amendments and Termination

Unless earlier terminated by the Board of Directors, the Fourth Amended Plan will terminate, and no further awards may be granted, 10 years after the date on which the Original Plan was approved by stockholders. The Board may amend, suspend, or terminate the Fourth Amended Plan at any time, except that, if required by applicable law, regulation, or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension, or termination of the Fourth Amended Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.

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Types of Awards

The Fourth Amended Plan makes no changes to the types of awards as authorized under the Third Amended Plan, which are summarized below.

Stock Options

Options granted under the Fourth Amended Plan may be either incentive stock options, which must comply with Code Section 422, or non-qualified stock options. Incentive stock options may be granted only to employees of our company or any subsidiary. Options granted under the Fourth Amended Plan will be non-qualified stock options if they (a) fail to qualify as incentive stock options, (b) are granted to a person not eligible to receive incentive stock options under the Code, or (c) otherwise so provide. Non-qualified stock options may be granted to persons eligible to receive incentive stock options and to non-employee directors and other key persons. The Administrator has authority to determine the terms and conditions of options at the time of grant, including quantity of shares covered, exercise price, method of exercise, vesting conditions, the term (which cannot exceed 10 years), and other conditions on exercise. Stock options must be granted with an exercise price not less than 100% of the fair market value of our common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). The Fourth Amended Plan prohibits the payment of dividends or dividend equivalent rights on unvested stock options.

Stock Appreciation Rights

The Administrator may award SARs, with a term not to exceed 10 years. Upon exercise of an SAR, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of common stock over the exercise price per share specified in such right times the number of shares of common stock with respect to which the SAR is exercised. This amount may be paid in cash, common stock, or a combination thereof, as determined by the Administrator. The exercise price is the fair market value of the common stock on the date of grant. The Fourth Amended Plan prohibits the payment of dividends or dividend equivalent rights on SARs.

Restricted Stock and Restricted Stock Unit Awards

The Administrator may grant shares of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units or RSUs, which represent the right to receive shares of our common stock in the future. These awards may be made subject to repurchase, forfeiture, or vesting restrictions at the Administrator’s discretion. The restrictions may be based on continuous service with us or the attainment of specified performance goals, as determined by the Administrator. RSUs may be paid in stock or cash or a combination of stock and cash, as determined by the Administrator.

Other Share-Based and Cash-Based Awards

The Administrator may also grant awards based on shares of stock, either alone or in addition to or in conjunction with other awards. Such awards may be granted in lieu of other cash or other compensation to which a participant is entitled from us or may be used in the settlement of amounts payable under any of our other compensation plans or arrangements. The Administrator shall have the authority to determine the persons to whom and the time or times at which such Awards will be made, the number of shares to be granted pursuant to such Awards, and all other terms of such Awards. The Administrator may grant cash bonuses under the Fourth Amended Plan. The cash bonuses may be subject to achievement of certain performance goals.

Performance Awards

At the time of grant, the Administrator may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards.” The Administrator may select such business criteria or other performance measures as it may deem appropriate in establishing any performance conditions.

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New Plan Benefits

A new plan benefits table for the Fourth Amended Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Fourth Amended Plan if the Fourth Amended Plan was then in effect, as described in the SEC proxy rules, are not provided because all awards made under the Fourth Amended Plan will be made at the Administrator’s discretion, subject to the terms and conditions of the Fourth Amended Plan. Therefore, the benefits and amounts that will be received or allocated under the Fourth Amended Plan are not determinable at this time.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the Fourth Amended Plan generally applicable to us and to participants in the Fourth Amended Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Non-qualified Stock Options

A participant generally will not recognize taxable income upon the grant or vesting of a non-qualified stock option with an exercise price at least equal to the fair market value of the common stock on the date of grant and no additional deferral feature. Upon the exercise of a non-qualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the aggregate fair market value of the exercised shares underlying the stock option on the date of exercise and the aggregate exercise price of the exercised shares. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be the fair market value of the shares on the exercise date.

Incentive Stock Options

A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (one year in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a non-qualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both non-qualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

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Stock Appreciation Rights

A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the aggregate fair market value of the exercised shares underlying the SAR on the date of exercise and the aggregate grant price of the exercised shares.

Restricted Stock Awards, Restricted Stock Units, and Performance Awards

A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other Stock or Cash-Based Awards

The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.

Tax Consequences to Us

In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to limitations imposed under the Code.

Section 409A

We intend that awards granted under the Fourth Amended Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding

We are authorized to deduct or withhold from any award granted or payment due under the Fourth Amended Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the Fourth Amended Plan until all tax withholding obligations are satisfied.

Vote Required

At the Annual Meeting, the approval of the amendment to the Third Amended Plan, in the form of the Fourth Amended Plan attached as Appendix A to this Proxy Statement, requires the affirmative vote of the holders of a majority of the shares of common stock that are voting on the matter. Abstentions and broker non-votes will not be treated as votes cast and will have no impact on the proposal.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE THIRD AMENDED PLAN IN THE FORM OF THE FOURTH AMENDED PLAN ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT.

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Audit Committee Report

The Audit Committee of the Board of Directors consists entirely of members who meet the independence requirements of the listing standards of NASDAQ and the rules and regulations of the SEC, as determined by the Board. The Audit Committee is responsible for providing independent, objective oversight of the financial reporting processes and internal controls of Anika Therapeutics, Inc., or Anika. The Audit Committee operates under a written charter approved by the Board. A copy of the current charter is available on the investor relations portion of Anika’s website at https://ir.anika.com/board-committees.

Management is responsible for Anika’s system of internal control and financial reporting processes, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles and for the annual report on Anika’s internal control over financial reporting. The independent auditor is responsible for performing an integrated audit of Anika’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB, and for issuing a report on the financial statements and the effectiveness of Anika’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of management, the internal audit group, and the independent auditor. Audit Committee members do not serve as professional accountants or auditors for Anika, and their functions are not intended to duplicate or certify the activities of Anika’s management or independent auditor.

Consistent with its monitoring and oversight responsibilities, the Audit Committee met with management and Deloitte & Touche LLP, or Deloitte, Anika’s independent auditor, to review and discuss the December 31, 2021 audited consolidated financial statements. Management represented that Anika had prepared the consolidated financial statements in accordance with accounting principles generally accepted in the U.S. The Audit Committee discussed with Deloitte the matters required by the PCAOB in accordance with Auditing Standard No. 1301, “Communications with Audit Committees.”

The Audit Committee received from Deloitte the written communication that is required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee discussed with Deloitte that firm’s independence. The Audit Committee also considered whether Deloitte’s provision of non-audit services and the audit and non-audit fees paid to Deloitte were compatible with maintaining that firm’s independence. On the basis of these reviews, the Audit Committee determined that Deloitte has the requisite independence.

Management completed the documentation, testing, and evaluation of Anika’s system of internal control over financial reporting as of December 31, 2021 as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee received periodic updates from management and Deloitte at Audit Committee meetings throughout the year and provided oversight of the process. Prior to the filing of Anika’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or the Form 10-K, with the Securities and Exchange Commission, the Audit Committee also reviewed management’s report on the effectiveness of Anika’s internal control over financial reporting contained in the Form 10-K, as well as the Report of Independent Registered Public Accounting Firm provided by Deloitte and also included in the Form 10-K. Deloitte’s reports included in the Form 10-K related to its audit of Anika’s consolidated financial statements and the effectiveness of Anika’s internal control over financial reporting.

Based upon the Audit Committee’s discussions with management and Deloitte and the Audit Committee’s review of the information provided by, and the representations of, management and Deloitte, the Audit Committee recommended to the Board that the audited consolidated financial statements as of and for the year ended December 31, 2021 be included in the Annual Report. The Audit Committee selected Deloitte as Anika’s independent auditor for the fiscal year ending December 31, 2022 and recommended that the selection be submitted for ratification by the stockholders of Anika.

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This report is submitted by the following independent directors who comprise the Audit Committee:

Sheryl L. Conley	Raymond J. Land, Chair	Stephen O. Richard	Susan L. N. Vogt

THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT, EXCEPT TO THE EXTENT THAT ANIKA SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

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Proposal 3: Ratification of Appointment of Independent Auditor for 2022

Appointment of Independent Auditor by Audit Committee

The Audit Committee annually evaluates the performance of our independent auditor, including the senior audit engagement team, and determines whether to reengage the current independent auditor or consider other audit firms. The Audit Committee’s initial appointment of Deloitte & Touche LLP, or Deloitte, as independent auditor of our consolidated financial statements for 2017, was ratified by a vote of stockholders at our 2017 Annual Meeting of Stockholders. The Audit Committee again appointed Deloitte as our independent auditor for each of 2018, 2019, 2020, and 2021, which appointments were ratified by votes of our stockholders at our 2018, 2019, 2020, and 2021 Annual Meetings of Stockholders.

This year the Audit Committee has approved the retention of Deloitte as our independent auditor to report on our consolidated financial statements and the effectiveness of our internal control over financial reporting for the year ending December 31, 2022. Factors considered by the Audit Committee in deciding whether to retain Deloitte included:

•	Deloitte’s global capabilities;

•	Deloitte’s technical expertise and knowledge of our global operations and industry;

•	The quality and candor of Deloitte’s communications with the Audit Committee and management;

•	The quality and efficiency of the services provided by Deloitte, including input from management on Deloitte’s performance;

•	Deloitte’s objectivity and professional skepticism;

•	External data on audit quality and performance, including recent PCAOB reports on Deloitte and its peer firms;

•	Deloitte’s use of technology to aid in audit efficiency;

•	Deloitte’s independence, how effectively Deloitte demonstrated its independent judgment, and the controls and processes in place that help ensure Deloitte’s independence; and

•	The appropriateness of Deloitte’s fees.

Proposed Ratification of Independent Auditor

The Audit Committee is responsible for the appointment, retention, termination, compensation, and oversight of the work of our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Although ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, the Board of Directors is submitting the appointment of Deloitte to our stockholders for ratification because we value the views of our stockholders.

The Audit Committee considers Deloitte to be well qualified. In the absence of contrary specification, the proxy holders will vote proxies received in response to this solicitation in favor of ratification of the appointment. In the event that stockholders fail to ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment of Deloitte. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may in its discretion select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of our company and stockholders.

Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.

Vote Required

At the Annual Meeting, the ratification of our independent auditor for 2022 requires the affirmative vote of the holders of a majority of the shares of common stock that are voting on the matter. Abstentions will not be treated as votes cast and will have no effect on the vote. Because this proposal is considered a routine matter, discretionary votes by brokers will be counted.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2022.

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Fees Paid to Our Independent Auditor

The following table summarizes the fees that we paid or accrued for audit and other services provided by Deloitte, our independent auditor, for the years ended December 31, 2021 and 2020.

Fee Category	2021	2020
Audit fees	$1,108,421	$1,314,815
Audit-related fees	20,000	-
Tax fees	301,705	196,269
All other fees	5,685	5,685
Total fees	$1,435,811	$1,516,769

For purposes of the preceding table:

•	Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements for those years, inclusive of fees related to work performed with respect to our acquisitions of Arthrosurface and Parcus Medical in early 2020. In addition, Audit fees include: fees for comfort letters, consents, assistance with and review of documents filed with the SEC, Section 404 attest services, other attest services that generally only the principal independent auditor can provide, work done by tax professionals in connection with the audit or quarterly review, and accounting consultations billed as audit services, as well as other accounting and financial reporting consultation research work necessary to comply with the standards of the PCAOB.

•	Audit-related fees consist of the aggregate fees billed by the principal accountant in each of the last two fiscal years for assurance and related services reasonably related to the performance of the audit or review.

•	Tax fees consist of fees for tax compliance, tax advice, and tax planning services for those years.

•	All other fees consist of the aggregate fees billed by the principal accountant in each of the last two fiscal years for products and services other than the services reported herein.

In considering the nature of the services provided by a principal independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. In accordance with its charter, the Audit Committee has procedures for pre-approving audit and non-audit services to be provided by the independent auditor. These procedures are designed to ensure the continued independence of the independent auditor. More specifically, the use of the independent auditor to perform either audit or non-audit services is prohibited unless specifically approved in advance by the Audit Committee. As a result of this approval process, the Audit Committee has pre-approved specific categories of services and associated fee budgets. All services outside of the specified categories and all amounts exceeding the approved fee budgets are approved by the Chair of the Audit Committee, who has been delegated the authority to review and approve audit and non-audit related services during the year. A listing of the audit and non-audit services and associated fees approved by the Chair outside the scope of the services and fees initially approved by the full Audit Committee is reported to the full Audit Committee no later than its next meeting. The Audit Committee also regularly receives updates from Deloitte and management about the services actually performed and the associated fees and expenses actually incurred.

In addition, the Audit Committee evaluates other known potential engagements of the independent auditor, including the scope of audit-related services, tax services, and other services proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable. Since May 2003 each new engagement of a principal independent auditor has been approved in advance by the Audit Committee.

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Proposal 4: Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our NEOs for the year ended December 31, 2021, which is described in the section titled “Compensation Discussion and Analysis” in this Proxy Statement. At our 2017 Annual Meeting of Stockholders, we asked our stockholders to indicate if we should hold a “say-on-pay” vote every one, two or three years. Consistent with the recommendation of the Board of Directors, our stockholders indicated by advisory vote their preference to hold a “say-on-pay” vote annually. After consideration of the 2017 voting results, and based upon its prior recommendation, the Board elected to hold a stockholder “say-on-pay” vote annually.

As described in the section titled “Compensation Discussion and Analysis” of this Proxy Statement, our executive compensation program is designed to attract and retain highly qualified executive officers and motivate them to provide a high level of performance for the benefit of our company and stockholders. Stockholders are urged to read the section titled “Compensation Discussion and Analysis,” which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy and objectives. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our objectives. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.

Accordingly, the following resolution is submitted for a stockholder vote at the Annual Meeting:

“RESOLVED: That the stockholders of Anika Therapeutics, Inc. approve, on an advisory basis, the compensation paid to the named executive officers of Anika Therapeutics, Inc. as disclosed pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in the Proxy Statement for the 2022 Annual Meeting of Stockholders.”

This vote is advisory and will not be binding upon us, the Compensation Committee or the Board. However, the Board and its Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

At the Annual Meeting, approval of our 2021 executive compensation requires the affirmative vote of the holders of a majority of the shares of common stock that are voting on the matter. Abstentions and broker non-votes will not be treated as votes cast and will have no impact on the proposal. While this vote is required by law, it will not be binding on us, the Compensation Committee, or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company, the Compensation Committee or the Board. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation decisions.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE OVERALL COMPENSATION OF THE NAMED EXECUTIVE OFFICERS IN 2021 BY VOTING “FOR” THIS RESOLUTION.

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Participation in the Virtual Annual Meeting

The Board of Directors considers the appropriate format of our annual meeting of stockholders on an annual basis. This year, the Board again chose a virtual meeting format for the Annual Meeting The virtual meeting format will allow our stockholders to engage with us at the Annual Meeting from any geographic location, using any convenient internet connected devices, including smart phones and tablets, and laptop or desktop computers. The virtual format allows stockholders to submit questions during the meeting.

The live audio webcast of the Annual Meeting will be available for listening by the general public, but participation in the Annual Meeting, including voting shares and submitting questions, will be limited to stockholders. To ensure they can participate, stockholders and proxyholders should visit virtualshareholdermeeting.com/ANIK2022 and enter the control number included on their Notice of Internet Availability of Proxy Materials or proxy card. If you wish to participate in the meeting and your shares are held in street name, you must obtain, from the broker, bank or other organization that holds your shares, the information required, including a control number, in order for you to be able to participate in, and vote at, the Annual Meeting.

Stockholders can vote their shares and submit questions via the internet during the Annual Meeting by accessing the annual meeting website at virtualshareholdermeeting.com/ANIK2022. We will answer any timely submitted and relevant questions on a matter to be voted on at the Annual Meeting before voting is closed on the matter. Following adjournment of the formal business of the Annual Meeting, we will address appropriate general questions from stockholders regarding Anika as time allows. Questions relating to stockholder proposals or Anika may be submitted in the field provided in the web portal at or before the time the questions are to be discussed. If we receive substantially similar questions, we may group those questions together and provide a single response to avoid repetition. Additional information regarding the submission of questions during the Annual Meeting can be found in our 2022 Annual Meeting of Stockholders Rules of Conduct and Procedure, a copy of which is attached hereto as Appendix B. Any material changes or updates to the 2022 Rules of Conduct and Procedure will be posted on our website and disclosed in a Current Report on Form 8-K filed with the SEC.

Online check-in to the Annual Meeting webcast will begin at 8:45 a.m., Eastern time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. During online check-in and continuing through the length of the Annual Meeting, we will have technicians standing by to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, stockholders will be able to communicate with us during the Annual Meeting so they can ask questions. An audio replay of the Annual Meeting will be made publicly available at https://ir.anika.com/annual-reports-and-proxies for ninety (90) days after the Annual Meeting. This audio replay will include each stockholder question addressed during the Annual Meeting.

We are utilizing technology from Broadridge Financial Solutions, Inc., or Broadridge, the leading virtual meeting solution. The Broadridge platform is expected to accommodate most, if not all, stockholders. Both we and Broadridge will test the platform technology before going “live” for the Annual Meeting.

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Questions and Answers about the Annual Meeting

Q:	When and where will the Annual Meeting be held?

A:	This year the Annual Meeting of Stockholders of Anika Therapeutics, Inc., which we refer to throughout this Proxy Statement as the Annual Meeting, will be held exclusively by webcast at virtualshareholdermeeting.com/ANIK2022 on Wednesday, June 8, 2022, beginning at 9:00 a.m., Eastern time. We encourage you to access the Annual Meeting webcast prior to the start time.

Q:	Who may join the Annual Meeting?

A:	The live audio webcast of the Annual Meeting will be available for listening by the general public, but participation in the Annual Meeting, including voting shares and submitting questions, will be limited to stockholders. To ensure they can participate, stockholders and proxyholders should visit virtualshareholdermeeting.com/ANIK2022 and enter the control number included on their Notice of Internet Availability of Proxy Materials or proxy card.

Online check-in to the Annual Meeting webcast will begin at 8:45 a.m., Eastern time. We encourage you to allow ample time to log in to the meeting webcast and test your computer audio system.

Q:	What materials have been prepared for stockholders in connection with the Annual Meeting?

A:	We are furnishing stockholders of record with access to, or copies of, the following proxy materials:

•	Our 2021 Annual Report to Stockholders, which includes our audited consolidated financial statements;

•	This Proxy Statement for the 2022 Annual Meeting, which also includes a Notice of Annual Meeting of Stockholders;

•	For most stockholders, a Notice of Internet Availability of Proxy Materials; and

•	For other stockholders who are receiving printed copies of the 2021 Annual Report and Proxy Statement by mail, a proxy card for the Annual Meeting.

These materials were first made available on the internet or mailed to stockholders on or about April 27, 2022.

Q:	Why was I mailed a Notice of Internet Availability of Proxy Materials rather than a printed set of proxy materials?

A:	In accordance with rules and regulations adopted by the Securities and Exchange Commission or SEC, we are furnishing the proxy materials to most stockholders by providing access via the internet, instead of mailing printed copies. This e-proxy process expedites our stockholders’ receipt of proxy materials, lowers our costs, and reduces the environmental impact of the Annual Meeting.

The Notice of Internet Availability of Proxy Materials tells you how to access and review the proxy materials on the internet and how to vote on the internet. The Notice also provides instructions you may follow to request paper or e-mailed copies of our proxy materials.

Q:	Are the proxy materials available via the Internet?

A:	You can access and review the proxy materials for the Annual Meeting at https://ir.anika.com/annual-meeting or www.proxyvote.com. In order to submit your proxies or access the Annual Meeting webcast, however, you will need to refer to the Notice of Internet Availability of Proxy Materials or proxy card to obtain your control number and other personal information needed to vote by proxy or virtually.

Q:	What is a proxy?

A:	Because it is important that as many stockholders as possible be represented at the Annual Meeting, the Board of Directors asks that you review this Proxy Statement carefully and then vote by following the instructions set forth on the Notice of Internet Availability of Proxy Materials or proxy card. In voting prior to the Annual Meeting, you will deliver your proxy to Cheryl R. Blanchard, Ph.D., David B. Colleran, and Michael L. Levitz, which means you will authorize each of Dr. Blanchard and Messrs. Colleran and Levitz to vote your shares at the Annual Meeting in the way you instruct. All shares represented by valid proxies will be voted in accordance with the stockholder’s specific instructions. Please see the section captioned “Executive Officers” for the titles and roles of Dr. Blanchard and Messrs. Colleran and Levitz with our company.

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Q:	What matters will the stockholders vote on at the Annual Meeting?

A:	•	Proposal 1. Election of two Class II Director nominees: Cheryl R. Blanchard, Ph.D. and Glenn R. Larsen, Ph.D.

•	Proposal 2. Amendment of our 2017 Omnibus Incentive Plan.

•	Proposal 3. Ratification of the appointment of our independent auditor for 2022.

•	Proposal 4. Approval, as an advisory vote, of 2021 executive compensation as disclosed in this Proxy Statement.

Q:	Who can vote at the Annual Meeting?

A:	Stockholders of record of common stock at the close of business on April 13, 2022, the record date, will be entitled to vote at the Annual Meeting. A total of 14,519,284 shares of common stock were outstanding as of the record date. Each share outstanding on the record date will be entitled to one vote on each proposal.

Q:	What is a stockholder of record?

A:	A stockholder of record is a stockholder whose ownership of our common stock is reflected directly on the books and records of our transfer agent, American Stock Transfer & Trust Co.

Q:	What does it mean for a broker or other nominee to hold shares in “street name”?

A:	If you beneficially own shares held in an account with a broker, bank, or similar organization, that organization is the stockholder of record and is considered to hold those shares in “street name.”

An organization that holds your beneficially owned shares in street name will vote in accordance with the instructions you provide. If you do not provide the organization with specific voting instructions with respect to a proposal, under the rules of the NASDAQ Stock Market, Inc., or NASDAQ, the organization’s authority to vote your shares will depend upon whether the proposal is considered a “routine” or non-routine matter.

•	The organization generally may vote your beneficially owned shares on routine items for which you have not provided voting instructions to the organization. The only routine matter expected to be voted on at the Annual Meeting is the ratification of the appointment of our independent auditor for 2022 (Proposal 3).

•	The organization generally may not vote on non-routine matters, including Proposals 1, 2, and 4. Instead, it will inform the inspector of election that it does not have the authority to vote on those matters. This is referred to as a “broker non-vote.”

For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any of the proposals to be acted upon by the stockholders, including abstentions or proxies containing broker non-votes.

Q:	How do I vote my shares if I do not attend the Annual Meeting?

A:	If you are a stockholder of record, you may vote prior to the Annual Meeting as follows:

•	Via the Internet: You may vote via the internet at www.proxyvote.com, in accordance with the voting instructions printed on the Notice of Internet Availability of Proxy Materials and the proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern time, on June 7, 2022. You will be given the opportunity to confirm that your instructions have been recorded properly. If you vote via the internet, you do not need to return a proxy card.

•	By Telephone: If you receive a proxy card by mail, you may vote by calling 1-800-690-6903 and following the instructions provided on the telephone line. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern time, on June 7, 2022. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been recorded properly. If you vote by telephone, you do not need to return a proxy card.

•	By Mail: If you receive a proxy card by mail, you may vote by returning the dated and signed proxy card in the postage-paid return envelope provided with the proxy card. Your proxy card must arrive by June 7, 2022.

If you hold shares in street name, you may vote by following the voting instructions provided by your bank, broker, or other nominee. In general, you may vote prior to the Annual Meeting as follows:

•	Via the Internet: You may vote at www.proxyvote.com, in accordance with the voting instructions printed on the Notice of Internet Availability of Proxy Materials and the proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern time, on June 7, 2022. You will be given the opportunity to confirm that your instructions have been recorded properly.

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•	By Telephone: If you receive a proxy card by mail, you may vote by calling 1-800-690-6903 and following the instructions provided on the telephone line. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern time, on June 7, 2022. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been recorded properly.

•	By Mail: You may vote by returning a completed and signed proxy card in accordance with instructions provided by your bank, broker, or other nominee. Your proxy card must arrive by June 7, 2022.

For your information, voting via the internet is the least expensive to us, followed by telephone voting, with voting by mail being the most expensive. Also, you may help us to save the expense of a second mailing if you vote promptly.

Q:	Can I vote at the Annual Meeting?

A:	If you are a stockholder of record, you may vote virtually at the Annual Meeting, whether or not you previously voted. If your shares are held in street name, you must obtain a written proxy, executed in your favor, from the stockholder of record to be able to vote at the Annual Meeting.

Q:	Can I ask questions at the Annual Meeting?

A:	You may submit questions via the internet during the Annual Meeting by participating in the webcast at virtualshareholdermeeting.com/ANIK2022. We will answer any timely submitted questions on a matter to be voted on at the Annual Meeting before voting is closed on the matter. Following adjournment of the formal business of the Annual Meeting, we will address appropriate general questions from stockholders regarding Anika in the order in which the questions are received as time allows. Questions relating to the stockholder proposals or Anika may be submitted in the field provided in the web portal at or before the time the questions are to be discussed. If we receive substantially similar questions, we may group those questions together and provide a single response to avoid repetition. Additional information regarding the submission of questions during the Annual Meeting can be found in our 2022 Annual Meeting of Stockholders Rules of Conduct and Procedure, attached hereto as Appendix B and also available at https://ir.anika.com/annual-meeting.

Q:	Why is the Annual Meeting being conducted as a virtual meeting?

A:	The Board considers the appropriate format of our annual meeting of stockholders on an annual basis. This year, as in 2020 and 2021, the Board chose a virtual meeting format for the Annual Meeting in an effort to facilitate stockholder attendance and participation. The virtual meeting format will allow our stockholders to engage with us at the Annual Meeting from any geographic location, using any convenient internet-connected devices, including smart phones and tablets, and laptop or desktop computers.

The virtual format allows stockholders to submit questions during the meeting. We are utilizing technology from Broadridge, the leading virtual meeting solution. The Broadridge platform is expected to accommodate most, if not all, stockholders. Both we and Broadridge will test the platform technology before going “live” for the Annual Meeting.

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Q:	If I am unable to participate in the live audio webcast of the Annual Meeting, may I listen at a later date?

A:

An audio replay of the Annual Meeting will be posted and publicly available at https://ir.anika.com/annual-reports-and-proxies following the Annual Meeting and will remain publicly available for ninety (90) days after the Annual Meeting. This audio replay will cover the entire Annual Meeting, including each stockholder question addressed during the Annual Meeting.

Q:	May I change my vote or revoke my proxy?

A:	If you are a stockholder of record, you may later change or revoke your proxy at any time before it is exercised by:

•	Voting via the internet or telephone at a later time;

•	Submitting a completed and signed proxy card with a later date; or

•	Voting via the internet at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you should contact your bank, broker, or other nominee for instructions as to whether, and how, you can change or revoke your proxy.

Q:	What happens if I do not give specific voting instructions?

A:

If you are a stockholder of record and you return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by the Board on all proposals presented in this Proxy Statement and as they may determine in their discretion on any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide specific voting instructions to the broker, bank, or other organization that is the stockholder of record of your shares, the organization generally may not vote on some proposals. Instead, the organization will inform the inspector of election that it does not have the authority to vote on the specific matter. As a result, beneficial owners of shares held in street name that do not provide specific voting instructions may not have an effect on the outcome of certain proposals. See “Q. What does it mean for a broker or other nominee to hold shares in ‘street name’?” above.

Q:	What should I do if, during check-in or the meeting, I have technical difficulties or trouble accessing the virtual meeting website?

A:	Online check-in to the Annual Meeting webcast will begin at 8:45 a.m., Eastern time. You should allow ample time to log in to the meeting webcast and test your computer audio system. During online check-in and continuing through the length of the Annual Meeting, we will have technicians standing by to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Q:	What if other matters are presented at the Annual Meeting?

A:

If a stockholder of record provides a proxy by voting in any manner described in this Proxy Statement, the proxy holders will have the discretion to vote on any matters, other than the proposals presented in this Proxy Statement, that are properly presented for consideration at the Annual Meeting. We do not know of any other matters to be presented for consideration at the Annual Meeting.

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Other Matters

The Board of Directors does not know of any other matters that will come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation Expenses

All costs of solicitation of proxies will be borne by us. In addition to solicitation by mail, our directors, officers, and employees, without additional remuneration, may solicit proxies in person or by telephone, e-mail, and facsimile. We will reimburse banks, brokerage firms, and other custodians, nominees, trustees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to and soliciting proxies from beneficial holders of our shares. We have retained Georgeson LLC to assist in the solicitation of proxies for a fee of $17,500, plus reimbursement of expenses.

Stockholder Proposals

In order for stockholder proposals for the 2023 Annual Meeting of Stockholders to be eligible for inclusion in the proxy statement and form of proxy card for that meeting, we must receive the proposals before December 23, 2022. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in our proxy statement and form of proxy, and proposals should be directed to: Secretary, Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730. All proposals will need to comply with Rule 14a-8 of the Exchange Act, which sets forth the requirements for the inclusion of stockholder proposals in our sponsored proxy materials.

Our bylaws and Policy and Procedures for Stockholder Nominations to the Board set forth the procedures you must follow in order to nominate a director for election or make a proposal at an annual meeting of our stockholders, other than proposals intended to be included in our sponsored proxy materials. In addition to any other applicable requirements, in order for business to be properly brought before the 2023 Annual Meeting by a stockholder, the stockholder must have given us timely notice thereof in proper written form, including all required information, at our corporate headquarters, 32 Wiggins Avenue, Bedford, Massachusetts 01730, directed to the attention of the Secretary, between February 16, 2023 and March 18, 2023. The proposal must also comply with the other requirements contained in the bylaws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. We have posted copies of our bylaws and our Policy and Procedures for Stockholders to the Board in the investor relations section of our website at https://ir.anika.com/governance-documents.

The chair of the meeting has the power and duty to (a) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in our bylaws and (b) declare that a proposed nomination shall be disregarded or that proposed business shall not be transacted if such proposed nomination or business was not made or proposed in compliance our bylaws. Additionally, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by us.

Cautionary Note Regarding Forward Looking Statements

This Proxy Statement contains forward-looking statements that involve a number of risks and uncertainties, many of which are outside our control. All statements other than statements of historical facts included in this Proxy Statement are forward-looking statements and may include, among others, statements relating to: our business, business strategy and anticipated operating initiatives and results, including potential ongoing impacts of the COVID-19 pandemic; our corporate governance; our stockholder engagement; our executive compensation plans; our ESG programs and initiatives; our corporate culture; and our human capital management policies, practices and initiatives. Forward-looking statements are based upon the current beliefs and expectations of our management. Our actual results could differ materially from any anticipated future results, performance or achievements described in forward-looking statements as the result of a number of factors, including those described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, which filings are available on our investor relations website at https://ir.anika.com/sec-filings and the SEC’s website at www.sec.gov. Any forward-looking statement made in this Proxy Statement is based only on information currently available to us and speaks only as of the date on which it is made, and we undertake no obligation to publicly update any forward-looking statement other than as required by law.

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Householding

SEC rules permit us to deliver a single copy of our 2021 Annual Report to Stockholders and this Proxy Statement, or one Notice of Internet Availability of Proxy Materials, to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the security holders. This delivery method, which is known as “householding,” can reduce our expenses for printing and mailing. Any stockholder of record at a shared address to which a single copy of the documents was delivered may request a separate copy of the 2021 Annual Report to Stockholders and this Proxy Statement, or a separate Notice of Internet Availability of Proxy Materials, as applicable, by sending us a written request made to Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730, Attention: Secretary or by calling (781) 457-9000. Stockholders of record who wish to receive separate copies of these documents in the future may also contact us as stated above. Stockholders of record who share an address and are receiving multiple copies of our annual reports to stockholders and Proxy Statements, or of our Notices of Internet Availability of Proxy Materials, may contact us as stated above to request delivery of a single copy of such documents. Stockholders who hold their shares in “street name” and who wish to obtain copies of these proxy materials should follow the instructions on their voting instruction forms or contact the holders of record. STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS CONTAINED THEREIN, FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 2021, BY WRITING TO OUR SECRETARY AT ANIKA THERAPEUTICS, INC., 32 WIGGINS AVENUE, BEDFORD, MASSACHUSETTS 01730.

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Appendix A

ANIKA THERAPEUTICS, INC. 2017

OMNIBUS INCENTIVE PLAN

(Marked to Show 2022 Amendment)

Anika Therapeutics, Inc. sets forth herein the terms of its 2017 Omnibus Incentive Plan.

1.	PURPOSE

The Plan is intended to enhance the ability of the Company and its Affiliates to attract and retain highly qualified officers, Non-employee Directors, employees, consultants and advisors, and to motivate such individuals to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), unrestricted stock, other share-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Upon the Plan becoming effective, no further awards shall be made under the Prior Plan.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

“Acquiror” shall have the meaning set forth in Section 15.2.1.

“Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control with” the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.

“Annual Incentive Award” means a cash-based Performance Award with a performance period that is the Company’s fiscal year or other 12-month (or shorter) performance period as specified under the terms of the Award as approved by the Board.

“Award” means a grant under the Plan of an Option, SAR, Restricted Stock, RSU, Other Share-based Award or cash award.

“Award Agreement” means a written agreement between the Company and a Participant, or notice from the Company or an Affiliate to a Participant that evidences and sets out the terms of an Award.

“Board” means the Board of Directors of the Company.

“Business Combination” shall have the meaning set forth in Section 15.2.2.

“Cause” shall be defined as that term is defined in the Participant’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means, as determined by the Company in its sole discretion and unless otherwise provided in the applicable Award Agreement: (i) any material breach by the Participant of any agreement between the Participant and the Company; (ii) the conviction of or plea of nolo contendere by the Participant to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Participant of the Participant’s duties to the Company. A Separation from Service for Cause shall be deemed to include a determination by the Company in its sole discretion following a Participant’s Separation from Service that circumstances existing prior to such Separation from Service would have entitled the Company or an Affiliate to have terminated the Participant’s service for Cause. All rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Company, or during any negotiations between the Company and the Participant, regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of Cause.

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“Change in Control” shall have the meaning set forth in Section 15.2.2.

“Code” means the Internal Revenue Code of 1986.

“Committee” means the Compensation Committee of the Board, or such other committee as determined by the Board. The Compensation Committee of the Board may designate a subcommittee of its members to serve as the Committee (to the extent the Board has not designated another person, committee or entity as the Committee). The Board will cause the Committee to satisfy the applicable requirements of any securities exchange on which the Common Stock may then be listed. For purposes of Awards to Covered Employees intended to qualify as Performance-Based Compensation, to the extent required by Section 162(m), Committee means all of the members of the Compensation Committee who are “outside directors” within the meaning of Section 162(m). For purposes of Awards to Participants who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act.

“Company” means Anika Therapeutics, Inc., a Massachusetts corporation, or any successor corporation.

“Common Stock” means the common stock of the Company.

“Consultant” means a consultant or advisor that provides bona fide services to the Company or any Affiliate and who qualifies as a consultant or advisor under Form S-8.

“Covered Employee” means a Participant who is a “covered employee” within the meaning of Section 162(m) as qualified by Section 12.4.

“Disability” shall be defined as that term is defined in the Participant’s offer letter or other applicable employment agreement; or, if there is no such definition, “Disability” means, as determined by the Company in its sole discretion and unless otherwise provided in the applicable Award Agreement, the Participant is unable to perform each of the essential duties of such Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Participant’s employment, “Disability” means “permanent and total disability” as set forth in Code Section 22(e)(3).

“Effective Date” means June 13, 2017, the date the Plan was approved by the Stockholders.

“Exchange Act” means the Securities Exchange Act of 1934.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board and such determination shall be conclusive and binding on all persons.

“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law or sister- in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than 50% of the voting interests.

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“Grant Date” means the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 or (iii) such other date as may be specified by the Board in the Award Agreement.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“Incumbent Directors” shall have the meaning set forth in Section 15.2.2.

“New Shares” shall have the meaning set forth in Section 15.1.

“Non-employee Director” means a member of the Board or the board of directors of an Affiliate, in each case who is not an officer or employee of the Company or any Affiliate.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase one or more Shares pursuant to the Plan.

“Option Price” means the exercise price for each Share subject to an Option.

“Other Share-based Awards” means Awards consisting of Share units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Shares.

“Participant” shall mean a person who, as a Service Provider, has been granted an Award under the Plan; provided, however, that in the case of the death or Disability of a Participant, the term “Participant” refers to the Participant’s estate or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

“Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period established by the Committee, and includes an Annual Incentive Award.

“Performance-Based Compensation” means “performance-based compensation” under Section 162(m).

“Plan” means this Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan.

“Policy” shall have the meaning set forth in Section 3.2.2.

“Prior Plan” means the Anika Therapeutics, Inc. Second Amended and Restated 2003 Stock Option and Incentive Plan, as amended.

“Purchase Price” means the purchase price for each Share pursuant to a grant of Restricted Stock.

“Restricted Stock” means restricted Shares, awarded to a Participant pursuant to Section 10.

“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of Shares, awarded to a Participant pursuant to Section 10.

“SAR Exercise Price” means the per Share exercise price of a SAR granted to a Participant under Section 9.

“SEC” means the United States Securities and Exchange Commission.

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“Section 162(m)” means Code Section 162(m).

“Section 409A” means Code Section 409A.

“Securities Act” means the Securities Act of 1933.

“Separation from Service” means the termination of the applicable Participant’s employment with, and performance of services for, the Company and each Affiliate. A Participant employed by, or performing services for, an Affiliate or a division of the Company or an Affiliate shall not be deemed to incur a Separation from Service if such Affiliate or division ceases to be an Affiliate or division of the Company, as the case may be, and the Participant immediately thereafter becomes an employee of (or service provider to), or member of the board of directors of, the Company or an Affiliate or a successor company or an affiliate or subsidiary thereof. Approved temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Affiliates shall not be considered Separations from Service. Notwithstanding the foregoing, with respect to any Award that constitutes nonqualified deferred compensation under Section 409A, “Separation from Service” shall mean a “separation from service” as defined under Section 409A.

“Service Period” shall have the meaning set forth in Section 10.1.

“Service Provider” means an employee, officer, Non-employee Director or Consultant of the Company or an Affiliate.

“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Section 9.

“Stockholders” means the stockholders of the Company.

“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

“Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

“Ten Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

“Termination Date” means the date that is 10 years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2.

“Voting Securities” shall have the meaning set forth in Section 15.2.2.

3.	ADMINISTRATION OF THE PLAN

3.1.	General

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the power and authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, unless such power or authority is specifically reserved by the Board. Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided, however, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. All actions, determinations and decisions by the Board or the Committee under the Plan or any Award Agreement, or with respect to any Award, shall be in the sole discretion of the Board and shall be final, binding and conclusive on all persons. Without limitation, the Board shall have full and final power and authority, subject to the other terms of the Plan, to:

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(i)	designate Participants;

(ii)	determine the type or types of Awards to be made to Participants;

(iii)	determine the number of Shares to be subject to an Award;

(iv)	establish the terms of each Award (including the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer or forfeiture of an Award or the Shares subject thereto and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v)	subject to applicable law, delegate its authority and duties to the Chief Executive Officer with respect to the granting of Options to individuals who are not Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act. Any such delegation by the Board shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Board’ delegate or delegates that were consistent with the terms of the Plan.;

(vi)	prescribe the form of each Award Agreement; and

(vii)	amend, modify or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy or custom.

3.2.	Separation from Service for Cause; Clawbacks

3.2.1.	Separation from Service for Cause

The Company may annul an Award if the Participant incurs a Separation from Service for Cause.

3.2.2.	Clawbacks

All awards, amounts or benefits received or outstanding under the Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy (the “Policy”) or any applicable law related to such actions, as may be in effect from time to time. A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Policy that may apply to the Participant, whether adopted prior to or following the Effective Date, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and the Participant’s agreement that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

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3.3.	Deferral Arrangement

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents as provided in Section 17.10, including converting such credits into deferred Share units.

3.4.	No Liability

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.5.	Book Entry

Notwithstanding any other provision of the Plan to the contrary, the Company may elect to satisfy any requirement under the Plan for the delivery of stock certificates through the use of book entry.

3.6.	No Repricing

Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms or conditions of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

4.	STOCK SUBJECT TO THE PLAN

4.1.	Authorized Number of Shares

Subject to adjustment under Section 15, the total number of Shares authorized to be awarded under the Plan shall not exceed 5,5500,000 shares. The grant of any full value Award (i.e., an Award other than an Option or a SAR) shall be deemed, for purposes of determining the number of Shares available for issuance under this Section 4.1, as an Award of two (2) Shares for each Share actually subject to the Award. The grant of an Option or SAR shall be deemed, for purposes of determining the number of Shares available for issuance under this Section 4.1, as an Award for one (1) Share for each such Share actually subject to the Award. Any Shares returned to the Plan pursuant to Section 4.2 shall be returned to the reserved pool of Shares under the Plan in the same manner. In addition, Shares underlying any outstanding award granted under a Prior Plan that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of Shares shall be available for the grant of new Awards. As provided in Section 1, no new awards shall be granted under the Prior Plan following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares, treasury Shares or Shares purchased on the open market or otherwise.

4.2.	Share Counting

4.2.1.	Any Award settled in cash shall not be counted as issued Shares for any purpose under the Plan.

4.2.2.	If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Shares covered by such Award shall again be available for the grant of Awards.

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4.2.3.	If Shares issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such Shares shall again be available for the grant of Awards.

4.2.4.	If Shares issuable upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the Option Price or Purchase Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall not be available again for the grant of Awards.

4.2.5.	Substitute Awards shall not be counted against the number of Shares available for the grant of Awards.

4.3.	Award Limits

4.3.1.	Incentive Stock Options

Subject to adjustment under Section 15, 5,550,000 Shares available for issuance under the Plan shall be available for issuance as Incentive Stock Options.

4.3.2.	Individual Award Limits for Section 162(m) -- Share-Based Awards

Subject to adjustment under Section 15, the maximum number of each type of Award (other than cash-based Performance Awards) granted to any Participant in any calendar year shall not exceed the following number of Shares: (i) Options and SARs: 400,000 Shares; and (ii) all share-based Performance Awards (including Restricted Stock, RSUs and Other Share- based Awards that are Performance Awards): 400,000 Shares.

4.3.3.	Individual Award Limits for Section 162(m) -- Cash-Based Awards

The maximum amount of cash-based Performance Awards intended to qualify as Performance-Based Compensation granted to any Participant in any calendar year shall not exceed the following: (i) Annual Incentive Awards:

$1,000,000; and (ii) all other cash-based Performance Awards: $1,000,000.

4.3.4.	Director Awards

The maximum value of Awards granted during any calendar year to any Non-employee Director, taken together with any cash fees paid to such Non-employee Director during the calendar year and the value of awards granted to the Non- employee Director under any other equity compensation plan of the Company or an Affiliate during the calendar year, shall not exceed the following in total value (calculating the value of any Awards or other equity compensation plan awards based on the fair market value as of grant date for financial reporting purposes): (i) $500,000 for the non-employee Chair or Lead Director of the Board and (ii) $425,000 for each Non-employee Director other than the Chair or Lead Director of the Board; provided, however, that awards granted to Non-employee Directors upon their initial election to the Board or the board of directors of an Affiliate shall not be counted towards the limit under this Section 4.3.4.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Term

The Plan shall be effective as of the Effective Date, provided that it has been approved by the Stockholders. The Plan shall terminate automatically on the 10-year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

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5.2.	Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Stockholders to the extent stated by the Board, required by applicable law or required by applicable securities exchange listing requirements. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms applicable to Awards granted prior to the Termination Date, shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension or termination of the Plan shall, without the consent of the Participant, materially impair rights or obligations under any Award theretofore awarded.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers

Subject to this Section 6, Awards may be made to any Service Provider as the Board may determine and designate from time to time.

6.2.	Successive Awards

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.	Stand-Alone, Additional, Tandem, and Substitute Awards

Awards may be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem or substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another award, the Board shall have the right to require the surrender of such other award in consideration for the grant of the new Award. Subject to the requirements of applicable law, the Board may make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, RSUs or Restricted Stock).

6.4.	Minimum Vesting

Notwithstanding any other provision of the Plan to the contrary, Share-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted, excluding, for this purpose, any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash Awards, and (iii) Awards to Non-employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders (provided that such vesting period under this clause (iii) may not be less than 50 weeks after grant; provided, that, the Board may grant Share-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 15); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award or otherwise.

7.	AWARD AGREEMENT

The grant of any Award may be contingent upon the Participant executing an appropriate Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Nonqualified Stock Options.

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8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date; provided, however, that in the event that a Participant is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.

8.2.	Vesting

Subject to Section 8.3, each Option shall become exercisable at such times and under such conditions (including performance requirements) as stated in the Award Agreement.

8.3.	Term

Each Option shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of the Option term stated in the Award Agreement not to exceed 10 years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Participant is a Ten Percent Stockholder, an Option granted to such Participant that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five years from its Grant Date.

8.4.	Limitations on Exercise of Option

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the Stockholders as provided herein or (ii) after the occurrence of an event which results in termination of the Option.

8.5.	Method of Exercise

An Option that is exercisable may be exercised by the Participant’s delivery of a notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6.	Rights of Holders of Options

Unless otherwise provided in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a Stockholder (for example, the right to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him or her. An individual holding an Option shall not have the right to receive cash or dividend payments or distributions attributable to the subject Shares until the Option has been exercised and the Shares covered thereby are fully paid and issued to him or her. Except as provided in Section 15 or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

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8.7.	Delivery of Stock Certificates

Subject to Section 3.5, promptly after the exercise of an Option by a Participant and the payment in full of the Option Price, such Participant shall be entitled to the issuance of a stock certificate which evidences, or electronic notice of a book entry which records, his or her ownership of the Shares subject to the Option.

8.8.	Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (i) if the Participant of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Participant’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the Stockholders in a manner intended to comply with the stockholder approval requirements of Code Section 422(b)(1); provided, however, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such stockholder approval is obtained.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS (SARs)

9.1.	Right to Payment

A SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value on the Grant Date of the SAR to the extent required by Section 409A.

9.2.	Other Terms

The Board shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award and any other terms of any SAR.

9.3.	Term of SARs

The term of a SAR granted under the Plan shall be determined by the Board; provided, however, that such term shall not exceed 10 years.

9.4.	Payment of SAR Amount

Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company (in cash or Shares, as set forth in the Award Agreement) in an amount determined by multiplying:

(i)	the difference between the Fair Market Value on the date of exercise over the SAR Exercise Price; by

(ii)	the number of Shares with respect to which the SAR is exercised.
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10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS (RSUs)

10.1.	Restrictions (applicable to Restricted Stock and RSUs)

At the time of grant, the Board may establish a period of time (a “Service Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or RSUs. Each Award of Restricted Stock or RSUs may be subject to a different Service Period and additional restrictions. Neither Restricted Stock nor RSUs may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Service Period or prior to the satisfaction of any other applicable restrictions.

10.2.	Delivery of Shares (applicable to Restricted Stock and RSUs)

Subject to Section 3.5, upon the expiration or termination of any Service Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Shares of Restricted Stock or RSUs settled in Shares shall lapse, and, unless otherwise provided in the applicable Award Agreement, a stock certificate for such Shares shall be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be.

10.3.	Rights of Holders of Restricted Stock (applicable to Restricted Stock, not RSUs)

Unless otherwise provided in the applicable Award Agreement, holders of Restricted Stock shall have rights as Stockholders, including voting and dividend rights; provided, however, any dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the dividends withheld at a rate and subject to such terms as determined by the Committee. The dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such Share and, if such Share is forfeited, the Participant shall have no right to such dividends.

10.4.	Purchase of Restricted Stock (applicable to Restricted Stock, not RSUs)

The Participant shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the Shares represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, if so determined by the Board, in consideration for past services rendered.

10.5.	Restricted Stock Certificates (applicable to Restricted Stock, not RSUs)

Subject to Section 3.5, the Company shall issue, in the name of each Participant to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of Shares of Restricted Stock granted to the Participant, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i)  the Secretary of the Company shall hold any stock certificates for the Participant’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse or (ii) such certificates shall be delivered to the Participant; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.6.	Rights of Holders of RSUs (applicable to RSUs, not Restricted Stock)

10.6.1.	Settlement of RSUs

RSUs may be settled in cash or Shares, as set forth in the Award Agreement. The Award Agreement shall also set forth whether the RSUs shall be settled (i) within the time period specified in Section 409A for short term deferrals or (ii)  otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such RSUs shall be settled.

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10.6.2.	Voting and Dividend Rights

Unless otherwise provided in the applicable Award Agreement, holders of RSUs shall not have rights as Stockholders, including voting or dividend or dividend equivalents rights. Dividend equivalent rights may be granted with respect to RSUs pursuant to Section 17.10.

10.6.3.	Creditor’s Rights

A holder of RSUs shall have no rights other than those of a general creditor of the Company. RSUs represent an unfunded and unsecured obligation of the Company, subject to the terms of the applicable Award Agreement.

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1.	General Rule

Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2.	Surrender of Shares

To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of Shares, which Shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already-owned Shares may be authorized only at the time of grant.

11.3.	Cashless Exercise

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

11.4.	Other Forms of Payment

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including the Company’s withholding of Shares otherwise due to the exercising Participant.

12.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS

12.1.	Performance Conditions

The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may reduce the amounts payable under any Award subject to performance conditions, except as limited under Section 12.2 in the case of Performance- Based Compensation.

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12.2.	Performance Awards Granted to Designated Covered Employees

If and to the extent that the Board determines that a Performance Award to be granted to a Participant who is designated by the Board as likely to be a Covered Employee should qualify as Performance-Based Compensation, the grant, exercise or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 12.2. Notwithstanding anything herein to the contrary, the Board may provide for Performance Awards to Covered Employees that are not intended to qualify as Performance-Based Compensation.

12.2.1.	Performance Goals Generally

The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Board consistent with this Section 12.2. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m), including the requirement that the level or levels of performance targeted by the Board result in the achievement of performance goals being “substantially uncertain.” The Board may determine that Performance Awards shall be granted, exercised or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise or settlement of the Performance Awards. Performance goals may be established on a Company-wide basis, or with respect to one or more business units, divisions, Affiliates or business segments, as applicable. To the extent consistent with the requirements of Section 162(m), the Committee may determine at the time that goals under this Section 12 are established the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses and other extraordinary, unusual or non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

12.2.2.	Business Criteria

One or more of the following business criteria for the Company, on a consolidated basis, or specified Affiliates or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Board in establishing performance goals for Performance Awards: (i) cash flow; (ii) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (iii) earnings measures; (iv) return on equity; (v) total stockholder return; (vi) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (vii) return on capital; (viii) revenue; (ix) income; (x) profit margin; (xi) return on operating revenue; (xii) brand recognition or acceptance; (xiii) customer satisfaction; (xiv) productivity; (xv) expense targets; (xvi) market share; (xvii) cost control measures; (xviii) balance sheet metrics; (xix) strategic initiatives; (xx) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; (xxi) regulatory body approval for commercialization of a product; (xxii) implementation or completion of critical projects; or (xxiii) any other business criteria established by the Board; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income and operating income).

12.2.3.	Timing for Establishing Performance Goals

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to Performance Awards, or at such other date as may be required or permitted for Performance-Based Compensation.

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12.2.4.	Settlement of Performance Awards; Other Terms

Settlement of Performance Awards may be in cash, Shares, other Awards or other property. The Board may reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.

12.3.	Written Determinations

All determinations by the Board as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and the achievement of performance goals relating to Performance Awards, shall be made in writing in the case of any Award intended to qualify as Performance-Based Compensation to the extent required by Section 162(m). To the extent permitted by Section 162(m), the Board may delegate any responsibility relating to Performance Awards.

12.4.	Status of Section 12.2 Awards under Section 162(m)

It is the intent of the Company that Performance Awards under Section 12.2 granted to persons who are designated by the Board as likely to be Covered Employees within the meaning of Section 162(m) shall, if so designated by the Board, qualify as Performance-Based Compensation. Accordingly, the terms of Section 12.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m). The foregoing notwithstanding, because the Board cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Board, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

13.	OTHER SHARE-BASED AWARDS

13.1.	Grant of Other Share-based Awards

Other Share-based Awards may be granted either alone or in addition to or in conjunction with other Awards. Other Share-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in Shares under any other compensation plan or arrangement of the Company, including any other Company incentive compensation plan. The Board shall have the authority to determine the persons to whom and the time or times at which such Awards will be made, the number of Shares to be granted pursuant to such Awards, and all other terms of such Awards. Unless the Board determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Board determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award.

13.2.	Terms of Other Share-based Awards

Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

14.	REQUIREMENTS OF LAW

14.1.	General

The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Participant, any other individual exercising an Option or the Company of any provision of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. If at any time the Board determines that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Board has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such Shares pursuant to an exemption from registration under the Securities Act. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. The Committee may require the Participant to sign such additional documentation, make such representations and furnish such information as it may consider appropriate in connection with the grant of Awards or issuance or delivery of Shares in compliance with applicable laws, rules and regulations.

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14.2.	Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.	EFFECT OF CHANGES IN CAPITALIZATION

15.1.	Adjustments for Changes in Capital Structure

Subject to any required action by the Stockholders, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the Stockholders in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, and in the Option Price, SAR Exercise Price or Purchase Price per Share of any outstanding Awards in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the Shares which are of the same class as the Shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of Shares subject to, and the Option Price, SAR Exercise Price or Purchase Price per Share of, the outstanding Awards shall be adjusted in a fair and equitable manner. Any fractional share resulting from an adjustment pursuant to this Section 15.1 shall be rounded down to the nearest whole number and the Option Price, SAR Exercise Price or Purchase Price per share shall be rounded up to the nearest whole cent. In no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The Board may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. Adjustments determined by the Board pursuant to this Section 15.1 shall be made in accordance with Section 409A to the extent applicable.

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15.2.	Change in Control

15.2.1.	Consequences of a Change in Control

Subject to the requirements and limitations of Section 409A if applicable, the Board may provide for any one or more of the following in connection with a Change in Control, which such actions need not be the same for all Participants:

(a)                             Accelerated Vesting. The Board may provide in any Award Agreement, or in the event of a Change in Control may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such terms, including a Participant’s Separation from Service prior to, upon, or following such Change in Control, to such extent as determined by the Board.

(b)                            Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section 15.2.1, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a Stockholder on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per Share consideration received by Stockholders pursuant to the Change in Control. If any portion of such consideration may be received by Stockholders pursuant to the Change in Control on a contingent or delayed basis, the Board may determine such Fair Market Value as of the time of the Change in Control on the basis of the Board’s estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c)                             Cash-Out of Awards. The Board may, without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Board) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per Share, if any, under such Award. If any portion of such consideration may be received by Stockholders pursuant to the Change in Control on a contingent or delayed basis, the Board may determine such Fair Market Value as of the time of the Change in Control on the basis of the Board’s estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Board, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards. For avoidance of doubt, if the amount determined pursuant to this Section 15.2.1(c) for an Option or SAR is zero or less, the affected Option or SAR may be cancelled without any payment therefore.

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15.2.2.	Change in Control Defined

Unless otherwise provided in the applicable Award Agreement, a “Change in Control” means the consummation of any of the following events:

(a)                             the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 promulgated under the Securities Act) or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); or

(b)                               a reorganization, merger, consolidation or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

(c)                             a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the assets of the Company; or

(d)                              during any period of 12 consecutive months, the Incumbent Directors cease to constitute a majority of the Board; “Incumbent Directors” means individuals who were members of the Board at the beginning of such period or individuals whose election or nomination for election to the Board by the Stockholders was approved by a vote of at least a majority of the then Incumbent Directors (but excluding any individual whose initial election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors).

Notwithstanding the foregoing, if it is determined that an Award is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control for purposes of the Plan unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.

15.3.	Adjustments

Adjustments under this Section 15 related to Shares or other securities of the Company shall be made by the Board. No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

16.	NO LIMITATIONS ON COMPANY

The making of Awards shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

17.	TERMS APPLICABLE GENERALLY TO AWARDS

17.1.	Disclaimer of Rights

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in the applicable Award Agreement, no Award shall be affected by any change of duties or position of the Participant, so long as such Participant continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.

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17.2.	Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the Stockholders for approval shall be construed as creating any limitations upon the right or authority of the Board or its delegate to adopt such other compensation arrangements as the Board or its delegate determines desirable.

17.3.	Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any Shares upon the exercise of an Option or SAR or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse or exercise, the Participant shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. In addition, the Board may provide one or more Participants with the right to direct the Company to withhold, from the Shares otherwise issuable upon the exercise of an Option or Stock Appreciation Right or upon the issuance of fully-vested Shares (whether pursuant to Restricted Stock, RSUs, Other Share-based Awards, or otherwise), a portion of those Shares with an aggregate Fair Market Value equal to the percentage of the applicable withholding taxes (not to exceed one hundred percent (100%)) designated by the Participant; provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using not more than the applicable maximum statutory withholding rates (or such other rates as required to avoid adverse accounting treatment as determined by the Board). The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

17.4.	Other Provisions; Legends

Each Award Agreement may contain such other terms not inconsistent with the Plan as may be determined by the Board. Any stock certificates for any Shares issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company in its sole discretion may deem advisable under the rules, regulations and other requirements of the SEC, any securities exchange on which the Common Stock may then be listed and any applicable federal or state securities law, and the Company in its sole discretion may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions.

17.5.	Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.6.	Governing Law

The Plan shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to the principles of conflicts of law thereof or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts. For purposes of resolving any dispute that arises directly or indirectly in connection with the Plan, each Participant, by virtue of receiving an Award, shall be deemed to have submitted to and consented to the exclusive jurisdiction of the Commonwealth of Massachusetts and to have agreed that any related litigation shall be conducted solely in the courts of Middlesex County, Massachusetts or the United States District Court for the District of Massachusetts, where the Plan is made and to be performed, and no other courts.

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17.7.	Section 409A

The Plan is intended to comply with Section 409A, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short- term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s Separation from Service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Board shall have any liability to any Participant for such tax or penalty.

17.8.	Separation from Service

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the applicable Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Participant, the actions that will be taken upon the occurrence of a Separation from Service, including accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.9.	Transferability of Awards

17.9.1.	Transfers in General

Except as provided in Section 17.9.2, no Award shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan.

17.9.2.	Family Transfers

If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.9.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights or (iii) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 17.9.2, any such Award shall continue to be subject to the same terms as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Participant in accordance with this Section 17.9.2 or by will or the laws of descent and distribution.

17.10.	Dividends and Dividend Equivalent Rights

If specified in the Award Agreement, the recipient of an Award may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award; provided, however, that no dividends or dividend equivalents may be paid or granted with respect to an Option or SAR or the Shares subject thereto until such Award has been exercised. The terms of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Participant may be paid currently or may be deemed to be reinvested in additional Shares or other securities of the Company at a price per unit equal to the Fair Market Value on the date that such dividend was paid to Stockholders. Notwithstanding the foregoing, in no event will dividends or dividend equivalents on any Award that is subject to vesting conditions (including the achievement of performance criteria) be payable before the Award has become vested.

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17.11.	Data Protection

A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the collection and processing of personal data relating to the Participant so that the Company and the Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data shall include data about participation in the Plan and Shares offered or received, purchased or sold under the Plan and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

17.12.	Plan Construction

In the Plan, unless otherwise stated, the following uses apply: (i) references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time; (ii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”; (iii)  indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company; (iv) the words “include,” “includes” and “including” (and the like) mean “include, without limitation,” “includes, without limitation” and “including, without limitation” (and the like), respectively; (v) all references to articles and sections are to articles and sections in the Plan; (vi) all words used shall be construed to be of such gender or number as the circumstances and context require; (vii) the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions; (viii) any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and (ix) all accounting terms not specifically defined shall be construed in accordance with GAAP.

Adopted by the Board:	March 31, 2017
Approved by the Stockholders:	June 13, 2017
Amended by the Stockholders:	June 18, 2019
Amended by the Stockholders:	June 16, 2020
Amended by the Stockholders:	June 16, 2021
Scheduled Termination Date:	June 13, 2027

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Appendix B

ANIKA THERAPEUTICS, INC.

2022 ANNUAL MEETING OF STOCKHOLDERS

RULES OF CONDUCT AND PROCEDURES

Welcome to the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Anika Therapeutics, Inc. (the “Company”). In the interest of providing a fair and informative Annual Meeting, participants are required to honor the following Rules of Conduct and Procedures:

1.	The Company’s bylaws describe requirements for meetings of our stockholders, and the Annual Meeting will be conducted consistent with those requirements.

2.	The Company’s Chief Executive Officer will serve as the chair of the Annual Meeting (the “Chair”) and will have the authority and discretion necessary to preside over the Annual Meeting, including following adjournment of the formal business of the Annual Meeting. In the event of disorder, technical malfunction or any other issue that disrupts the Annual Meeting, the Chair may adjourn, recess or expedite the Annual Meeting or may take any other action that she determines is appropriate in light of the circumstances. In the event of any question of conduct or procedures that is not addressed expressly and clearly by these Rules of Conduct and Procedure, the Chair is authorized to address the question in the manner she determines, in her reasonable judgment, to be in the best interest of conducting a fair and informative Annual Meeting consistent with the purposes of the Annual Meeting.

3.	The Annual Meeting is a virtual-only meeting. The live audio webcast of the Annual Meeting will be available for listening by the general public, but participation in the Annual Meeting, including voting shares and submitting questions, will be limited to stockholders.

4.	Participants may access a live webcast of the Annual Meeting, and stockholders may submit questions and vote their shares, at www.virtualshareholdermeeting.com/ANIK2022.

5.	Each stockholder of record as of 5:00 p.m., Eastern time, on April 13, 2022 may log into the webcast by entering the control number included on the Notice of Internet Availability of Proxy Materials or proxy card received from the Company. If you have voted your shares prior to the start of the Annual Meeting, your vote has been received by the Company’s inspector of elections and there is no need to vote those shares during the Annual Meeting, unless you wish to revoke or change your vote.

6.	The Meeting will begin at 9:00 a.m., Eastern time, on June 8, 2022. The only business to be conducted at the Annual Meeting will consist of the consideration of, and voting on, the proposals set forth in the Proxy Statement. These proposals will be considered sequentially at the Annual Meeting, in the order they are enumerated and set forth in the Proxy Statement.

7.	If a stockholder has a question about one of the agenda matters that is to be voted on at the Annual Meeting as set forth in the Proxy Statement, the question may be submitted in the field provided in the web portal at or before the time the matters are presented for consideration at the Annual Meeting. We will answer questions on any matters set forth in the Proxy Statement to be voted on by the stockholders at the Annual Meeting before voting is closed. During this period, the Company will not permit discussions or questions that are not relevant or pertinent to the agenda matter then being discussed, as determined by the Chair in her reasonable judgment.
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8.	Following adjournment of the formal business of the Annual Meeting, the Company will address appropriate general business-related questions as time allows from stockholders regarding the Company. The following rules will apply to this process:

a.	To ensure that as many stockholders as possible are able to ask questions, each stockholder will be permitted to submit no more than two questions. Questions must be succinct and cover a single topic.

i.	Questions from multiple stockholders related to the same topic, or that are otherwise related, may be grouped and answered together.

ii.	Any second question from a stockholder will be deferred until such time as all appropriate first questions from stockholders have been addressed.

iii.	If more questions are presented than time permits to be answered, the Chair shall determine, in her discretion, which questions the Company will answer.

b.	The views, questions and constructive comments of all stockholders are valued and welcomed. The purpose of the Annual Meeting must be observed, however, and the Company will not permit questions that:

i.	are not relevant or pertinent to the business of the Company;

ii.	are related to material non-public information of the Company;

iii.	are related to pending or threatened litigation or investigations;

iv.	are in furtherance of a stockholder’s personal or business interests;

v.	are repetitious of statements made by another stockholder;

vi.	are related to personal grievances;

vii.	include derogatory references to individuals or are otherwise in bad taste; or

viii.	are out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair in her reasonable judgment.

9.	If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at investorrelations@anika.com.

10.	Recording of the Annual Meeting is prohibited without the prior written permission of the Company. A webcast playback of the Annual Meeting will be available at https://ir.anika.com/annual-reports-and-proxies within approximately 24 hours after the completion of the Annual Meeting and will remain publicly available for ninety (90) days after the Annual Meeting. The webcast playback will include each stockholder question addressed during the Annual Meeting.

11.	A violation of any of the above conduct requirements will be cause for dismissal from the Annual Meeting.

THANK YOU FOR YOUR COOPERATION AND FOR JOINING THE ANNUAL MEETING.

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D80250 - P68617 1b. Glenn R. Larsen, Ph.D. 1a. Cheryl R. Blanchard, Ph.D. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. Approval of the amendment to the Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan. 3. Ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm. 4. Advisory vote on the compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. Election of Directors Nominee: For Against Abstain ANIKA THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: ANIKA THERAPEUTICS, INC. ATTN: DAVID COLLERAN 32 WIGGINS AVE. BEDFORD, MA 01730 ! ! ! ! ! ! For Against Abstain ! ! ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www . proxyvote . com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p . m . Eastern Time on June 7 , 2022 for shares held directly and by 11 : 59 p . m . Eastern Time on June 5 , 2022 for shares held in a Plan . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form . During The Meeting - Go to www . virtualshareholdermeeting . com/ANIK 2022 You may attend the meeting via the Internet and vote during the meeting . Have the information that is printed in the box marked by the arrow available and follow the instructions . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p . m . Eastern Time on June 7 , 2022 for shares held directly and by 11 : 59 p . m . Eastern Time on June 5 , 2022 for shares held in a Plan . Have your proxy card in hand when you call and then follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 . SCAN TO VIEW MATERIALS & VOTE 

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D80251 - P68617 ANIKA THERAPEUTICS, INC. Annual Meeting of Stockholders June 8, 2022, 9:00 AM This proxy is solicited on behalf of the Board of Directors The undersigned, having received notice of the Annual Meeting of Stockholders and the Proxy Statement furnished herewith, revoking all prior proxies, hereby appoints Dr . Cheryl R . Blanchard, Mr . David B . Colleran and Mr . Michael L . Levitz, and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock which the undersigned would be entitled to vote, if personally present, at the 2022 Annual Meeting of Stockholders of Anika Therapeutics, Inc . (the "Company") to be held live via webcast at www . virtualshareholdermeeting . com/ANIK 2022 on Wednesday, June 8 , 2022 , at 9 : 00 a . m . , local time, and at any adjournment or postponement thereof, with respect to the matters set forth on the reverse side . Any proxy may be revoked by a stockholder by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company before the taking of the vote at the 2022 Annual Meeting, by properly casting a new vote via the Internet or Telephone at any time before the closure of the Internet or Telephone facilities . Attendance of the stockholder at the meeting or any adjournment or postponement thereof will not in and of itself constitute revocation of this proxy . This proxy, when properly executed, will be voted in the manner directed herein . If no such direction is made, this proxy will be voted "FOR" the election of each of the directors and "FOR" items 2 , 3 , and 4 , in each case, in accordance with the Board of Directors' recommendations, and voted in accordance with the discretion of the persons named as proxies on any other matters that may properly come before the Annual Meeting . Continued and to be signed on reverse side